CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

6.125% Senior Notes due 2023	$525,000,000	105.25%	$552,562,500	$71,171.00

(1)
Calculated in accordance with Rule 457(o) and (r) under the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-177552

PROSPECTUS SUPPLEMENT
(To prospectus dated September 28, 2012)

$525,000,000

United Rentals (North America), Inc.

6.125% Senior Notes due 2023

We are offering $525 million of 6.125% Senior Notes due 2023, which we refer to as the reopened notes. The reopened notes will have identical terms, be fungible with and be part of a single series of senior debt securities with the $400,000,000 principal amount of 6.125% Senior Notes due 2023, which we refer to as the original notes, issued on October 30, 2012 and described in our prospectus supplement dated October 25, 2012. We refer to the reopened notes and original notes together as the notes. The outstanding principal amount of the notes, after issuance of the reopened notes, will be $925 million. We will pay interest on the reopened notes semi-annually in cash in arrears on June 15 and December 15 of each year, starting on June 15, 2014. The notes will mature on June 15, 2023.

We may redeem some or all of the notes on or after December 15, 2017, at the redemption prices set forth in this prospectus supplement, plus accrued and unpaid interest, if any, to the redemption date. We may also redeem some or all of the notes at any time prior to December 15, 2017, at a price equal to 100% of the aggregate principal amount of the notes to be redeemed, plus a make-whole premium and accrued and unpaid interest, if any, to the redemption date. In addition, at any time on or prior to December 15, 2015, we may redeem up to 35% of the aggregate principal amount of the notes with the net cash proceeds of certain equity offerings at a price equal to 106.125% of the aggregate principal amount of the notes plus accrued and unpaid interest, if any, to the redemption date.

The notes will be our unsecured senior obligations and will rank equally with all our existing and future senior indebtedness, effectively junior to any of our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness and senior in right of payment to any of our existing and future subordinated indebtedness. Our obligations under the notes will be guaranteed on a senior unsecured basis by our parent company, United Rentals, Inc., and, subject to limited exceptions, our current and future domestic subsidiaries. The guarantees will rank equally with all of the guarantors' existing and future senior indebtedness, effectively junior to any existing and future secured debt of the guarantors to the extent of the value of the assets securing such debt and senior in right of payment to any existing and future subordinated indebtedness of the guarantors. Our foreign subsidiaries will not be guarantors. The notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

For a more detailed description of the notes, see "Description of the Notes."

The notes offered by this prospectus supplement will not be listed on any securities exchange. Currently, there is no public market for the notes.

Investing in the notes involves risks. See "Risk Factors" beginning on page S-12 of this prospectus supplement and "Item 1A—Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein.

	Per Reopened Note	Total
Public offering price(1)	105.25%	$552,562,500
Underwriting discounts and commissions	1.25%	$6,562,500
Proceeds, before expenses, to us(1)	104.00%	$546,000,000

(1)
Public offering price and proceeds, before expenses, to us do not include the amount of accrued interest on the reopened notes offered hereby from December 15, 2013 to but excluding, the delivery date. All pre-issuance accrued interest from December 15, 2013 will be paid by the purchasers of the reopened notes offered hereby. On June 15, 2014, we will pay this pre-issuance accrued interest to the holders of the reopened notes offered hereby on the applicable record date along with interest accrued on the reopened notes offered hereby from the date of delivery to the interest payment date. Interest on the reopened notes will accrue from December 15, 2013.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The reopened notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants on or about March 26, 2014.

Joint Book-Running Managers

MORGAN STANLEY
BOFA MERRILL LYNCH
WELLS FARGO SECURITIES
CITIGROUP
BARCLAYS
CREDIT SUISSE
DEUTSCHE BANK SECURITIES

Co-Managers

SCOTIABANK	HSBC	MITSUBISHI UFJ SECURITIES	J.P. MORGAN

The date of this prospectus supplement is March 12, 2014

Prospectus Supplement

        We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. This prospectus supplement and the accompanying prospectus are an offer to sell only the reopened notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of reopened notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

        Unless otherwise indicated or the context otherwise requires, (1) the term "URNA" refers to United Rentals (North America), Inc., the issuer of the notes, and not to any of its subsidiaries, (2) the term "Holdings" refers to United Rentals, Inc., the parent of URNA and a guarantor of the notes, and not to any of its subsidiaries, and (3) the terms "United Rentals," "we," "us," our," "our company" or "the Company" refer to Holdings and its subsidiaries.

        We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the reopened notes in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein is accurate or complete as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION

        We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any documents filed by us with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our filings with the SEC are also available to the public through the SEC's Internet website at http://www.sec.gov.

        We also make available on our Internet website, free of charge, our annual, quarterly and current reports, including any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is http://www.ur.com. The information contained on our website is not incorporated by reference into this document.

        We have filed with the SEC a registration statement on Form S-3 relating to the notes offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are parts of the registration statement and do not contain all of the information in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement and the documents incorporated by reference herein for a copy of that contract or other document. You may review a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C., as well as through the SEC's Internet website listed above.

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 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC's rules allow us to "incorporate by reference" the documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement will automatically update and, where applicable, supersede any information contained in this prospectus supplement.

        We incorporate by reference into this prospectus supplement the following documents or information filed by us with the SEC (other than, in each case, documents (or portions thereof) or information deemed to have been furnished and not filed in accordance with SEC rules and regulations):

  (1)
  Annual report on Form 10-K for the fiscal year ended December 31, 2013, filed on January 22, 2014 (the "Annual Report");

  (2)
  Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders on Wednesday, May 8, 2013 and filed on March 27, 2013;

  (3)
  Current report on Form 8-K, dated January 21, 2014 and filed on January 22, 2014 (but only with respect to Items 1.02 and 8.01);

  (4)
  Current report on Form 8-K, dated March 7, 2014 and filed on March 10, 2014; and

  (5)
  All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement until we sell all of the securities that may be offered by this prospectus supplement.

        We will provide, free of charge, to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement, excluding exhibits to those documents, unless such exhibits are specifically incorporated by reference into those documents. You can request those documents from United Rentals, Inc. at 100 First Stamford Place, Suite 700, Stamford, Connecticut, 06902, Attention: Corporate Secretary, telephone number (203) 622-3131.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "seek," "on-track," "plan," "project," "forecast," "intend" or "anticipate," or the negative thereof or comparable terminology, or by discussions of strategy or outlook. You are cautioned that our business and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, our actual results may differ materially from those projected.

        Factors that could cause our actual results to differ materially from those projected include, but are not limited to, the following:

  •
  the possibility that RSC Holdings Inc. ("RSC") and National Pump (as defined below) or other companies or assets that we have acquired or may acquire, in our specialty business or otherwise, could have undiscovered liabilities or involve other unexpected costs, may strain our management capabilities or may be difficult to integrate;

  •
  a change in the pace of the recovery in our end markets; our business is cyclical and highly sensitive to North American construction and industrial activities; although we have recently experienced an upturn in rental activity, there is no certainty this trend will continue; if the pace of the recovery

S-iii

    slows or construction activity declines, our revenues and, because many of our costs are fixed, our profitability may be adversely affected;

  •
  our significant indebtedness (which totaled $7.2 billion at December 31, 2013) requires us to use a substantial portion of our cash flow for debt service and can constrain our flexibility in responding to unanticipated or adverse business conditions;

  •
  inability to refinance our indebtedness at terms that are favorable to us, or at all;

  •
  incurrence of additional debt, which could exacerbate the risks associated with our current level of indebtedness;

  •
  noncompliance with financial or other covenants in our debt agreements, which could result in our lenders terminating our credit facilities and requiring us to repay outstanding borrowings;

  •
  restrictive covenants and amount of borrowings permitted in our debt instruments, which can limit our financial and operational flexibility;

  •
  inability to benefit from government spending, including spending associated with infrastructure projects;

  •
  fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated;

  •
  rates we charge and time utilization we achieve being less than anticipated;

  •
  inability to manage credit risk adequately or to collect on contracts with a large number of customers;

  •
  inability to access the capital that our businesses or growth plans may require;

  •
  incurrence of impairment charges;

  •
  the fact that our holding company structure requires us to depend in part on distributions from subsidiaries and such distributions could be limited by contractual or legal restrictions;

  •
  increases in our loss reserves to address business operations or other claims and any claims that exceed our established levels of reserves;

  •
  incurrence of additional expenses (including indemnification obligations) and other costs in connection with litigation, regulatory and investigatory matters;

  •
  the outcome or other potential consequences of regulatory matters and commercial litigation;

  •
  shortfalls in our insurance coverage;

  •
  our charter provisions as well as provisions of certain debt agreements and our significant indebtedness may have the effect of making more difficult or otherwise discouraging, delaying or deterring a takeover or other change of control of us;

  •
  turnover in our management team and inability to attract and retain key personnel;

  •
  costs we incur being more than anticipated, and the inability to realize expected savings in the amounts or time frames planned;

  •
  dependence on key suppliers to obtain equipment and other supplies for our business on acceptable terms;

  •
  inability to sell our new or used fleet in the amounts, or at the prices, we expect;

  •
  competition from existing and new competitors;

S-iv

  •
  disruptions in our information technology systems;

  •
  the costs of complying with environmental, safety and foreign law and regulations;

  •
  labor disputes, work stoppages or other labor difficulties, which may impact our productivity, and potential enactment of new legislation or other changes in law affecting our labor relations or operations generally;

  •
  increases in our maintenance and replacement costs and/or decreases in the residual value of our equipment; and

  •
  other factors discussed in the section titled "Risk Factors" of this prospectus supplement and the section titled "Item 1A—Risk Factors" and elsewhere in our most recent Annual Report on Form 10-K.

        We make no commitment to revise or update any forward-looking statement in order to reflect events or circumstances after the date any such statement is made.

INDUSTRY AND MARKET DATA

        We obtained the industry, market and competitive position data used throughout this prospectus supplement and in the documents incorporated by reference herein from our own internal estimates and research, as well as from industry publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these publications, studies and surveys is reliable, we have not independently verified industry, market and competitive position data from third-party sources. While we believe our internal business research is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source.

S-v

SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This summary does not contain all the information you should consider before investing in the reopened notes. You should read this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, including the financial data and related notes, before making an investment decision.

Our Company

        United Rentals is the largest equipment rental company in the world. Our customer service network consists of 832 rental locations in the United States and Canada as well as centralized call centers and online capabilities. We offer approximately 3,100 classes of equipment for rent to construction and industrial companies, manufacturers, utilities, municipalities, homeowners, government entities and other customers. In 2013, we generated total revenue of $5.0 billion, including $4.2 billion of equipment rental revenue.

        As of December 31, 2013, our fleet of rental equipment included approximately 410,000 units. The total original equipment cost of our fleet ("OEC"), based on the initial consideration paid, was $7.7 billion at December 31, 2013. The fleet includes:

  •
  General construction and industrial equipment, such as backhoes, skid-steer loaders, forklifts, earthmoving equipment and materials handling equipment. In 2013, general construction and industrial equipment accounted for approximately 44 percent of our equipment rental revenue;

  •
  Aerial work platforms, such as boom lifts and scissor lifts. In 2013, aerial work platforms accounted for approximately 36 percent of our equipment rental revenue;

  •
  General tools and light equipment, such as pressure washers, water pumps and power tools. In 2013, general tools and light equipment accounted for approximately 9 percent of our equipment rental revenue;

  •
  Power and HVAC (heating, ventilating and air conditioning) equipment, such as portable diesel generators, electrical distribution equipment, and temperature control equipment. In 2013, power and HVAC equipment accounted for approximately 6 percent of our equipment rental revenue; and

  •
  Trench safety equipment, such as trench shields, aluminum hydraulic shoring systems, slide rails, crossing plates, construction lasers and line testing equipment for underground work. In 2013, trench safety equipment accounted for approximately 5 percent of our equipment rental revenue.

        In addition to renting equipment, we sell new and used equipment as well as related parts and service, and contractor supplies.

        Our principal executive offices are located at 100 First Stamford Place, Suite 700, Stamford, Connecticut, 06902, and our telephone number is (203) 622-3131.

Pending National Pump Acquisition

        On March 7, 2014, we entered into an asset purchase agreement to purchase substantially all the assets of a specialty pump and industrial equipment rental businesses, which we refer to as National Pump. National Pump is a leading supplier of pumps for energy and petrochemical customers, with a total of 35 branches, including four in Western Canada. We believe National Pump will offer significant cross-selling opportunities with both our and National Pump's customer bases in the large and high growth pump rental segment.

        National Pump was founded in 2007 and its revenue has grown at over 50% annually from 2010 through 2013. Pursuant to the National Pump Acquisition (as defined herein), we will acquire assets that, for the twelve months ended February 28, 2014, generated revenue of $211 million, net income of $69 million and adjusted EBITDA of $103 million, representing an adjusted EBITDA margin of 49% on a fleet with an original equipment cost of $215 million. See "The National Pump Acquisition and Concurrent Notes Offering" for a discussion of (i) the proposed acquisition and (ii) EBITDA and adjusted EBITDA, and a reconciliation of National Pump EBITDA and adjusted EBITDA to net income. The combined financial information provided herein for the assets being acquired in the National Pump Acquisition has not been audited or reviewed.

Concurrent Notes Offering

        Concurrently with the offering of the notes, we are offering $850 million principal amount of Senior Notes due 2024 (the "Concurrent Notes"). We expect to use a portion of the net proceeds from the Concurrent Notes offering to finance in part the cash portion of the purchase price for the National Pump Acquisition and to pay related costs and expenses. We expect to apply the remaining net proceeds to the repayment of approximately $138 million of borrowings and fees under our secured asset-based revolving credit facility (the "ABL Facility").

        If (i) the National Pump Acquisition is not consummated on or before the date that is 45 days after the date the Concurrent Notes are issued (or, if such day is not a business day, then the next succeeding business day) (the "Acquisition Deadline"), (ii) URNA has determined that the National Pump Acquisition will not be consummated on or before the Acquisition Deadline and gives the trustee for the Concurrent Notes a written notice to that effect, or (iii) the National Pump Asset Purchase Agreement (as defined herein) is terminated in accordance with its terms or by agreement of the parties thereto, if the National Pump Acquisition has not been consummated, we will be required to redeem the Concurrent Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but not including, the Special Mandatory Redemption Date. The "Special Mandatory Redemption Date" means the earliest to occur of (i) the Acquisition Deadline, if the National Pump Acquisition is not consummated on or before such date, (ii) the 10th business day following written notification by URNA to the trustee for the Concurrent Notes that URNA has determined that the National Pump Acquisition will not be consummated on or before the Acquisition Deadline, and (iii) the 10th business day following the termination of the National Pump Asset Purchase Agreement, if the National Pump Acquisition has not been consummated.

        This offering is not conditioned upon the Concurrent Notes offering and no assurances can be made that the Concurrent Notes will be issued. If we do not issue the Concurrent Notes, we may still issue the reopened notes offered hereby. In addition, if we do not issue the reopened notes offered hereby, we may proceed to issue the Concurrent Notes.

Redemption of 10 1/4% Senior Notes

        On January 21, 2014, URNA redeemed all of the outstanding $200 million principal amount of its 10 1/4% Senior Notes due 2019 at a redemption price equal to 112.925% of the principal amount thereof. The Company financed the redemption with borrowings of approximately $226 million under the agreement governing our ABL facility.

Business Strategy

        For the past several years, we have executed a strategy focused on improving the profitability of our core rental business through revenue growth, margin expansion and operational efficiencies. In particular, we have focused on customer segmentation, customer service differentiation, rate management, fleet management and cost control.

        Our strategy calls for:

  •
  An increasing proportion of revenue derived from key accounts, a group that includes national accounts and strategic accounts, among others;

  •
  A consistently superior standard of service to customers, often provided through a single point of contact;

  •
  A targeted presence in industrial and specialty rental markets. We expect to continue to expand our trench safety, power and HVAC (also referred to as "specialty") footprint, as well as our tools offering, and to cross-sell these services throughout our network. We believe that the expansion of our specialty business will further position United Rentals as a single source provider of total jobsite solutions through our extensive product and service resources and technology offerings;

  •
  The further optimization of our customer mix and fleet mix, with a dual objective: to enhance our performance in serving our current customer base, and to focus on the accounts and customer types that are best suited to our strategy for profitable growth. We believe these efforts will lead to even better service of our target accounts, primarily large construction and industrial customers, as well as select local contractors. Our fleet teams will use similar analyses to identify trends in equipment categories and define action plans that can generate improved returns; and

  •
  The implementation of "Lean" management techniques, including kaizen processes focused on continuous improvement, through a program we call Operation United 2. Having completed eight branch pilots in late 2013, we are now in the early stages of launching this program across our branch network, with the objectives of: reducing the cycle time associated with renting our equipment to customers; improving invoice accuracy and service quality; reducing the elapsed time for equipment pickup and delivery; and improving the effectiveness and efficiency of our repair and maintenance operations.

Competitive Advantages

        We believe that we benefit from the following competitive advantages:

        Large and Diverse Rental Fleet.    Our large and diverse fleet allows us to serve large customers that require substantial quantities and/or wide varieties of equipment. We believe our ability to serve such customers should allow us to improve our performance and enhance our market leadership position.

        We manage our rental fleet, which is the largest and most comprehensive in the industry, utilizing a life-cycle approach that focuses on satisfying customer demand and optimizing utilization levels. As part of this life-cycle approach, we closely monitor repair and maintenance expense and can anticipate, based on our extensive experience with a large and diverse fleet, the optimum time to dispose of an asset. Our fleet age, which is calculated on an OEC-weighted basis, was 45.2 months at December 31, 2013. At December 31, 2013, 92 percent of our fleet was current on its manufacturer's recommended maintenance.

        Significant Purchasing Power.    We purchase large amounts of equipment, contractor supplies and other items, which enables us to negotiate favorable pricing, warranty and other terms with our vendors.

        National Account Program.    Our national account sales force is dedicated to establishing and expanding relationships with large companies, particularly those with a national or multi-regional presence. We offer our national account customers the benefits of a consistent level of service across North America, a wide selection of equipment and a single point of contact for all their equipment needs. Establishing a single point of contact for our key accounts helps us to provide customer service management that is more consistent and satisfactory. During the year ended December 31, 2013, 61 percent of our equipment rental revenues were derived from accounts, including National Accounts and other key accounts, that are managed by a single point of contact.

        Operating Efficiencies.    We benefit from the following operating efficiencies:

  •
  Equipment Sharing Among Branches.  We generally group our branches into districts of five to 10 locations that are in the same geographic area. Our districts are generally grouped into regions of five to seven districts. Each branch within a region can access equipment located elsewhere in the region. This sharing increases equipment utilization because equipment that is idle at one branch can be marketed and rented through other branches. Additionally, fleet sharing allows us to be more disciplined with our capital spend.

  •
  Customer Care Center.  We have a Customer Care Center ("CCC") with locations in Tampa, Florida and Charlotte, North Carolina that handles all 1-800-UR-RENTS telephone calls. The CCC handles many of the 1-800-UR-RENTS telephone calls without having to route them to individual branches, and allows us to provide a more uniform quality experience to customers, manage fleet sharing more effectively and free up branch employee time.

  •
  Consolidation of Common Functions.  We reduce costs through the consolidation of functions that are common to our branches, such as accounts payable, payroll, benefits and risk management, information technology and credit and collection.

        Information Technology Systems.    We have a wide variety of information technology systems, some proprietary and some licensed, that supports our operations. This information technology infrastructure facilitates our ability to make rapid and informed decisions, respond quickly to changing market conditions and share rental equipment among branches. We have an in-house team of information technology specialists that supports our systems.

        Strong Brand Recognition.    As the largest equipment rental company in the world, we have strong brand recognition, which helps us to attract new customers and build customer loyalty.

        Geographic and Customer Diversity.    We have 832 rental locations in 49 states and 10 Canadian provinces and serve customers that range from Fortune 500 companies to small businesses and homeowners. We believe that our geographic and customer diversity provides us with many advantages including:

  •
  enabling us to better serve National Account customers with multiple locations;

  •
  helping us achieve favorable resale prices by allowing us to access used equipment resale markets across North America; and

  •
  reducing our dependence on any particular customer.

        Strong and Motivated Branch Management.    Each of our full-service branches has a branch manager who is supervised by a district manager. We believe that our managers are among the most knowledgeable and experienced in the industry, and we empower them, within budgetary guidelines, to make day-to-day decisions concerning branch matters. Each regional office has a management team that monitors branch, district and regional performance with extensive systems and controls, including performance benchmarks and detailed monthly operating reviews.

        Employee Training Programs.    We are dedicated to providing training and development opportunities to our employees. In 2013, our employees enhanced their skills through over 315,000 hours of training, including safety training, sales and leadership training, equipment-related training from our suppliers and online courses covering a variety of relevant subjects.

        Risk Management and Safety Programs.    Our risk management department is staffed by experienced professionals directing the procurement of insurance, managing claims made against the Company, and developing loss prevention programs to address workplace safety, driver safety and customer safety. The department's primary focus is on the protection of our employees and assets, as well as protecting the Company from liability for accidental loss.

The Offering

Issuer	United Rentals (North America), Inc.
Reopened Notes Offered	$525 million aggregate principal amount of 6.125% Senior Notes due 2023.
Total Aggregate Amount of Notes Outstanding Upon Completion of this Offering	$925 million (of which $400 million was issued on October 30, 2012).
Maturity	June 15, 2023.
Interest	6.125% per annum, payable semi-annually in cash in arrears on June 15 and December 15. The next interest payment date is June 15, 2014. Interest will accrue from December 15, 2013.
Ranking

The notes will be general unsecured senior obligations of URNA and will rank equally with all of URNA's existing and future senior indebtedness, effectively junior to any of URNA's existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness and senior in right of payment to any of URNA's existing and future subordinated indebtedness.

As of December 31, 2013, on an as adjusted basis, after giving effect to (i) the redemption of $200 million principal amount of 10 1/4% Senior Notes due 2019 on January 21, 2014, (ii) additional borrowings of approximately $226 million under the ABL facility to finance such redemption, (iii) the issuance of the Concurrent Notes and related guarantees and the assumed application of the net proceeds thereof as described in the related prospectus supplement dated the date hereof and (iv) the issuance of the reopened notes and the guarantees and the assumed application of the net proceeds thereof as described under "Use of Proceeds," the reopened notes would have ranked (1) equally with approximately $4.0 billion principal amount of URNA's other unsecured senior obligations, comprised of $400 million principal amount of original notes, $850 million principal amount of the Concurrent Notes, $650 million principal amount of 8 1/4% Senior Notes due 2021, $1,325 million principal amount of 7 5/8% Senior Notes due 2022 and $750 million principal amount of 7 3/8% Senior Notes due 2020; (2) effectively junior to approximately $2.1 billion of URNA's secured obligations, comprised of (i) $1,064 million of outstanding borrowings of URNA under the ABL facility (excluding $1,054 million of additional borrowing capacity), (ii) $750 million principal amount of 5 3/4% Senior Secured Notes due 2018, (iii) URNA's guarantee obligations in respect of $130 million of the outstanding borrowings of one of our guarantor subsidiaries under the ABL facility and (iv) $112 million in capital leases; (3) senior in right of payment to approximately $750 million principal amount of URNA's 8 3/8% Senior Subordinated Notes due 2020; and (4) effectively junior to (i) $430 million of indebtedness of our special purpose vehicle in connection with the accounts receivable securitization facility and (ii) $8 million of capital leases of our subsidiaries that are not guarantors. Most of URNA's U.S. receivable assets have been sold to a bankruptcy remote special purpose entity in connection with our accounts receivable securitization facility (the accounts receivable in the collateral pool being the lenders' only source of payment under that facility).

See "Capitalization."
Guarantees

The reopened notes will be guaranteed on a senior unsecured basis by Holdings and, subject to limited exceptions, URNA's current and future domestic subsidiaries. The guarantees will be unsecured senior obligations of the guarantors and rank equally with all of the existing and future unsecured senior debt of the guarantors and senior to all existing and future subordinated debt of the guarantors. The guarantees will effectively rank junior to any existing and future secured debt of the guarantors to the extent of the value of the assets securing such debt. The reopened notes will not be guaranteed by URNA's foreign or unrestricted subsidiaries. As of December 31, 2013, URNA's unrestricted subsidiaries represented 6% of Holdings' total assets and had no revenue.

As of December 31, 2013, on an as adjusted basis after giving effect to (i) the redemption of $200 million principal amount of 10 1/4% Senior Notes due 2019 on January 21, 2014, (ii) additional borrowings of approximately $226 million under the ABL facility to finance such redemption, (iii) the issuance of the Concurrent Notes and related guarantees and the assumed application of the net proceeds thereof as described in the related prospectus supplement dated the date hereof and (iv) the issuance of the reopened notes and the guarantees and the assumed application of the net proceeds thereof as described under "Use of Proceeds," the guarantees of the reopened notes would have ranked (1) equally with approximately $4.1 billion of the guarantors' other unsecured senior obligations, comprising (i) in the case of Holdings, $156 million principal amount of 4% Convertible Senior Notes due 2015 and (ii) the guarantors' guarantee obligations in respect of (a) $400 million principal amount of original notes, (b) $850 million principal amount of the Concurrent Notes, (c) $650 million principal amount of URNA's 8 1/4% Senior Notes due 2021, (d) $1,325 million principal amount of URNA's 7 5/8% Senior Notes due 2022 and (e) $750 million principal amount of URNA's 7 3/8% Senior Notes due 2020; (2) effectively junior to approximately $2.1 billion of the guarantors' secured obligations, comprising (i) $130 million of outstanding borrowings of one of our guarantor subsidiaries under the ABL facility, (ii) the guarantors' guarantee obligations in respect of $1,064 million of our outstanding borrowings under the ABL facility, (iii) the guarantors' guarantee obligations in respect of $750 million principal amount of URNA's 5 3/4% Senior Secured Notes due 2018 and (iv) $112 million in capital leases; (3) senior in right of payment to the guarantors' guarantee obligations in respect of $750 million principal amount of URNA's 8 3/8% Senior Subordinated Notes due 2020 and (4) effectively junior to (i) $430 million of indebtedness of our special purpose vehicle in connection with the accounts receivable securitization facility and (ii) $8 million of capital leases of our subsidiaries that are not guarantors. With the exception of $156 million principal amount of unsecured senior indebtedness of Holdings, all of the unsecured senior and secured senior obligations of the guarantors are also obligations of URNA.

The non-guarantor subsidiaries of URNA accounted for approximately $355 million, or 15%, and $691 million, or 14%, of our adjusted EBITDA and total revenues, respectively, for the year ended December 31, 2013. The non-guarantor subsidiaries of URNA accounted for approximately $1,793 million, or 16%, and $598 million, or 6%, of our total assets and total liabilities, respectively, at December 31, 2013.

Optional Redemption

URNA may, at its option, redeem some or all of the notes at any time on or after December 15, 2017 at the redemption prices listed under "Description of the Notes—Optional Redemption," plus accrued and unpaid interest, if any, to the redemption date.

At any time prior to December 15, 2017, URNA may redeem some or all of the notes at a price equal to 100% of the aggregate principal amount of the notes to be redeemed, plus a "make-whole" premium and accrued and unpaid interest, if any, to the redemption date.

In addition, at any time on or prior to December 15, 2015, URNA may, at its option, on one or more occasions, redeem up to 35% of the aggregate principal amount of the notes with the net cash proceeds of certain equity offerings, at a price equal to 106.125% of the aggregate principal amount of the notes redeemed plus accrued and unpaid interest, if any, to the redemption date. See "Description of the Notes—Optional Redemption."

Change of Control

If we experience specific kinds of change of control events, we must offer to repurchase or redeem the notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date. See "Description of the Notes—Change of Control."

Certain Covenants

The indenture governing the notes contains certain covenants applicable to URNA and its restricted subsidiaries, including limitations on: (1) liens; (2) indebtedness; (3) mergers, consolidations and acquisitions; (4) sales, transfers and other dispositions of assets; (5) loans and other investments; (6) dividends and other distributions, stock repurchases and redemptions and other restricted payments; (7) restrictions affecting subsidiaries; (8) transactions with affiliates; and (9) designations of unrestricted subsidiaries. Each of these covenants is subject to important exceptions and qualifications. See "Description of the Notes—Certain Covenants" and "Description of the Notes—Consolidation, Merger, Sale of Assets, etc."

Use of Proceeds	We anticipate that we will receive approximately $544.9 million in net proceeds from the sale of the reopened notes,

after underwriting discounts and commissions and payment of estimated fees and expenses. We expect to use the net proceeds from this offering and cash on hand to redeem $500 million principal amount of our 9 1/4% Senior Notes due 2019 at a redemption price that is currently estimated to be 110.393% and to pay related expenses. See "Use of Proceeds."

For information regarding our outstanding senior indebtedness, including maturity and applicable interest rates, see "Capitalization" and note 12 to our consolidated financial statements for the year ended December 31, 2013, which are incorporated by reference herein.

Book-Entry Form

The notes will be issued in book-entry form and will be represented by one or more global securities registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"). Beneficial interests in the notes will be evidenced by, and transfers will be effected only through, records maintained by participants in DTC.

No Listing

The original notes are not listed on any securities exchange or any automated dealer quotation system, and we do not intend to list the reopened notes on any national securities exchange or automated dealer quotation system. The underwriters have advised us that they currently intend to continue to make a market in the notes. However, they are not obligated to do so and any market making with respect to the notes may be discontinued without notice. Accordingly, we cannot assure you that a liquid market for the notes will be maintained.

Trustee	Wells Fargo Bank, National Association.
Governing Law	The notes and the indenture under which they will be issued will be governed by the laws of the State of New York.
Risk Factors

Investing in the notes involves risks. You should carefully consider the information under the section titled "Risk Factors" beginning on page S-13 and all other information contained or incorporated by reference in this prospectus supplement prior to investing in the notes. In particular, we urge you to carefully consider the information set forth in the section titled "Risk Factors" and in "Item 1A—Risk Factors" of our most recent Annual Report on Form 10-K for a description of certain risks you should consider before investing in the notes.

Summary Historical Financial Information of United Rentals

        The following table sets forth our summary historical financial data for the years, and as of the dates, indicated. The summary consolidated financial information for the years ended December 31, 2013, 2012 and 2011 and as of December 31, 2013 and 2012 has been derived from our audited consolidated financial statements and the notes to those statements and other information included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein. The summary consolidated financial information as of December 31, 2011 has been derived from our audited consolidated financial statements and the notes to those statements and other information included in our Annual Report on Form 10-K for the year ended December 31, 2012, which is not incorporated by reference herein. Our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 have been audited by Ernst & Young LLP, our independent registered public accounting firm, as set forth in their report thereon, which is incorporated by reference herein.

        On April 30, 2012, we acquired 100 percent of the outstanding common shares and voting interests of RSC Holdings Inc. ("RSC"). The results of RSC's operations have been included in our condensed consolidated financial statements since the acquisition date.

        Our historical financial data is not necessarily indicative of our future performance. Because the data in this table is only a summary and does not provide all of the data contained in our financial statements, the information should be read in conjunction with the sections titled "Use of Proceeds" and "Capitalization" in this prospectus supplement and "Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes thereto in our most recent Annual Report on Form 10-K. For more information about how to obtain copies of our Annual Report on Form 10-K for the year ended December 31, 2013, see "Where You Can Find More Information" in the forepart of this prospectus supplement.

	Year Ended December 31,
	2013	2012	2011
	(in millions)
Income statement data:
Total revenues	$4,955	$4,117	$2,611
Total cost of revenues	2,968	2,530	1,713

Gross profit	1,987	1,587	898
Selling, general and administrative expenses	642	588	407
RSC merger related costs	9	111	19
Restructuring charge	12	99	19
Non-rental depreciation and amortization	246	198	57

Operating income	1,078	591	396
Interest expense, net	475	512	228
Interest expense-subordinated convertible debenture	3	4	7
Other income, net	(5)	(13)	(3)

Income from continuing operations before provision for income taxes	605	88	164
Provision for income taxes	218	13	63

Net income	$387	$75	$101

	Year Ended December 31,
	2013	2012	2011
	(in millions)
Balance sheet data (as of December 31):
Total assets	$11,231	$11,026	$4,143
Total debt	7,173	7,309	2,987
Total stockholders' equity	1,828	1,543	64
Other financial data:
Adjusted EBITDA(1)	$2,293	$1,772	$929
Ratio of earnings to fixed charges	2.2x	1.2x	1.6x

(1)
EBITDA represents the sum of net income, provision for income taxes, interest expense, net, interest expense-subordinated convertible debenture, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of the RSC merger related costs, restructuring charge, stock compensation expense, net, the impact of the fair value mark-up of the acquired RSC fleet and inventory, and the gain on sale of software subsidiary. These items are excluded from adjusted EBITDA internally when evaluating our operating performance and allow investors to make a more meaningful comparison between our core business operating results over different periods of time, as well as with those of other similar companies. Management believes that EBITDA and adjusted EBITDA, when viewed with the Company's results under U.S. generally accepted accounting principles ("GAAP") and the accompanying reconciliations, provide useful information about operating performance and period-over-period growth, and provide additional information that is useful for evaluating the operating performance of our core business without regard to potential distortions. Additionally, management believes that EBITDA and adjusted EBITDA permit investors to gain an understanding of the factors and trends affecting our ongoing cash earnings, from which capital investments are made and debt is serviced. However, EBITDA and adjusted EBITDA are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income or cash flow from operating activities as indicators of operating performance or liquidity.

        The table below provides a reconciliation between net income and EBITDA and adjusted EBITDA:

	Year Ended December 31,
	2013	2012	2011
	(in millions)
Net income	$387	$75	$101
Provision for income taxes	218	13	63
Interest expense, net	475	512	228
Interest expense—subordinated convertible debentures	3	4	7
Depreciation of rental equipment	852	699	423
Non-rental depreciation and amortization	246	198	57

EBITDA	2,181	1,501	879

RSC merger related costs(1)	9	111	19
Restructuring charge(2)	12	99	19
Stock compensation expense, net(3)	46	32	12
Impact of the fair value mark-up of acquired RSC fleet and inventory(4)	44	37	—
Gain on sale of software subsidiary(5)	1	(8)	—

Adjusted EBITDA	$2,293	$1,772	$929

        The table below provides a reconciliation between net cash provided by operating activities and EBITDA and adjusted EBITDA:

	Year Ended December 31,
	2013	2012	2011
	(in millions)
Net cash provided by operating activities	$1,551	$721	$612
Adjustments for items included in net cash provided by operating activities but excluded from the calculation of EBITDA:
Amortization of deferred financing costs and original issue discounts	(21)	(23)	(22)
Gain on sales of rental equipment	176	125	66
Gain on sales of non-rental equipment	6	2	2
Gain on sale of software subsidiary(5)	(1)	8	—
RSC merger related costs(1)	(9)	(111)	(19)
Restructuring charge(2)	(12)	(99)	(19)
Stock compensation expense, net(3)	(46)	(32)	(12)
Loss on extinguishment of debt securities and ABL amendment(6)	(1)	(72)	(3)
Loss on retirement of subordinated convertible debentures	(2)	—	(2)
Changes in assets and liabilities	31	571	49
Cash paid for interest, including subordinated convertible debentures	461	371	203
Cash paid for income taxes, net	48	40	24

EBITDA	2,181	1,501	879

Add back:
RSC merger related costs(1)	9	111	19
Restructuring charge(2)	12	99	19
Stock compensation expense, net(3)	46	32	12
Impact of the fair value mark-up of acquired RSC fleet and inventory(4)	44	37	—
Gain on sale of software subsidiary(5)	1	(8)	—

Adjusted EBITDA	$2,293	$1,772	$929

(1)
This reflects transaction costs associated with the RSC acquisition.

(2)
This reflects severance costs and branch closure charges associated with the RSC acquisition and our closed restructuring program.

(3)
Represents non-cash, share-based payments associated with the granting of equity instruments.

(4)
This reflects additional costs recorded in cost of rental equipment sales, cost of equipment rentals, excluding depreciation, and cost of contractor supplies sales associated with the fair value mark-up of rental equipment and inventory acquired in the RSC acquisition. The costs relate to equipment and inventory acquired in the RSC acquisition and subsequently sold.

(5)
This reflects a gain recognized upon the sale of a former subsidiary that developed and marketed software.

(6)
This reflects losses on the extinguishment of certain debt securities and write-offs of debt issuance costs associated with the October 2011 amendment of our ABL facility.

RISK FACTORS

        Investing in the notes involves risks. You should carefully consider the risks described below and the risk factors incorporated by reference herein, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before you invest in the notes. Certain risks related to us and our business are contained in the section titled "Item 1A—Risk Factors" and elsewhere in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus supplement and the accompanying prospectus (and in any of our Annual or Quarterly Reports for a subsequent year or quarter that we file with the SEC and that are so incorporated). See "Where You Can Find More Information" on page S-iii of this prospectus supplement and in the accompanying prospectus for information about how to obtain a copy of these documents. The risks and uncertainties described below and incorporated by reference into this prospectus supplement and the accompanying prospectus are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition and results of operations could be materially affected. In that case, the value of the notes could decline substantially.

Risks Relating to Our Indebtedness

Our substantial indebtedness exposes us to various risks.

        At December 31, 2013, on an as adjusted basis after giving effect to (i) the redemption of $200 million principal amount of 10 1/4% Senior Notes due 2019 on January 21, 2014, (ii) additional borrowings of approximately $226 million under the ABL facility to finance such redemption, (iii) the issuance of the Concurrent Notes and related guarantees and the assumed application of the net proceeds thereof as described in the related prospectus supplement dated the date hereof and (iv) the issuance of the reopened notes and the guarantees and the assumed application of the net proceeds thereof as described under "Use of Proceeds," our total indebtedness was approximately $7.9 billion (excluding $1,054 million of additional borrowing capacity). Our substantial indebtedness could adversely affect our business, results of operations and financial condition in a number of ways by, among other things:

  •
  increasing our vulnerability to, and limiting our flexibility to plan for, or react to, adverse economic, industry or competitive developments;

  •
  making it more difficult to pay or refinance our debts as they become due during periods of adverse economic, financial market or industry conditions;

  •
  requiring us to devote a substantial portion of our cash flow to debt service, reducing the funds available for other purposes, including funding working capital, capital expenditures, acquisitions, execution of our growth strategy and other general corporate purposes, or otherwise constraining our financial flexibility;

  •
  restricting our ability to move operating cash flows to Holdings. URNA's payment capacity is restricted under the covenants in the indentures governing its outstanding indebtedness;

  •
  affecting our ability to obtain additional financing for working capital, acquisitions or other purposes, particularly since substantially all of our tangible assets are subject to security interests relating to existing indebtedness;

  •
  decreasing our profitability or cash flow;

  •
  causing us to be less able to take advantage of significant business opportunities, such as acquisition opportunities, and to react to changes in market or industry conditions;

  •
  causing us to be disadvantaged compared to competitors with less debt and lower debt service requirements;

  •
  resulting in a downgrade in our credit rating or the credit ratings of any of the indebtedness of our subsidiaries which could increase the cost of further borrowings;

  •
  requiring our debt to become due and payable upon a change in control; and

  •
  limiting our ability to borrow additional monies in the future to fund working capital, capital expenditures and other general corporate purposes.

        A portion of our indebtedness bears interest at variable rates that are linked to changing market interest rates. As a result, an increase in market interest rates would increase our interest expense and our debt service obligations. At December 31, 2013, on an as adjusted basis, as described above, our total indebtedness was approximately $7.9 billion and our variable rate indebtedness was approximately $1.6 billion, which represented 20% of our total indebtedness. See "Item 7A—Quantitative and Qualitative Disclosures About Market Risk" in our most recent Annual Report on Form 10-K for additional information related to interest rate risk.

To service our indebtedness, we will require a significant amount of cash and our ability to generate cash depends on many factors beyond our control.

        We depend on cash on hand and cash flows from operations to make scheduled debt payments. To a significant extent, our ability to do so is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We may not be able to generate sufficient cash flow from operations to repay our indebtedness when it becomes due and to meet our other cash needs. If we are unable to service our indebtedness and fund our operations, we will be forced to adopt an alternative strategy that may include:

  •
  reducing or delaying capital expenditures;

  •
  limiting our growth;

  •
  seeking additional capital;

  •
  selling assets; or

  •
  restructuring or refinancing our indebtedness.

        Even if we adopt an alternative strategy, the strategy may not be successful and we may continue to be unable to service our indebtedness and fund our operations.

We may not be able to refinance our indebtedness on favorable terms, if at all. Our inability to refinance our indebtedness could materially and adversely affect our liquidity and our ongoing results of operation.

        Our ability to refinance indebtedness will depend in part on our operating and financial performance, which, in turn, is subject to prevailing economic conditions and to financial, business, legislative, regulatory and other factors beyond our control. In addition, prevailing interest rates or other factors at the time of refinancing could increase our interest expense. A refinancing of our indebtedness could also require us to comply with more onerous covenants and further restrict our business operations. Our inability to refinance our indebtedness or to do so upon attractive terms could materially and adversely affect our business, prospects, results of operations, financial condition, cash flows and make us vulnerable to adverse industry and general economic conditions.

We may be able to incur substantially more debt and take other actions that could diminish our ability to make payments on our indebtedness, including the reopened notes, when due, which could further exacerbate the risks associated with our current level of indebtedness.

        Despite our indebtedness level, we may be able to incur substantially more indebtedness in the future, including under our ABL facility. We are not fully restricted under the terms of the indentures or agreements governing our indebtedness from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions, any of which could diminish our ability to make payments on our indebtedness when due and further exacerbate the risks associated with our current level of indebtedness. If new debt is added to our or any of our existing and future subsidiaries' current debt, the related risks that we now face could intensify.

If we are unable to satisfy the financial and other covenants in certain of our debt agreements, our lenders could elect to terminate the agreements and require us to repay the outstanding borrowings, or we could face other substantial costs.

        Under the ABL facility, we are required, among other things, to satisfy certain financial tests relating to: (1) the fixed charge coverage ratio and (2) the ratio of senior secured debt to adjusted EBITDA (as such ratios are described in the agreement governing our ABL facility). In October 2011, we amended the ABL facility. Subject to certain limited exceptions specified in the ABL facility, these covenants will only apply in the future if availability under the ABL facility falls below the greater of 10% of the maximum revolver amount under the ABL facility and $150 million. Since the October 2011 amendment of our ABL facility and through December 31, 2013, availability under the ABL facility has exceeded the required threshold and, as a result, these maintenance covenants have been inapplicable. Under our accounts receivable securitization facility, we are required, among other things, to maintain certain financial tests relating to: (1) the default ratio, (2) the delinquency ratio, (3) the dilution ratio and (4) days sales outstanding (as such ratios and tests are described in the agreement governing our accounts receivable securitization facility). If we are unable to satisfy these or any other of the relevant covenants under the applicable agreements, the lenders under such agreements could elect to terminate the ABL facility, the accounts receivable securitization facility and/or other agreements governing our debt and require us to repay outstanding borrowings. In such event, unless we are able to refinance the indebtedness coming due and replace the ABL facility, the accounts receivable securitization facility and/or the other agreements governing our debt, we would likely not have sufficient liquidity for our business needs and would be forced to adopt an alternative strategy as described above. Even if we adopt an alternative strategy, the strategy may not be successful and we may not have sufficient liquidity to service our debt and fund our operations. Future debt agreements we enter into may contain similar provisions.

Restrictive covenants in certain of the agreements and instruments governing our indebtedness may adversely affect our financial and operational flexibility.

        In addition to financial covenants, various other covenants in the ABL facility, accounts receivable securitization facility and the other agreements governing our debt impose significant operating and financial restrictions on us and our restricted subsidiaries. Such covenants include, among other things, limitations on: (1) liens; (2) sale-leaseback transactions; (3) indebtedness; (4) mergers, consolidations and acquisitions; (5) sales, transfers and other dispositions of assets; (6) loans and other investments; (7) dividends and other distributions, stock repurchases and redemptions and other restricted payments; (8) dividends, other payments and other matters affecting subsidiaries; (9) transactions with affiliates; and (10) issuances of disqualified capital stock. Future debt agreements we enter into may include similar provisions.

        These restrictions may also make more difficult or discourage a takeover of us, whether favored or opposed by our management and/or our Board of Directors.

        Our ability to comply with these covenants may be affected by events beyond our control, and any material deviations from our forecasts could require us to seek waivers or amendments of covenants or alternative sources of financing, or to reduce expenditures. We cannot assure you that such waivers, amendments or alternative financing could be obtained or, if obtained, would be on terms acceptable to us.

        A breach of any of the covenants or restrictions contained in these agreements could result in an event of default. Such a default could allow our debt holders to accelerate repayment of the related debt, as well as any other debt to which a cross-acceleration or cross-default provision applies, and/or to declare all borrowings outstanding thereunder to be due and payable. If our debt is accelerated, our assets may not be sufficient to repay such debt, including the reopened notes.

The amount of borrowings permitted under our ABL facility may fluctuate significantly, which may adversely affect our liquidity, results of operations and financial position.

        The amount of borrowings permitted at any time under our ABL facility is limited to a periodic borrowing base valuation of the collateral thereunder. As a result, our access to credit under our ABL facility is potentially subject to significant fluctuations depending on the value of the borrowing base of eligible assets as of any measurement date, as well as certain discretionary rights of the agents in respect of the calculation of such borrowing base value. The inability to borrow under our ABL facility may adversely affect our liquidity, results of operations and financial position.

We rely on available borrowings under the ABL facility and the accounts receivable securitization facility for cash to operate our business, which subjects us to market and counterparty risk, some of which is beyond our control.

        In addition to cash we generate from our business, our principal existing sources of cash are borrowings available under the ABL facility and the accounts receivable securitization facility. If our access to such financing was unavailable or reduced, or if such financing were to become significantly more expensive for any reason, we may not be able to fund daily operations, which would cause material harm to our business or could affect our ability to operate our business as a going concern. In addition, if certain of our lenders experience difficulties that render them unable to fund future draws on the facilities, we may not be able to access all or a portion of these funds, which could have similar adverse consequences.

Risks Relating to the Reopened Notes

The reopened notes will be effectively subordinated to URNA's and each guarantor's secured indebtedness and all obligations of our non-guarantor subsidiaries.

        The reopened notes will be URNA's unsecured senior obligations and will be effectively subordinated to all of URNA's and each guarantor's secured indebtedness, to the extent of the value of the collateral. Our U.S. dollar borrowings under our ABL facility and our senior secured notes are secured by substantially all of our and the guarantors' assets. Most of our U.S. receivable assets have been sold to a bankruptcy remote special purpose entity in connection with our accounts receivable securitization facility (the accounts receivable in the collateral pool being the lenders' only source of payment under that facility). The lenders under the ABL facility, the holders of the senior secured notes or the holders of other secured indebtedness will be entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under documents pertaining to the ABL facility, the senior secured notes or our other secured indebtedness). The exercise of such remedies may adversely affect our ability to meet our financial obligations under the notes.

        The reopened notes will be guaranteed by (1) Holdings and (2) subject to limited exceptions, our current and future domestic subsidiaries. The reopened notes will not be guaranteed by our foreign subsidiaries. Subsidiaries that we may establish or acquire in the future that are foreign subsidiaries, or that we may designate as unrestricted subsidiaries in accordance with the indenture, will not guarantee the notes. The notes will be effectively subordinated to all indebtedness and other obligations, including trade payables, of our non-guarantor subsidiaries. The effect of this effective subordination is that, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding involving us or a subsidiary, the assets of the affected entity could not be used to pay you until after all other claims against that subsidiary, including trade payables, have been fully paid.

        As of December 31, 2013, on an as adjusted basis after giving effect to (i) the redemption of $200 million principal amount of 10 1/4% Senior Notes due 2019 on January 21, 2014, (ii) additional borrowings of approximately $226 million under the ABL facility to finance such redemption, (iii) the issuance of the Concurrent Notes and related guarantees and the assumed application of the net proceeds thereof as described in the related prospectus supplement dated the date hereof and (iv) the issuance of the reopened notes and the guarantees and the assumed application of the net proceeds thereof as described under "Use of Proceeds," our total indebtedness was approximately $7.9 billion, and:

  •
  URNA and the guarantors of the notes had outstanding an aggregate of $1,194 million of indebtedness secured by a first-priority lien outstanding and $1,054 million of borrowing capacity (net of $52 million of letters of credit) under the ABL facility, subject to, among other things, their maintenance of a sufficient borrowing base under such facility;

  •
  URNA and the guarantors of the reopened notes had outstanding an aggregate principal amount of $750 million of indebtedness secured on a second-priority lien basis under our senior secured notes;

  •
  URNA and the guarantors of the reopened notes had outstanding an aggregate of $112 million of indebtedness under capital leases secured by assets that do not constitute collateral under the ABL Facility and the senior secured notes; and

  •
  our non-guarantor subsidiaries had outstanding an aggregate of $8 million of indebtedness under capital leases and $430 million of indebtedness outstanding under our accounts receivable securitization facility.

        For the year ended December 31, 2013, our non-guarantor subsidiaries accounted for approximately $355 million, or 15%, and $691 million, or 14%, of our adjusted EBITDA and total revenues, respectively. At December 31, 2013, our non-guarantor subsidiaries accounted for approximately $1,793 million, or 16%, and $598 million, or 6%, of our total assets and total liabilities, respectively.

        Although the indenture limits the incurrence of indebtedness and preferred stock of certain of our subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered indebtedness under the indenture. See "Description of the Notes—Certain Covenants—Limitation on Indebtedness."

        Under the terms of the agreements governing our debt, we may incur additional secured indebtedness and may create subsidiaries that will not be guarantors of the reopened notes.

A portion of our operations is currently conducted through our subsidiaries and URNA will depend in part on distributions from its subsidiaries in order to pay amounts due on the reopened notes. Certain provisions of law or contractual restrictions could limit distributions from URNA's subsidiaries.

        A portion of our operations is conducted through our subsidiaries. The effect of this structure is that URNA will depend in part on the earnings of its subsidiaries, and the payment or other distribution to it of these earnings, in order to meet its obligations under the reopened notes and its other debt. Provisions of law, such as those requiring that dividends be paid only from surplus, could limit the ability of URNA's subsidiaries to make payments or other distributions to it. Furthermore, these subsidiaries could in certain circumstances agree to contractual restrictions on their ability to make distributions. These restrictions could also render the subsidiary guarantors financially or contractually unable to make payments under their guarantees of the reopened notes.

Holdings' primary asset is its equity interest in URNA.

        The reopened notes will be guaranteed by Holdings. However, substantially all of Holdings' net worth is attributable to the stock of URNA owned by Holdings and all of its operations are conducted through

URNA. Consequently, the Holdings guarantee will not give holders of the reopened notes a claim to significant assets other than those to which they already have a claim as URNA's direct creditors. Furthermore, substantially all of Holdings' assets are subject to a security interest in favor of the lenders under the ABL facility, which gives these lenders a priority claim to such assets.

A guarantee by a subsidiary guarantor could be voided if the subsidiary guarantor fraudulently transferred the guarantee at the time it incurred the indebtedness, which could result in the holders of the notes being able to rely only on URNA and Holdings to satisfy claims.

        A guarantee by one of our subsidiary guarantors that is found to be a fraudulent transfer may be voided under the fraudulent transfer laws described below. The application of these laws requires the making of complex factual determinations and estimates as to which there may be different opinions and views.

        In general, federal and state fraudulent transfer laws provide that a guarantee by a subsidiary guarantor can be voided, or claims under a guarantee by a subsidiary guarantor may be subordinated to all other debts of that subsidiary guarantor if, among other things, at the time it incurred the indebtedness evidenced by its guarantee:

  •
  the subsidiary guarantor intended to hinder, delay or defraud any present or future creditor; or

  •
  the subsidiary guarantor received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee; and

  •
  was insolvent or rendered insolvent by reason of such incurrence;

  •
  was engaged in a business or transaction for which the subsidiary guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

        In addition, any payment by that subsidiary guarantor under a guarantee could be voided and required to be returned to the subsidiary guarantor or to a fund for the benefit of the creditors of the subsidiary guarantor.

        The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a subsidiary guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        We cannot predict:

  •
  what standard a court would apply in order to determine whether a subsidiary guarantor was insolvent as of the date it issued the guarantee or whether, regardless of the method of valuation, a court would determine that the subsidiary guarantor was insolvent on that date; or

  •
  whether a court would determine that the payments under the guarantee constituted fraudulent transfers or conveyances on other grounds.

        In the event that the guarantee of the notes by a subsidiary guarantor is voided as a fraudulent conveyance, holders of the notes would effectively be subordinated to all indebtedness and other liabilities of that subsidiary guarantor.

If we experience a change of control, URNA will be required to make an offer to repurchase or redeem the reopened notes. However, URNA may be unable to do so due to lack of funds or covenant restrictions.

        If we experience a change of control (as defined in the indenture governing the notes), URNA will be required to make an offer to repurchase all outstanding notes at the applicable percentage of their principal amount, plus accrued but unpaid interest, if any, to the date of repurchase or redemption. However, URNA may be unable to do so because:

  •
  URNA might not have enough available funds, particularly since a change of control could cause part or all of our other indebtedness to become due; and

  •
  the agreements governing the ABL facility would, and other indebtedness may, prohibit URNA from repurchasing the notes, unless we were able to obtain a waiver or refinance such indebtedness.

        A failure to make an offer to repurchase the notes upon a change of control would give rise to an event of default under the indenture governing the notes and could result in an acceleration of amounts due thereunder. Any such default and acceleration under one indenture could trigger a cross-default under our and URNA's other indebtedness. In addition, any such default under one indenture would trigger a default under our ABL facility (which could result in the acceleration of all indebtedness thereunder) and a termination event under our accounts receivable securitization facility. A change of control (as defined in the agreement governing our ABL facility), in and of itself, is also an event of default under our ABL facility, which would entitle our lenders to accelerate all amounts owing thereunder. In the event of any such acceleration, there can be no assurance that we will have enough cash to repay our outstanding indebtedness, including the notes. In addition, such acceleration could cause a default under the notes.

A downgrade, suspension or withdrawal of the rating assigned by a rating agency to our debt securities could cause the liquidity or market value of the reopened notes to decline significantly and increase our cost of borrowing.

        Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. In general, rating agencies base their ratings on many quantitative and qualitative factors, including, but not limited to, capital adequacy, liquidity, asset quality, business mix and quality of earnings, and, as a result, we may not be able to maintain our current credit ratings.

        Credit rating agencies continually review their ratings for the companies that they follow, including us. Borrowing under our ABL facility, as well as the future incurrence of additional secured or additional unsecured indebtedness, may cause the rating agencies to reassess the ratings assigned to our debt securities. Any such action may lead to a downgrade of any rating assigned to the reopened notes or in the assignment of a rating for the reopened notes that is lower than might otherwise be the case. Real or anticipated changes in our credit ratings could cause the liquidity or market value of the reopened notes to decline significantly.

        There can be no assurance that the ratings assigned by S&P and Moody's to the reopened notes will remain for any given period of time or that these ratings will not be lowered or withdrawn entirely by a rating agency if, in that rating agency's judgment, future circumstances relating to the basis of the rating, such as adverse changes in our company, so warrant. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any underwriter undertakes any obligation to maintain the ratings or to advise holders of the reopened notes of any changes in ratings. Each agency's rating should be evaluated independently of any other agency's rating.

There may be no public market for the reopened notes.

        As with the original notes, we do not intend to apply for listing of the reopened notes on any securities exchange or any automated dealer quotation system. The underwriters have advised us that they presently intend to continue to make a market in the notes. The underwriters are not obligated, however, to make a market in the notes, and may discontinue any such market-making at any time at their sole discretion. In addition, any market-making activity will be subject to the limits imposed by securities laws. Accordingly, we cannot assure you as to:

  •
  the liquidity or sustainability of any market for the reopened notes;

  •
  your ability to sell the reopened notes; or

  •
  the price at which you would be able to sell your reopened notes.

        If a market for the reopened notes does exist, it is possible that you will not be able to sell your reopened notes at a particular time or that the prices that you receive when you sell will be favorable. It is also possible that any trading market that does exist for the reopened notes will not be liquid. Future trading prices of the reopened notes will depend on many factors, including:

  •
  our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of companies in the equipment rental industry generally;

  •
  the interest of securities dealers in making a market for the notes;

  •
  prevailing interest rates; and

  •
  the market for similar securities.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. If a market for the notes exists, it is possible that the market for the notes will be subject to disruptions and price volatility. Any disruptions may have a negative effect on holders of the reopened notes, regardless of our operating performance, financial condition and prospects.

Risks Related to the Proposed National Pump Acquisition

We cannot assure you that the proposed National Pump Acquisition will be completed.

        There are a number of risks and uncertainties relating to the National Pump Acquisition. For example, the National Pump Acquisition may not be completed, or may not be completed in the time frame, on the terms or in the manner currently anticipated, as a result of a number of factors, including, among other things, the failure of one or more of the conditions to closing. There can be no assurance that the conditions to closing of the National Pump Acquisition will be satisfied or waived or that other events will not intervene to delay or result in the failure to close the National Pump Acquisition. The National Pump Asset Purchase Agreement may be terminated by the parties thereto under certain circumstances, including, without limitation, if the National Pump Acquisition has not been completed by August 3, 2014 (subject to extension in certain limited circumstances and exceptions). Any delay in closing or a failure to close could have a negative impact on our business and the trading price of our securities, including our notes.

        In addition, to complete the National Pump Acquisition, we need to obtain approvals or consents from, and make filings with, certain applicable governmental authorities. While we believe that we will receive all required approvals for the National Pump Acquisition, there can be no assurance as to the receipt or timing of receipt of these approvals. The receipt of such approvals may be conditional upon actions that we are not obligated to take under the National Pump Asset Purchase Agreement, which could result in the termination of the National Pump Asset Purchase Agreement by us, or, if such approvals are received, their terms could have a detrimental impact on us following the completion of the

National Pump Acquisition. A substantial delay in obtaining any required authorizations, approvals or consents, or the imposition of unfavorable terms, conditions or restrictions contained in such authorizations, approvals or consents, could prevent the completion of the National Pump Acquisition or have an adverse effect on the anticipated benefits of the National Pump Acquisition, thereby adversely impacting our business, financial condition or results of operations.

We may fail to realize the growth prospects and other benefits anticipated as a result of the National Pump Acquisition.

        The success of the National Pump Acquisition will depend, in part, on our ability to realize the anticipated business opportunities and growth prospects from the National Pump Acquisition. We may never realize these business opportunities and growth prospects. The National Pump Acquisition and related integration will require significant efforts and expenditures. Our management might have its attention diverted while trying to integrate operations and corporate and administrative infrastructures and the cost of integration may exceed our expectations. We may also be required to make unanticipated capital expenditures or investments in order to maintain, improve or sustain the acquired operations or take writeoffs or impairment charges and may be subject to unanticipated or unknown liabilities relating to the National Pump Acquisition. If any of these factors limit our ability to complete the National Pump Acquisition and integration of operations successfully or on a timely basis, our expectations of future results of operations following the National Pump Acquisition might not be met.

        In addition, it is possible that the integration process could result in the loss of key employees, the disruption of ongoing businesses, tax costs or inefficiencies, or inconsistencies in standards, controls, information technology systems, procedures and policies, any of which could adversely affect our ability to achieve the anticipated benefits of the National Pump Acquisition and could harm our financial performance.

THE NATIONAL PUMP ACQUISITION AND CONCURRENT NOTES OFFERING

National Pump Acquisition

        On March 7, 2014, URNA and United Rentals of Canada, Inc., entered into an Asset Purchase Agreement (the "National Pump Asset Purchase Agreement") with LD Services, LLC, National Pump & Compressor, Ltd., Canadian Pump & Compressor Ltd. and GulfCo Industrial Equipment, L.P. (the "Sellers"), and the general partner and limited partners, members, shareholders or other equity holders of each Seller. We refer to the transactions contemplated by the National Pump Asset Purchase Agreement as the "National Pump Acquisition."

        Pursuant to the National Pump Asset Purchase Agreement, at closing we will purchase from the Sellers substantially all of the assets of their specialty pump and industrial equipment rental businesses ("National Pump"). National Pump is a leading supplier of pumps for energy and petrochemical customers, with a total of 35 branches, including four in Western Canada. We believe National Pump will offer significant cross-selling opportunities with both our and National Pump's customer bases in the large and high growth pump rental segment.

        National Pump was founded in 2007 and its revenue has grown at over 50% annually from 2010 through 2013. Pursuant to the National Pump Acquisition, we will acquire assets that, for the twelve months ended February 28, 2014, generated revenue of $211 million, net income of $69 million and adjusted EBITDA of $103 million, representing an adjusted EBITDA margin of 49% on a fleet with an original equipment cost of $215 million. See below for a discussion of EBITDA and adjusted EBITDA and a reconciliation of National Pump EBITDA and adjusted EBITDA to net income. The combined financial information provided herein for the assets being acquired in the National Pump Acquisition has not been audited or reviewed.

        The aggregate purchase price of the National Pump Acquisition is approximately $780 million, subject to certain post-closing adjustments. The purchase price is comprised of $765 million in cash and $15 million in unregistered restricted shares of Holdings' common stock (the amount of which will be based on the closing price of the stock on the business day immediately prior to the closing date of the National Pump Acquisition). We expect to finance a portion of the cash consideration with the net proceeds of the Concurrent Notes offering. See "Use of Proceeds."

        The National Pump Asset Purchase Agreement also provides for additional cash consideration of (i) up to $75 million if National Pump generates $134 million of trailing 12 month adjusted EBITDA 12 months post-closing of the National Pump Acquisition, and (ii) up to an additional $50 million if National Pump generates $161 million of trailing 12 month adjusted EBITDA 18 months post-closing of the National Pump Acquisition.

        Consummation of the National Pump Acquisition is subject to customary conditions. The waiting period under Hart-Scott-Rodino Antitrust Improvements Act was terminated on March 11, 2014. Other closing conditions include, among others, (i) obtaining certain material consents and applicable regulatory approvals, (ii) the absence of any law or order prohibiting such transactions, (iii) the accuracy of representations and warranties set forth in the National Pump Asset Purchase Agreement (subject to customary materiality qualifiers) and material compliance with covenants set forth in the National Pump Asset Purchase Agreement, (iv) the absence of any material adverse effect with respect to National Pump, (v) execution of certain related documents, (vi) the delivery of customary pay-off letters evidencing the release of liens on the assets and properties of National Pump that secure certain indebtedness to be paid off by us at closing, and (vii) our receipt of funds from a debt financing sufficient to enable us to consummate the transactions contemplated by the National Pump Asset Purchase Agreement subject to terms and conditions satisfactory to us in our sole discretion. We expect the transaction to close early in the second quarter of 2014. However, we cannot assure you that the National Pump Acquisition will be completed. See "Risk Factors—Risks Related to the Proposed National Pump Acquisition."

        Earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA are "non-GAAP financial measures" as defined under the rules of the Securities and Exchange Commission. Such measures should not be considered as alternatives to net income under GAAP as indicators of operating performance. EBITDA represents the sum of net income, provision for income taxes, interest expense, net, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the gain (loss) on sale of subsidiaries. The table below provides a reconciliation between National Pump net income and EBITDA and adjusted EBITDA for the twelve months ended February 28, 2014 (amounts are in millions).

Net income	$69
Provision for income taxes	1
Interest expense, net	2
Depreciation of rental equipment	31
Non-rental depreciation and amortization	3

EBITDA	106
Gain (loss) on sale of subsidiaries	(3)

Adjusted EBITDA	$103

Concurrent Notes

        Concurrently with the offering of the notes, we are offering $850 million principal amount of Senior Notes due 2024 (the "Concurrent Notes"). We expect to use a portion of the net proceeds from the Concurrent Notes offering to finance in part the cash portion of the purchase price for the National Pump Acquisition and to pay related costs and expenses. We expect to apply the remaining net proceeds to the repayment of approximately $138 million of borrowings and fees under our ABL facility.

        If (i) the National Pump Acquisition is not consummated on or before the date that is 45 days after the date the Concurrent Notes are issued (or, if such day is not a business day, then the next succeeding business day) (the "Acquisition Deadline"), (ii) URNA has determined that the National Pump Acquisition will not be consummated on or before the Acquisition Deadline and gives the trustee for the Concurrent Notes a written notice to that effect, or (iii) the National Pump Asset Purchase Agreement is terminated in accordance with its terms or by agreement of the parties thereto, if the National Pump Acquisition has not been consummated, we will be required to redeem the Concurrent Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but not including, the Special Mandatory Redemption Date. The "Special Mandatory Redemption Date" means the earliest to occur of (i) the Acquisition Deadline, if the National Pump Acquisition is not consummated on or before such date, (ii) the 10th business day following written notification by URNA to the trustee for the Concurrent Notes that URNA has determined that the National Pump Acquisition will not be consummated on or before the Acquisition Deadline, and (iii) the 10th business day following the termination of the National Pump Asset Purchase Agreement, if the National Pump Acquisition has not been consummated.

        This offering is not conditioned upon the Concurrent Notes offering and no assurances can be made that the Concurrent Notes will be issued. If we do not issue the Concurrent Notes, we may still issue the reopened notes offered hereby. In addition, if we do not issue the reopened notes offered hereby, we may proceed to issue the Concurrent Notes.

 USE OF PROCEEDS

        We anticipate that we will receive approximately $544.9 million in net proceeds from the sale of the reopened notes, after underwriting discounts and commissions and payment of estimated fees and expenses. We expect to use the net proceeds from this offering and cash on hand to redeem $500 million principal amount of our 9 1/4% Senior Notes due 2019 at a redemption price that is currently estimated to be 110.393% and to pay related expenses. For information regarding our outstanding senior indebtedness, including maturities and applicable interest rates, see "Capitalization" and note 12 to our consolidated financial statements for the year ended December 31, 2013, which are incorporated by reference herein.

 CAPITALIZATION

        The following table presents our consolidated cash position and consolidated capitalization as of December 31, 2013: (1) on an actual basis and (2) as adjusted for (i) the redemption of $200 million principal amount of 10 1/4% Senior Notes due 2019 on January 21, 2014, (ii) additional borrowings of approximately $226 million under the ABL facility to finance such redemption, (iii) the issuance of the Concurrent Notes and related guarantees and the assumed application of the net proceeds thereof as described in the related prospectus supplement dated the date hereof and (iv) the issuance of the notes and the guarantees and the assumed application of the net proceeds thereof as described under "Use of Proceeds." For information regarding our outstanding senior indebtedness, including maturity and applicable interest rates, see note 12 to our consolidated financial statements for the year ended December 31, 2013, which are incorporated by reference herein. This table is derived from and should be read in conjunction with our audited consolidated financial statements incorporated in this prospectus supplement by reference to our most recent Annual Report on Form 10-K. See "Incorporation of Certain Information by Reference" beginning on page S-iii of this prospectus supplement.

	At December 31, 2013
	Actual	As Adjusted(1)
	(in millions)
Cash and cash equivalents	$175	$94

Debt:
URNA and subsidiaries debt:
ABL facility(2)	$1,106	$1,194
5 3/4% Senior Secured Notes due 2018	750	750
Accounts receivable securitization facility(3)	430	430
Capital leases	120	120
10 1/4% Senior Notes due 2019(9)	220	—
9 1/4% Senior Notes due 2019(4)	494	—
8 1/4% Senior Notes due 2021(5)	692	692
7 5/8% Senior Notes due 2022	1,325	1,325
7 3/8% Senior Notes due 2020	750	750
8 3/8% Senior Subordinated Notes due 2020	750	750
6 1/8% Senior Notes due 2023 (including the reopened notes offered hereby)(6)	400	953
Concurrent Notes(7)	—	850
Holdings:
4% Convertible Senior Notes due 2015(8)	136	136

Total debt	$7,173	$7,950
Temporary equity(8)	20	20
Total stockholders' equity(4)(9)	1,828	1,800

Total capitalization	$9,021	$9,770

(1)
The "as adjusted" column is presented for illustrative purposes only.

(2)
The weighted average interest rate for borrowings under the ABL facility for the year ended December 31, 2013 was 2.3%. An additional $1,054 million, or approximately 46%, was available under our ABL facility at December 31, 2013, on an as adjusted basis.

(3)
The weighted average interest rate for borrowings under the accounts receivable securitization facility for the year ended December 31, 2013 was 0.8%. $53 million was available under our accounts receivable securitization facility at December 31, 2013.

(4)
The difference between the December 31, 2013 carrying value of the 9 1/4% Senior Notes due 2019 and the $500 million principal amount of those notes relates to the $6 million unamortized portion of the original issue discount recognized in conjunction with the issuance of those notes. We expect to pay a call premium of approximately $52 million in connection with the redemption of our 9 1/4% Senior Notes described under "Use of Proceeds." We expect to recognize a loss of approximately $65 million in interest expense upon redemption. The loss represents the difference between the net carrying amount and the total expected purchase price of those notes. The after-tax impact of this loss is reflected as a reduction of adjusted stockholders' equity.

(5)
The difference between the December 31, 2013 carrying value of the 8 1/4% Senior Notes due 2021 and the $650 million principal amount of those notes relates to the $42 million unamortized portion of the fair value adjustment recognized upon consummation of the RSC acquisition, which is being amortized through the maturity date of those notes.

(6)
The difference between the adjusted carrying value of the 6 1/8% Senior Notes due 2023 and the $925 million principal amount of the notes relates to the $28 million premium we expect to receive upon issuance of the reopened notes.

(7)
This offering is not conditioned upon the Concurrent Notes offering and no assurances can be made that the Concurrent Notes will be issued. If the National Pump Acquisition is not consummated then any Concurrent Notes issued will be redeemed pursuant to a special mandatory redemption.

(8)
The difference between the December 31, 2013 carrying value of the 4% Convertible Senior Notes due 2015 and the $156 million principal amount relates to the $20 million unamortized portion of the original issue discount recognized in conjunction with the issuance of those notes. Because the 4% Convertible Senior Notes due 2015 were redeemable at December 31, 2013, an amount equal to the $20 million unamortized portion of the original issue discount was separately classified in our consolidated balance sheets and referred to as "temporary equity."

(9)
We paid a call premium of $26 million in connection with the January 2014 redemption of $200 million principal amount of our 10 1/4% Senior Notes due 2019 and recognized a loss of approximately $6 million in interest expense upon redemption. The loss represented the difference between the net carrying amount and the total purchase price of the notes. The after-tax impact of this loss is reflected as a reduction of adjusted stockholders' equity. The difference between the December 31, 2013 carrying value of the 10 1/4% Senior Notes due 2019 and the $200 million principal amount of those notes relates to the $20 million unamortized portion of the fair value adjustment recognized upon consummation of the RSC acquisition, which was being amortized through the maturity date of the notes.

DESCRIPTION OF THE NOTES

        We will issue the reopened notes (together with the original notes, the "Notes") under the indenture (the "Indenture"), dated as of October 30, 2012, among us, the Guarantors and Wells Fargo Bank, National Association, as trustee (the "Trustee").

        The terms of the Notes will include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following description is a summary of the material provisions of the Notes and the Indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all of the provisions of the Notes and the Indenture, including the definitions of certain terms used in the Indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes.

        Certain terms used in this description are defined under the caption "—Certain Definitions." Defined terms used in this description but not defined under "—Certain Definitions" will have the meanings assigned to them in the Indenture. In this description, the words "Company," "we" and "our" refer only to United Rentals (North America), Inc. and not to any of its subsidiaries.

Brief Description of the Notes

        The Notes:

  •
  will be general unsecured obligations of the Company;

  •
  will be pari passu in right of payment with all existing and future senior Indebtedness of the Company;

  •
  will be effectively junior to any of the Company's existing and future secured Indebtedness to the extent of the value of the collateral securing such Indebtedness;

  •
  will be senior in right of payment to any existing and future Subordinated Indebtedness of the Company; and

  •
  will be guaranteed by Holdings and the Subsidiary Guarantors.

        The Company's Subsidiaries, with limited exceptions, are "Restricted Subsidiaries." As of and for the year ended December 31, 2013, the Unrestricted Subsidiaries represented 6% of Holdings' total assets and had no revenue. Under the circumstances described below under the captions "—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries" and "—Certain Covenants—Limitation on Restricted Payments," the Company will be permitted to designate certain of its other Subsidiaries as "Unrestricted Subsidiaries" and "Special Purpose Vehicles." The Company's Unrestricted Subsidiaries and Special Purpose Vehicles will not be subject to many of the restrictive covenants in the Indenture. The Company's Unrestricted Subsidiaries and Special Purpose Vehicles will not guarantee the Notes.

        As of December 31, 2013, on an as adjusted basis, after giving effect to (i) the redemption of $200 million principal amount of 10 1/4% Senior Notes due 2019 on January 21, 2014, (ii) additional borrowings of approximately $226 million under the ABL facility to finance such redemption, (iii) the issuance of the Concurrent Notes and related guarantees and the assumed application of the net proceeds thereof as described in the related prospectus supplement dated the date hereof and (iv) the issuance of the reopened notes and the guarantees and the assumed application of the net proceeds thereof as described under "Use of Proceeds," the reopened notes would have ranked (1) equally with approximately $4.0 billion principal amount of our other unsecured senior obligations, comprised of $400 million principal amount of original notes, $850 million principal amount of the Concurrent Notes, $650 million principal amount of 8 1/4% Senior Notes due 2021, $1,325 million principal amount of 7 5/8% Senior Notes due 2022 and $750 million principal amount of 7 3/8% Senior Notes due 2020; (2) effectively junior to approximately $2.1 billion of our secured obligations, comprised of (i) $1,064 million of our outstanding borrowings under the Credit Agreement (excluding $1,054 million of additional borrowing capacity), (ii) $750 million principal amount of 5 3/4% Senior Secured Notes due 2018, (iii) our guarantee obligations in respect of $130 million of the outstanding borrowings of one of our guarantor subsidiaries under the Credit Facility and (iv) $112 million in capital leases; (3) senior in right of payment to approximately $750 million principal amount of our 8 3/8% Senior Subordinated Notes due 2020; and (4) effectively junior to (i) $430 million of indebtedness of our special purpose vehicle in connection with the Existing Securitization Facility and (ii) $8 million of capital leases of our subsidiaries that are not guarantors. Most of our U.S. receivable assets have been sold to a bankruptcy remote special purpose entity in connection with our Existing Securitization Facility (the accounts receivable in the collateral pool being the lenders' only source of payment under that facility). See "Capitalization."

Principal, Maturity and Interest

        The Company will issue the reopened notes in this offering in an aggregate principal amount of $525 million. Upon issuance of the reopened notes, the aggregate principal amount outstanding of our Notes will be $925 million. The reopened notes will have identical terms, be fungible with and be part of a single series of senior debt securities with the original notes.

        The Notes will mature on June 15, 2023. Subject to its compliance with the covenant described under the caption "—Certain Covenants—Limitation on Indebtedness," the Company will be permitted to issue additional Notes under the Indenture governing the Notes (the "Additional Notes"). The Notes and any Additional Notes will rank equally and be treated as a single class for all purposes of the Indenture governing the Notes, including waivers, amendments, redemptions and offers to purchase. Interest on the Notes will accrue at the rate of 6.125% per annum and will be payable semiannually in arrears on June 15 and December 15 of each year, to the holders of record of Notes at the close of business on June 1 and December 1, respectively, immediately preceding such interest payment date. The next interest payment with respect to the Notes will be June 15, 2014.

        Interest on the Notes will accrue from the most recent date to which interest has been paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        The reopened notes will be issued only in registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be transferable, at the designated corporate trust office or agency of the Trustee in the City of New York maintained for such purposes. In addition, interest may be paid at the option of the Company by check mailed to the person entitled thereto as shown on the security register. No service charge will be made for any transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

        Initial settlement for the reopened notes will be made in same-day funds. The Notes are expected to trade in the Same-Day Funds Settlement System of The Depository Trust Company ("DTC") until maturity, and secondary market trading activity for the Notes will therefore settle in same-day funds.

Guarantees

        Holdings and the Subsidiary Guarantors will fully and unconditionally guarantee, on a senior unsecured basis, jointly and severally, to each holder of the Notes and the Trustee under the Indenture, the full and prompt performance of the Company's obligations under the Indenture and such Notes, including the payment of principal of, premium, if any, and interest on the Notes. Subject to limited exceptions, the Subsidiary Guarantors are the current and future Domestic Restricted Subsidiaries of the Company.

        The obligations of each Subsidiary Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Subsidiary Guarantor under the guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. See "Risk Factors—Risk Relating to the Notes—A guarantee by a subsidiary guarantor could be voided if the subsidiary guarantor fraudulently transferred the guarantee at the time it incurred the indebtedness, which could result in the holders of the notes being able to rely only on URNA and Holdings to satisfy claims."

        Each Subsidiary Guarantor that makes a payment under its guarantee of the Notes will be entitled to a contribution from each other Guarantor of the Notes in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP (for purposes hereof, Holdings' net assets shall be those of all its consolidated Subsidiaries other than the Subsidiary Guarantors); provided, however, that during a Default, such right of contribution shall be suspended until the payment in full of all guaranteed obligations under the Indenture.

        Each guarantee of the Notes:

  •
  will be a general unsecured obligation of that Guarantor;

  •
  will be pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor;

  •
  will be effectively junior to any of that Guarantor's existing and future secured Indebtedness to the extent of the value of the collateral securing such Indebtedness; and

  •
  will be senior in right of payment to any existing and future Subordinated Indebtedness of that Guarantor.

        Although the Company is a significant operating company, some of our operations are conducted through our Subsidiaries. Not all of our current and future Subsidiaries will guarantee the Notes and, as described below, the Subsidiary Guarantees may be released under certain circumstances. Claims of creditors of Subsidiaries that are not Subsidiary Guarantors, including trade creditors and creditors holding indebtedness or guarantees issued by such Subsidiaries, and claims of preferred stockholders of such Subsidiaries, generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the Notes. Accordingly, the Notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of our Subsidiaries that are not Subsidiary Guarantors.

        As of December 31, 2013, on an as adjusted basis after giving effect to (i) the redemption of $200 million principal amount of 10 1/4% Senior Notes due 2019 on January 21, 2014, (ii) additional borrowings of approximately $226 million under the ABL facility to finance such redemption, (iii) the issuance of the Concurrent Notes and related guarantees and the assumed application of the net proceeds thereof as described in the related prospectus supplement dated the date hereof and (iv) the issuance of the reopened notes and the guarantees and the assumed application of the net proceeds thereof as described under "Use of Proceeds," the guarantees of the reopened notes would have ranked (1) equally with approximately $4.1 billion of the Guarantors' other unsecured senior obligations, comprising (i) in the case of Holdings, $156 million principal amount of 4% Convertible Senior Notes due 2015 and (ii) the Guarantors' guarantee obligations in respect of (a) $400 million principal amount of original notes, (b) $850 million principal amount of the Concurrent Notes, (c) $650 million principal amount of our 8 1/4% Senior Notes due 2021, (d) $1,325 million principal amount of our 7 5/8% Senior Notes due 2022 and (e) $750 million principal amount of our 7 3/8% Senior Notes due 2020; (2) effectively junior to approximately $2.1 billion of the Guarantors' secured obligations, comprising (i) $130 million of outstanding borrowings of one of our Guarantor Subsidiaries under the Credit Agreement, (ii) the Guarantors' guarantee obligations in respect of $1,064 million of our outstanding borrowings under the Credit Agreement, (iii) the Guarantors' guarantee obligations in respect of $750 million principal amount of our 5 3/4% Senior Secured Notes due 2018 and (iv) $112 million in capital leases; (3) senior in right of payment to the Guarantors' guarantee obligations in respect of $750 million principal amount of our 8 3/8% Senior Subordinated Notes due 2020 and (4) effectively junior to (i) $430 million of indebtedness of our special purpose vehicle in connection with the Existing Securitization Facility and (ii) $8 million of capital leases of our subsidiaries that are not guarantors. With the exception of $156 million principal amount of unsecured senior indebtedness of Holdings, all of the unsecured senior and secured senior obligations of the Guarantors are also our obligations.

        The Subsidiaries that are not Guarantors accounted for approximately $355 million, or 15%, and $691 million, or 14%, of our adjusted EBITDA and total revenues, respectively, for the year ended December 31, 2013. The Subsidiaries that are not Guarantors accounted for approximately $1,793 million, or 16%, and $598 million, or 6%, of our total assets and total liabilities, respectively, at December 31, 2013.

        Although the Indenture limits the incurrence of Indebtedness and the issuance of preferred stock of certain of our Subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such Subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See "—Certain Covenants—Limitation on Indebtedness."

        The guarantee of a Subsidiary Guarantor will be released:

  (1)
  upon the sale or other disposition (including by way of consolidation or merger) of all of the Capital Stock of such Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary; provided such sale or disposition is permitted by the Indenture;

  (2)
  upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary; provided such sale or disposition is permitted by the Indenture;

  (3)
  upon the liquidation or dissolution of such Guarantor; provided that no Default or Event of Default shall occur as a result thereof or has occurred and is continuing;

  (4)
  upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of the Indenture; or

  (5)
  if the Company properly designates any Restricted Subsidiary that is a Subsidiary Guarantor under the Indenture as an Unrestricted Subsidiary.

Optional Redemption

        Except as set forth below, we will not be entitled to redeem the Notes at our option prior to December 15, 2017.

        The Notes will be redeemable at our option, in whole or in part, at any time on or after December 15, 2017, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on December 15 of each of the years indicated below:

Year	Redemption Price
2017	103.063%
2018	102.042%
2019	101.021%
2020 and thereafter	100.000%

        In addition, at any time, or from time to time, on or prior to December 15, 2015, we may, at our option, use the net cash proceeds of one or more Equity Offerings to redeem up to an aggregate of 35% of the principal amount of the Notes (including any Additional Notes) at a redemption price equal to 106.125% of the principal amount of the Notes, plus accrued and unpaid interest, if any, thereon to the redemption date; provided, however, that (1) at least 65% of the aggregate principal amount of Notes issued (including any Additional Notes) (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 120 days of the consummation of any such Equity Offering.

        Prior to December 15, 2017, we will be entitled at our option to redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the redemption date (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date).

Mandatory Redemption

        The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Selection and Notice of Redemption

        In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made on a pro rata basis (subject to the rules of DTC) unless otherwise required by law or applicable stock exchange requirements; provided, however, that such Notes shall only be redeemable in principal amounts of $2,000 or an integral multiple of $1,000 in excess thereof. Notice of redemption shall be mailed by first-class mail to each holder of Notes to be redeemed at its registered address, at least 30 but not more than 60 days before the redemption date, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance or a satisfaction and discharge of the Notes.

        Notices of redemption may be subject to the satisfaction of one or more conditions precedent established by us in our sole discretion. In addition, we may provide in any notice of redemption for the Notes that payment of the redemption price and the performance of our obligations with respect to such redemption may be performed by another Person.

        If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon surrender for cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption, unless we default in the payment of the redemption price.

Change of Control

        Upon the occurrence of a Change of Control after the Issue Date, we shall be obligated to make an offer to purchase all of the then outstanding Notes (a "Change of Control Offer"), on a business day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following the mailing to each holder of Notes of a notice of the Change of Control (a "Change of Control Notice"). The Change of Control Offer shall be at a purchase price in cash (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the Change of Control Purchase Date, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. We shall be required to purchase all Notes tendered pursuant to the Change of Control Offer and not withdrawn. The Change of Control Offer is required to remain open for at least 20 business days.

        In order to effect such Change of Control Offer, we shall, not later than the 30th day after the Change of Control, mail the Change of Control Notice to each holder of the Notes, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, (i) that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder's Notes at the Change of Control Purchase Price, (ii) the date which shall be the Change of Control Purchase Date and (iii) the procedures that holders of Notes must follow to accept the Change of Control Offer. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable to a Change of Control Offer and the repurchase of Notes pursuant thereto. The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable.

        Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption for all outstanding Notes has been given pursuant to the Indenture as described above under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price.

        The use of the term "all or substantially all" in provisions of the Indenture such as clause (b) of the definition of "Change of Control" and under "—Consolidation, Merger, Sale of Assets, etc." has no clearly established meaning under New York law (which governs the Indenture) and has been the subject of limited judicial interpretation in only a few jurisdictions. Accordingly, there may be a degree of uncertainty in ascertaining whether any particular transaction would involve a disposition of "all or substantially all" of the assets of a person, which uncertainty should be considered by prospective purchasers of Notes.

        The provisions under the Indenture set forth above relating to the Company's obligations to make a Change of Control Offer may, prior to the occurrence of a Change of Control, be waived or modified with the consent of the holders of a majority in principal amount of the then outstanding Notes issued under the Indenture. Following the occurrence of a Change of Control, any change, amendment or modification in any material respect of the obligation of the Company to make and consummate a Change of Control Offer may only be effected with the consent of each holder of Notes affected thereby. See "—Amendments and Waivers."

Certain Covenants

        The Indenture contains the following covenants, among others:

        Limitation on Indebtedness.    (1) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise (in each case, to "incur"), for the payment of any Indebtedness (including any Acquired Indebtedness); provided, however, that the Company and any Restricted Subsidiary will be permitted to incur Indebtedness (including Acquired Indebtedness) if the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries is at least 2.00:1.00.

        (2)   Paragraph (1) of this covenant will not prohibit the incurrence of any of the following items of Indebtedness:

  (a)
  Indebtedness incurred by the Company and Restricted Subsidiaries pursuant to Credit Facilities; provided, however, that, immediately after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (a) and then outstanding does not exceed the greater of (i) $3.9 billion and (ii) 85.0% of Consolidated Net Tangible Assets, less, in either case, any amounts permanently repaid or commitments permanently reduced in accordance with the covenant described under "—Disposition of Proceeds of Asset Sales";

  (b)
  Indebtedness of the Company and the Guarantors related to the Notes issued on the Issue Date and the guarantees of such Notes;

  (c)
  the incurrence by the Company or any Restricted Subsidiary of the Existing Indebtedness;

  (d)
  Indebtedness of the Company or any Restricted Subsidiary under equipment purchase or lines of credit, or for Capitalized Lease Obligations or Purchase Money Obligations; provided, that, immediately after giving effect to any such incurrence, the aggregate principal amount of

    Indebtedness incurred under this clause (d) and then outstanding does not exceed the greater of $400.0 million and 7.5% of Consolidated Net Tangible Assets;

  (e)
  Indebtedness of the Company or any Restricted Subsidiary incurred in respect of (i) performance bonds, completion guarantees, surety bonds, bankers' acceptances, letters of credit or other similar bonds, instruments or obligations in the ordinary course of business, including Indebtedness evidenced by letters of credit issued in the ordinary course of business to support the insurance or self-insurance obligations of the Company or any of its Restricted Subsidiaries (including to secure workers' compensation and other similar insurance coverages), but excluding letters of credit issued in respect of or to secure money borrowed, (ii) obligations under Hedging Obligations entered into for bona fide hedging purposes of the Company and not for speculative purposes, (iii) financing of insurance premiums in the ordinary course of business or (iv) cash management obligations and netting, overdraft protection and other similar facilities or arrangements, in each case arising under standard business terms of any bank at which the Company or any Restricted Subsidiary maintains such facility or arrangement;

  (f)
  Indebtedness consisting of accommodation guarantees for the benefit of trade creditors of the Company or any Restricted Subsidiary;

  (g)
  Indebtedness of the Company or a Restricted Subsidiary owed to and held by the Company or another Restricted Subsidiary; provided, however, that:

  (i)
  if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations then due with respect to the Notes, in the case of the Company, or the guarantee of the Notes, in the case of a Guarantor; and

  (ii)
  any transfer of such Indebtedness by the Company or a Restricted Subsidiary (other than to the Company or another Restricted Subsidiary) or the sale, transfer or other disposition by the Company or any Restricted Subsidiary of the Company of Capital Stock of a Restricted Subsidiary (other than to the Company or a Restricted Subsidiary) that results in such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary shall, in each case, be deemed to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (g);

  (h)
  Indebtedness arising from (i) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence and (ii) customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased or rented in the ordinary course of business;

  (i)
  Indebtedness of:

  (x)
  the Company, to the extent the proceeds thereof are used to renew, refund, refinance, amend, extend, defease or discharge any Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness) that was permitted to be incurred by the Indenture pursuant to paragraph (1) of this covenant or pursuant to clauses (b), (c) or (i) of this paragraph (2); and

  (y)
  any Restricted Subsidiary, to the extent the proceeds thereof are used to renew, refund, refinance, amend, extend, defease or discharge any Indebtedness of such Restricted Subsidiary (other than intercompany Indebtedness) that was permitted to be incurred by the Indenture pursuant to paragraph (1) of this covenant or pursuant to clause (b), (c) or (i) of this paragraph (2); provided, however, that:

  (A)
  the principal amount of Indebtedness incurred pursuant to this clause (i) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced, plus the amount of any accrued and unpaid interest and any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith; and

      (B)
      in the case of Indebtedness incurred by the Company pursuant to this clause (i) to refinance Subordinated Indebtedness, such Indebtedness;

      (I)
      has no scheduled principal payment prior to the 91st day after the Maturity Date; and

      (II)
      has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes issued under the Indenture;

  (j)
  Indebtedness of Foreign Subsidiaries incurred to finance the working capital of such Foreign Subsidiaries;

  (k)
  Indebtedness arising from agreements of the Company or any Restricted Subsidiary providing for guarantees, indemnification, obligations in respect of earnouts or other purchase price adjustments or holdback of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

  (l)
  Indebtedness arising from the making of Standard Securitization Undertakings by the Company or any Restricted Subsidiary;

  (m)
  guarantees by the Company or a Restricted Subsidiary of Indebtedness that was permitted to be incurred by the Company or any Restricted Subsidiary under the Indenture; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

  (n)
  guarantees or other Indebtedness in respect of Indebtedness of (i) an Unrestricted Subsidiary, (ii) a Person in which the Company or a Restricted Subsidiary has a minority interest or (iii) joint ventures or similar arrangements, provided, however, that at the time of incurrence of any Indebtedness pursuant to this clause (n) the aggregate principal amount of all guarantees and other Indebtedness incurred under this clause (n) and then outstanding does not exceed the greater of $250.0 million and 5% of Consolidated Net Tangible Assets; and

  (o)
  Indebtedness of the Company or any Restricted Subsidiary, in addition to that described in clauses (a) through (n) of this paragraph (2); provided, that immediately after giving effect to any such incurrence, the aggregate principal amount of Indebtedness incurred pursuant to this clause (o) and then outstanding does not exceed the greater of $500.0 million and 10% of Consolidated Net Tangible Assets.

        The Company will not incur, and will not permit any Subsidiary Guarantor to incur, any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the guarantee thereof on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or any Subsidiary Guarantor solely by virtue of being unsecured or by virtue of being secured on a senior, pari passu or junior Lien basis (including by virtue of any intercreditor arrangements as to any such Liens, including but not limited as to exercise of remedies or order of application of proceeds of collateral).

        For the purposes of determining compliance with, and the outstanding principal amount of Indebtedness incurred pursuant to and in compliance with, this covenant, (i) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraphs (1) and (2) of this covenant, the Company, in its sole discretion, will classify, and may from time to time reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the clauses of paragraph (1) or (2) of this covenant, provided that (i) Indebtedness outstanding on the Issue Date under the Credit Agreement shall be treated as incurred pursuant to clause (a) of paragraph (2) above, and (ii) any other obligation of the obligor on such Indebtedness (or of any other Person who could have incurred such Indebtedness under this covenant) arising under any guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness.

        Except as provided in the following paragraph with respect to Indebtedness denominated in a foreign currency, the amount of any Indebtedness outstanding as of any date will be:

  (1)
  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

  (2)
  the principal amount of the Indebtedness, in the case of any other Indebtedness; and

  (3)
  in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

  (a)
  the Fair Market Value of such assets at the date of determination; and

  (b)
  the amount of the Indebtedness of the other Person.

        For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that (x) the dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date, (y) if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency (or in a different currency from such Indebtedness so being incurred), and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness, calculated as described in the following sentence, does not exceed (i) the outstanding or committed principal amount (whichever is higher) of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing and (z) the dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and incurred pursuant to a Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Company's option, (i) the Issue Date, (ii) any date on which any of the respective commitments under such Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder or (iii) the date of such incurrence. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

        Limitation on Restricted Payments.    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

  (a)
  declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any Restricted Subsidiary or make any payment to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary (other than dividends or distributions payable solely in Capital Stock of the Company (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock)) (other than the declaration or payment of dividends or other distributions to the extent declared or paid to the Company or any Restricted Subsidiary);

  (b)
  purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any options, warrants, or other rights to purchase any such Capital Stock of the Company or any direct or indirect parent of the Company (other than any such securities owned by the Company or a Restricted Subsidiary and any acquisition of Capital Stock deemed to occur upon the exercise of options if such Capital Stock represents a portion of the exercise price thereof);

  (c)
  make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness (other than (A) any such Subordinated Indebtedness owned by the Company or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value (collectively, for purposes of this clause (c), a "purchase") of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment, final maturity or exercise of a right to put on a set scheduled date (but not including any put right in connection with a change of control event), in each case due within one year of the date of such purchase; provided that, in the case of any such purchase in anticipation of the exercise of a put right, at the time of such purchase, it is more likely than not, in the good faith judgment of the Board of Directors of the Company, that such put right would be exercised if such put right were exercisable on the date of such purchase); or

  (d)
  make any Investment (other than any Permitted Investment) in any Person,

    (such payments or Investments described in the preceding clauses (a), (b), (c) and (d) are collectively referred to as "Restricted Payments"), unless, immediately after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment):

    (A)
    no Default or Event of Default shall have occurred and be continuing (or would result therefrom);

    (B)
    the Company would be able to incur $1.00 of additional Indebtedness pursuant to paragraph (1) of the covenant described under "—Limitation on Indebtedness" above; and

    (C)
    the aggregate amount of such Restricted Payment together with all other Restricted Payments (including the Fair Market Value of any non-cash Restricted Payments) declared or made since the Issue Date would not exceed the sum of (without duplication) of:

    (1)
    50% of the Consolidated Net Income of the Company accrued during the period (treated as one accounting period) from January 1, 2012 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such aggregate cumulative Consolidated

        Net Income of the Company for such period shall be a deficit, minus 100% of such deficit);

      (2)
      the aggregate net cash proceeds and the Fair Market Value of property or assets received by the Company as capital contributions to the Company after March 9, 2012 or from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock of the Company) of the Company to any Person (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) after March 9, 2012;

      (3)
      the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) upon the exercise of any options, warrants or rights to purchase shares of Capital Stock (other than Redeemable Capital Stock) of the Company since the Issue Date;

      (4)
      the aggregate net cash proceeds and the Fair Market Value of property or assets received after March 9, 2012 by the Company or any Restricted Subsidiary from any Person (other than a Subsidiary of the Company) for Indebtedness that has been converted or exchanged into or for Capital Stock (other than Redeemable Capital Stock) of the Company or Holdings (to the extent such Indebtedness was originally sold by the Company for cash), plus the aggregate amount of cash and the Fair Market Value of any property received by the Company or any Restricted Subsidiary (other than from a Subsidiary of the Company) in connection with such conversion or exchange;

      (5)
      in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after March 9, 2012, an amount equal to the proceeds or return of capital with respect to such Investment less the cost of the disposition of such Investment;

      (6)
      the aggregate amount equal to the net reduction in Investments (other than Permitted Investments) in Unrestricted Subsidiaries resulting from dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary since the Issue Date; and

      (7)
      so long as the Designation thereof was treated as a Restricted Payment made after March 9, 2012, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary in accordance with "—Limitation on Designations of Unrestricted Subsidiaries" below, the Fair Market Value of the Company's interest in such Subsidiary.

        None of the foregoing provisions will prohibit the following; provided that with respect to payments pursuant to clauses (i), subclause (y) of (iv), (v), (vi), (vii), (viii), (x) and (xvi) below, no Default or Event of Default has occurred and is continuing:

  (i)
  the payment of any dividend or distribution within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the first paragraph of this covenant;

  (ii)
  the making of any Restricted Payment in exchange for, or out of the net cash proceeds of, a substantially concurrent sale (other than to a Subsidiary of the Company) of Capital Stock of the Company (other than Redeemable Capital Stock) or from a substantially concurrent cash capital contribution to the Company; provided, however, that such cash proceeds are excluded from clause (C) of the first paragraph of this covenant;

  (iii)
  any redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale of Indebtedness of the Company which:

  (x)
  has no scheduled principal payment prior to the 91st day after the Maturity Date; and

  (y)
  has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes issued under the Indenture;

  (iv)
  payments to purchase Capital Stock of the Company or Holdings from officers of the Company or Holdings (x) made in connection with the Merger Transactions and (y) otherwise in an amount not to exceed the sum of (1) $20.0 million plus (2) $5.0 million multiplied by the number of calendar years that have commenced since March 9, 2012;

  (v)
  payments (other than those covered by clause (iv) above) to purchase Capital Stock of the Company or Holdings from management or employees of the Company or any of its Subsidiaries, or their authorized representatives, upon the death, disability or termination of employment of such employees, (x) made in connection with the Merger Transactions and (y) otherwise in aggregate amounts under this clause (v) not to exceed $5.0 million in any fiscal year of the Company;

  (vi)
  payments to Holdings in an amount sufficient to permit it to (I) make scheduled payments of interest on (A) the 4.000% Convertible Senior Notes and the 6.500% Convertible Subordinated Debentures and (B) any Indebtedness incurred by Holdings to refinance any Indebtedness described in clause (A); provided that such Indebtedness would otherwise satisfy the requirements of clause (y)(A) of paragraph (2)(i) under "—Limitation on Indebtedness," (II) purchase, repurchase, redeem, defease or otherwise acquire or retire within one year of final maturity the 4.000% Convertible Senior Notes or the 6.500% Convertible Subordinated Debentures; provided that any payments made pursuant to this clause (II) are made with the proceeds of Indebtedness permitted to be incurred under the Indenture and any such Indebtedness would otherwise satisfy the requirements of clause (y)(A) and subclauses (I) and (II) of clause (B) of paragraph (2)(i) under "—Limitation on Indebtedness" and (III) purchase, repurchase, redeem, defease or otherwise acquire or retire at any time upon conversion the 4.000% Convertible Senior Notes; provided that after giving pro forma effect to such incurrence and payments pursuant to this clause (III), the Company's Senior Indebtedness Leverage Ratio does not exceed 4.00:1.00;

  (vii)
  within 60 days after the consummation of the Change of Control Offer with respect to a Change of Control described under "—Change of Control" above (including the purchase of the Notes tendered), any purchase or redemption of Subordinated Indebtedness or any Capital Stock of Holdings, the Company or any Restricted Subsidiaries required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed 101% of the outstanding principal amount or liquidation amount thereof, plus accrued and unpaid interest or dividends (if any); provided, however, that at the time of such purchase or redemption no Default shall have occurred and be continuing (or would result therefrom);

  (viii)
  within 60 days after the consummation of the Asset Sale Offer with respect to an Asset Sale described under "—Disposition of Proceeds of Asset Sales" below (including the purchase of the Notes tendered), any purchase or redemption of Subordinated Indebtedness or any Capital Stock of Holdings, the Company or any Restricted Subsidiaries required pursuant to the terms thereof as a result of such Asset Sale; provided, however, that at the time of such purchase or redemption no Default shall have occurred and be continuing (or would result therefrom);

  (ix)
  payments to Holdings in an amount sufficient to enable Holdings to pay:

  (1)
  its taxes, legal, accounting, payroll, benefits, incentive compensation, insurance and corporate overhead expenses (including SEC, stock exchange and transfer agency fees and expenses) and expenses of United Rentals Trust I payable by Holdings pursuant to the terms of the trust agreement governing such trust;

  (2)
  trade, lease, payroll, benefits, incentive compensation and other obligations in respect of goods to be delivered to, services (including management and consulting services) performed for and properties used by, the Company and the Restricted Subsidiaries;

  (3)
  the purchase price for Investments in other persons; provided, however, that promptly following such Investment either:

  (x)
  such other person either becomes a Restricted Subsidiary or is merged or consolidated with, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary, or the Company or a Restricted Subsidiary is merged with or into such other person; or

  (y)
  such Investment would otherwise be permitted under the Indenture if made by the Company and such Investment is contributed or transferred by Holdings to the Company or a Restricted Subsidiary;

  (4)
  reasonable and customary incidental expenses as determined in good faith by the Board of Directors of Holdings; and

  (5)
  costs and expenses incurred by Holdings in relation to the issuance of the Notes and the Guarantees or the Merger Transactions.

  (x)
  cash payments in lieu of the issuance of fractional shares in connection with the exercise of any warrants, options or other securities convertible into or exchangeable for Capital Stock of Holdings, the Company or any Restricted Subsidiary;

  (xi)
  the deemed repurchase of Capital Stock on the cashless exercise of stock options;

  (xii)
  the payment of any dividend or distribution by a Restricted Subsidiary to the holders of its Capital Stock on a pro rata basis;

  (xiii)
  any Investment made in a Special Purpose Vehicle in connection with a Securitization Transaction, which Investment consists of the assets described in the definition of "Equipment Securitization Transaction" or "Receivables Securitization Transaction";

  (xiv)
  any Restricted Payment made in connection with the consummation of the Merger Transactions, including payments made by the Company to Holdings necessary to consummate the Merger Transactions;

  (xv)
  Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale or other sale of assets or property made pursuant to and in compliance with the Indenture; and

  (xvi)
  any Restricted Payment in an amount which, when taken together with all Restricted Payments made after the Issue Date pursuant to this clause (xvi), does not exceed $300.0 million.

        Any payments made pursuant to clauses (i) or (xvi) of this paragraph shall be taken into account in calculating the amount of Restricted Payments pursuant to clause (C) of the first paragraph of this covenant.

        The Company, in its sole discretion, may classify or reclassify (x) any Permitted Investment as being made in whole or in part as a permitted Restricted Payment or (y) any Restricted Payment as being made in whole or in part as a Permitted Investment (to the extent such Restricted Payment qualifies as a Permitted Investment).

        Limitation on Liens.    The Company will not, and will not permit any Restricted Subsidiary to create, incur, assume or suffer to exist any Lien (the "Initial Lien") of any kind (except for Permitted Liens) securing any Indebtedness, unless the Notes are equally and ratably secured (except that Liens securing Subordinated Indebtedness shall be expressly subordinate to Liens securing the Notes to the same extent such Subordinated Indebtedness is subordinate to the Notes). Any Lien created for the benefit of the holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

        Disposition of Proceeds of Asset Sales.    The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless:

  (a)
  the Company or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of; and

  (b)
  at least 75% of such consideration consists of cash or Cash Equivalents; provided, however, that this limitation will not apply to any Asset Sale in which the cash or Cash Equivalent portion of the consideration received therefrom, determined in accordance with the foregoing provision, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

        Within 365 days of the later of an Asset Sale and the date of receipt of Net Cash Proceeds from such Asset Sale, the Company or such Restricted Subsidiary, as the case may be, may apply the Net Cash Proceeds from such Asset Sale to (1) to the extent the Company or such Restricted Subsidiary elects or is required to the terms thereof, to repay (or, in the case of letters of credit, bankers' acceptances or other similar instruments, cash collateralize) Indebtedness and to correspondingly reduce commitments with respect thereto (in each case other than Subordinated Indebtedness and Indebtedness owed to the Company or a Restricted Subsidiary) or (2) invest in properties or assets that are used or useful in the business of the Company and its Restricted Subsidiaries conducted at such time or in businesses reasonably related thereto or in Capital Stock of a Person, the principal portion of whose assets consist of such property or assets (collectively, "Replacement Assets"); provided, however, that any such reinvestment in Replacement Assets made pursuant to a definitive binding agreement or commitment approved by the Board of Directors of the Company that is executed or approved within such time will satisfy this requirement, so long as such investment is consummated within 180 days of such 365th day or within such longer period of time authorized by the Board of Directors as is necessary to consummate such investment; provided that in the event such binding agreement or commitment is later canceled or terminated for any reason before such Net Cash Proceeds are so applied, the Company or such Restricted Subsidiary may satisfy its obligations as to any Net Cash Proceeds by entering into another binding agreement or commitment within six months of such cancellation or termination of the prior binding agreement or commitment or treating such Net Cash Proceeds as Excess Proceeds; provided, further, that the Company or such Restricted Subsidiary may only enter into such an agreement or commitment under the foregoing provision one time with respect to each Asset Sale. Any Net Cash Proceeds from any Asset Sale that are not used in accordance with the preceding sentence constitute "Excess Proceeds" subject to disposition as provided below.

        When the aggregate amount of Excess Proceeds equals or exceeds $50.0 million, the Company shall make an offer to purchase (an "Asset Sale Offer"), from all holders of the Notes and, to the extent the Company elects or is required by the terms thereof, all holders of other Indebtedness that is pari passu in right of payment with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness to be purchased or redeemed, the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased with the Excess Proceeds.

        The offer price for the Notes in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the purchase date and the offer price for any other Indebtedness that is pari passu in right of payment with the Notes, as applicable, will be as set forth in the documentation governing such Indebtedness (the "Asset Sale Offer Price") and will be payable in cash. If any Excess Proceeds remain after an Asset Sale Offer, the Company may use such Excess Proceeds for general corporate purposes. If the Asset Sale Offer Price with respect to Notes tendered into such Asset Sale Offer exceeds the Excess Proceeds allocable to the Notes, Notes to be purchased will be selected on a pro rata basis. The Notes shall be purchased by the Company on a date that is not earlier than 30 days and not later than 60 days from the date the notice is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

        The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that an Asset Sale occurs and the Company is required to purchase Notes as described above.

        For the purposes of paragraph (b) above, the following are deemed to be cash: (1) the assumption of Indebtedness of the Company or any Restricted Subsidiary to the extent the Company or such Restricted Subsidiary is released from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Sale, (2) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale to the extent that the Company and each other Restricted Subsidiary are released in full from any guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Sale, (3) securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days, (4) consideration consisting of Indebtedness of the Company or any Restricted Subsidiary (provided that such Indebtedness is not expressly subordinated in right of payment to the Notes), (5) Replacement Assets or (6) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in an Asset Sale; provided, however, that the aggregate Fair Market Value of all Designated Non-cash Consideration received and treated as cash pursuant to this clause is not to exceed, at any time, an aggregate amount outstanding equal to the greater of $75.0 million and 2.0% of Consolidated Net Tangible Assets as of the date of the applicable Asset Sale, without giving effect to changes in value subsequent to the receipt of such Designated Non-cash Consideration.

        Limitation on Preferred Stock of Restricted Subsidiaries.    The Company will not permit any Restricted Subsidiary to issue any Preferred Stock other than Preferred Stock issued to the Company or a Wholly Owned Restricted Subsidiary. The Company will not sell, transfer or otherwise dispose of Preferred Stock issued by a Restricted Subsidiary or permit a Restricted Subsidiary to sell, transfer or otherwise dispose of Preferred Stock issued by a Restricted Subsidiary, other than to the Company or a Wholly Owned Restricted Subsidiary. Notwithstanding the foregoing, nothing in such covenant will prohibit Preferred Stock (other than Redeemable Capital Stock) issued by a Person prior to the time:

  (A)
  such person becomes a Restricted Subsidiary;

  (B)
  such person merges with or into a Restricted Subsidiary; or

  (C)
  a Restricted Subsidiary merges with or into such person;

provided, however, that such Preferred Stock was not issued or incurred by such person in anticipation of a transaction contemplated by subclause (A), (B), or (C) above.

        Limitation on Transactions with Affiliates.    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any of its Affiliates, except:

  (a)
  on terms that are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from persons who are not Affiliates of the Company;

  (b)
  with respect to a transaction or series of related transactions involving aggregate payments or value equal to or greater than $20.0 million, the Company shall have delivered an officers' certificate to the Trustee certifying that such transaction or transactions comply with the preceding clause (a); and

  (c)
  with respect to a transaction or series of related transactions involving aggregate payments or value equal to or greater than $50.0 million, such transaction or transactions shall have been approved by a majority of the Disinterested Members of the Board of Directors of the Company; provided, however, that in the event there are no Disinterested Members of the Board of Directors of the Company, the Board of Directors of the Company shall also have received a written opinion from an Independent Qualified Party to the effect that such transaction or series of related transactions is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a non-Affiliate.

        Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to:

  (i)
  transactions with or among the Company and the Restricted Subsidiaries;

  (ii)
  transactions in the ordinary course of business, or approved by a majority of the Board of Directors of the Company, between the Company or any Restricted Subsidiary and any Affiliate of the Company that is a joint venture or similar entity, including United Rentals Industrial Services Inc.;

  (iii)
  (A) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, collective bargaining agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company or any Restricted Subsidiary entered into in the ordinary course of business and (B) any transaction with an officer or director in the ordinary course of business not involving more than $1.0 million in any one year;

  (iv)
  Restricted Payments made in compliance with "—Limitation on Restricted Payments" above;

  (v)
  loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business;

  (vi)
  transactions pursuant to agreements in effect on the Issue Date;

  (vii)
  any sale, conveyance or other transfer of assets customarily transferred in a Securitization Transaction to a Special Purpose Vehicle;

  (viii)
  transactions with customers, clients, suppliers, joint venture partners, joint ventures, including their members or partners, or purchasers or sellers of goods or services, in each case in the ordinary course of business, including pursuant to joint venture agreements, and otherwise in compliance with the terms of the Indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), materially no less favorable to the Company or the applicable Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or that Restricted Subsidiary with an unrelated person or entity, in the good faith determination of the Company's Board of Directors or its senior management, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

  (ix)
  any issuance or sale of Capital Stock (other than Redeemable Capital Stock) of the Company or any capital contribution to the Company; and

  (x)
  the issuance of the Notes and Guarantees and the Merger Transactions, including the payment of all fees and expenses relating thereto and the payments to be made by the Company to Holdings in connection therewith.

        Limitation on Dividends and other Payment Restrictions Affecting Restricted Subsidiaries.    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (a)
  pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits;

  (b)
  pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

  (c)
  make loans or advances to the Company or any other Restricted Subsidiary; or

  (d)
  transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of:

  (i)
  applicable law or any applicable rule, regulation or order;

  (ii)
  (A) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Company or any Restricted Subsidiary and (B) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

  (iii)
  customary restrictions on transfers of property subject to a Lien permitted under the Indenture;

  (iv)
  instruments governing Indebtedness as in effect on the Issue Date;

  (v)
  any agreement or other instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with the Company or any Restricted Subsidiary, or which agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets from such Person, as in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

  (vi)
  an agreement entered into for the sale or disposition of Capital Stock or assets of a Restricted Subsidiary or an agreement entered into for the sale of specified assets (in either case, so long as such encumbrance or restriction, by its terms, terminates on the earlier of the termination of such agreement or the consummation of such agreement and so long as such restriction applies only to the Capital Stock or assets to be sold);

  (vii)
  any agreement in effect on the Issue Date;

  (viii)
  any Credit Facility, Indebtedness under which is incurred pursuant to clause (a) of paragraph (2) under "—Limitation on Indebtedness," the Notes, the Indenture and the guarantees thereunder;

  (ix)
  joint venture agreements and other similar agreements that prohibit actions of the type described in clauses (a), (b), (c) and (d) above, which prohibitions are applicable only to the entity or assets that are the subject of such arrangements;

    (ix)
    any agreement entered into with respect to a Special Purpose Vehicle in connection with a Securitization Transaction, containing customary restrictions required by the institutional sponsor or arranger of such Securitization Transaction in similar types of documents relating to the purchase of similar assets in connection with the financing thereof;

    (x)
    restrictions relating to Foreign Subsidiaries contained in Indebtedness incurred pursuant to the covenant described under "—Limitation on Indebtedness";

    (xi)
    (A) on cash or other deposits or net worth imposed by customers or suppliers under agreements entered into in the ordinary course of business, (B) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary or adversely affect the ability of the Company to make interest and principal payments with respect to the Notes or (C) pursuant to Interest Rate Protection Agreements;

    (xii)
    an agreement or instrument relating to any Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to the covenant described under "—Limitation on Indebtedness" (A) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the holders of the Notes than the encumbrances and restrictions contained in instruments governing Indebtedness as in effect on the Issue Date (as determined in good faith by the Company) or (B) if such encumbrance or restriction is not materially more disadvantageous to the holders of the Notes than is customary in comparable financings (as determined in good faith by the Company) and either (x) the Company determines in good faith that such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness;

    (xiii)
    Purchase Money Obligations with respect to property or assets acquired in the ordinary course of business that impose encumbrances or restrictions on the property or assets so acquired; and

    (xiv)
    any agreement that amends, extends, refinances, renews or replaces any agreement described in the foregoing clauses; provided, however, that the terms and conditions of any such agreement are not materially less favorable, taken as a whole, to the holders of the Notes with respect to such dividend and payment restrictions than those under or pursuant to the agreement amended, extended, refinanced, renewed or replaced.

        Limitation on Designations of Unrestricted Subsidiaries.    The Company may designate any Restricted Subsidiary as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

  (i)
  no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

  (ii)
  the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation) pursuant to the covenant described under "—Limitation on Restricted Payments" above in an amount (the "Designation Amount") equal to the Fair Market Value of the Company's interest in such Subsidiary on such date; and

  (iii)
  the Company would be permitted under the Indenture to incur $1.00 of additional Indebtedness pursuant to paragraph (1) of the covenant described under "—Limitation on Indebtedness" at the time of such Designation (assuming the effectiveness of such Designation).

        In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant "—Limitation on Restricted Payments" for all purposes of the Indenture in the Designation Amount.

        All Subsidiaries of Unrestricted Subsidiaries shall automatically be deemed to be Unrestricted Subsidiaries.

        The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

  (i)
  no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

  (ii)
  all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture.

        All Designations and Revocations must be evidenced by board resolutions of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

        Additional Subsidiary Guarantors.    The Company will cause each Domestic Restricted Subsidiary that guarantees any Indebtedness of the Company or any other Restricted Subsidiary incurred pursuant to clause (a) of paragraph (2) of the covenant described under "—Limitation on Indebtedness" to at substantially the same time execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture, subject to any limitations that apply to the guarantee of Indebtedness giving rise to the requirement to guarantee the Notes. This covenant shall not apply to any of the Company's Subsidiaries that have been properly designated as an Unrestricted Subsidiary or as a Special Purpose Vehicle.

        Designated Senior Indebtedness.    The Company shall not designate any Indebtedness other than Indebtedness incurred under clause (a) of paragraph (2) of the covenant "—Limitation on Indebtedness" as "designated senior indebtedness" under any Subordinated Indebtedness of the Company or any of its Restricted Subsidiaries.

        Reporting Requirements.    For so long as the Notes are outstanding, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the SEC (if permitted by SEC practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. If, notwithstanding the preceding sentence, filing such documents by the Company with the SEC is not permitted by SEC practice or applicable law or regulations, the Company shall transmit (or cause to be transmitted) by mail to all holders of Notes, as their names and addresses appear in the Note register, copies of such documents within 30 days after the Required Filing Date (or make such documents available on a website maintained by the Company or Holdings).

        In addition, for so long as any Notes remain outstanding, the Company will furnish to the holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of Notes, if not obtainable from the SEC, information of the type that would be filed with the SEC pursuant to the foregoing provisions upon the request of any such holder.

Consolidation, Merger, Sale of Assets, etc.

        The Company will not, directly or indirectly, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons, and the Company will not permit any Restricted Subsidiary to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and its Restricted Subsidiaries, taken as a whole, to any other person or persons, unless at the time and after giving effect thereto:

  (a)
  either:

  (i)
  if the transaction or transactions is a merger or consolidation, the Company or such Restricted Subsidiary, as the case may be, shall be the surviving person of such merger or consolidation; or

  (ii)
  the Person formed by such consolidation or into which the Company, or such Restricted Subsidiary, as the case may be, is merged or to which the properties and assets of the Company or such Restricted Subsidiary, as the case may be, substantially as an entirety, are transferred (any such surviving person or transferee person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume pursuant to a supplemental indenture and such other necessary agreements reasonably satisfactory to the Trustee all the obligations of the Company or such Restricted Subsidiary, as the case may be, under the Notes and the Indenture;

  (b)
  immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and

  (c)
  except in the case of any merger of the Company with any wholly owned Subsidiary of the Company or any merger of Restricted Subsidiaries (and, in each case, no other persons), (i) the Company or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness pursuant to paragraph (1) of the covenant described under "—Certain Covenants—Limitation on Indebtedness" (assuming a market rate of interest with respect to such additional Indebtedness) or (ii) the Consolidated Fixed Charge Coverage Ratio of the Company (or, if applicable, the successor company with respect thereto) would equal or exceed the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to giving effect to such transaction.

        In connection with any consolidation, merger, transfer, lease, assignment or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, transfer, lease, assignment or other disposition and the supplemental indenture in respect thereof comply with the requirements under the Indenture.

        Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with the immediately preceding paragraphs, the successor person formed by such consolidation or into which the Company or a Restricted Subsidiary, as the case may be, is merged or the successor person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Notes and the Indenture with the same effect as if such successor had been named as the Company in the Notes and the Indenture and, except in the case of a lease, the Company or such Restricted Subsidiary shall be released and discharged from its obligations thereunder.

        The Indenture provides that for all purposes of the Indenture and the Notes (including the provision of this covenant and the covenants described in "—Certain Covenants—Limitation on Indebtedness," "—Certain Covenants—Limitation on Restricted Payments" and "—Certain Covenants—Limitation on Liens"), Subsidiaries of any surviving person shall, upon such transaction or series of related transactions, become Restricted Subsidiaries unless and until designated Unrestricted Subsidiaries pursuant to and in accordance with "—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries" and all Indebtedness, and all Liens on property or assets, of the Company and the Restricted Subsidiaries in existence immediately after such transaction or series of related transactions will be deemed to have been incurred upon such transaction or series of related transactions.

Events of Default

        The following will be "Events of Default" under the Indenture:

  (i)
  default in the payment of the principal of or premium, if any, when due and payable, on any of the Notes (at Stated Maturity, upon optional redemption, required purchase or otherwise);

  (ii)
  default in the payment of an installment of interest, if any, on any of the Notes, when due and payable, for 30 days;

  (iii)
  default in the performance of, or breach of, the provisions set forth under "—Consolidation, Merger, Sale of Assets, etc.";

  (iv)
  failure to comply with any of its obligations in connection with a Change of Control (other than a default with respect to the failure to purchase the Notes), for a period of 30 days after written notice of such failure has been given to the Company by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes;

  (v)
  default in the performance of, or breach of, any covenant or agreement of the Company or the Guarantors under the Indenture (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with in clause (i), (ii), (iii) or (iv)) and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail:

  (x)
  to the Company by the Trustee; or

  (y)
  to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes;

  (vi)
  default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $150.0 million, in each case, either individually or in the aggregate, and either:

  (a)
  such Indebtedness is already due and payable in full; or

  (b)
  such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; provided that no Default or Event of Default will be deemed to occur with respect to any such accelerated Indebtedness that is paid or is otherwise acquired or retired within 20 business days after such acceleration;

  (vii)
  one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $150.0 million, in each case, either individually or in the aggregate, shall be entered against the Company or any Restricted Subsidiary of the Company or any of their respective properties and shall not be discharged and there shall have been a period of 90 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree, shall not be in effect;

  (viii)
  the entry of a decree or order by a court having jurisdiction in the premises:

  (A)
  for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, reorganization or similar law;

    (B)
    adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under the Federal Bankruptcy Code or any other similar federal, state or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of any of their properties, or ordering the winding-up or liquidation of any of their affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

  (ix)
  the institution by the Company or any Significant Subsidiary of a voluntary case or proceeding under the Federal Bankruptcy Code or any other similar federal, state or foreign law or any other case or proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in any involuntary case or proceeding under the Federal Bankruptcy Code or any other similar federal, state or foreign law or to the institution of bankruptcy or insolvency proceedings against the Company or any Significant Subsidiary, or the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other similar federal, state or foreign law, or the consent by it to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of any of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

  (x)
  any of the guarantees of the Notes by a Guarantor that is a Significant Subsidiary ceases to be in full force and effect or any of such guarantees is declared to be null and void and unenforceable or any of such guarantees is found to be invalid or any of the Guarantors denies its liability under its guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture) and such event continues for 10 business days.

        If an Event of Default (other than those covered by clause (viii) or (ix) above with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary, or any group of Restricted Subsidiaries of the Company, that, taken together, would constitute a Significant Subsidiary) shall occur and be continuing, the Trustee, by notice to the Company, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice to the Trustee and the Company, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Notes due and payable immediately. If an Event of Default specified in clause (viii) or (ix) above with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary, or any group of Restricted Subsidiaries of the Company, that, taken together, would constitute a Significant Subsidiary, occurs and is continuing, then the principal of, premium, if any, accrued and unpaid interest, if any, on all the outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes.

        After a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration if:

  (a)
  the Company has paid or deposited with the Trustee a sum sufficient to pay:

  (i)
  all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

  (ii)
  all overdue interest on all the Notes;

  (iii)
  the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes; and

    (iv)
    to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes which has become due otherwise than by such declaration of acceleration;

  (b)
  the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

  (c)
  all Events of Default, other than the non-payment of principal of and premium, if any, and interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived.

        The holders of a majority in aggregate principal amount of the outstanding Notes may on behalf of the holders of all the Notes waive any past defaults under the Indenture, except a default in the payment of the principal of and premium, if any, or interest on any Note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding.

        No holder of any of the Notes has any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless the holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request to the Trustee, and offered indemnity satisfactory to the Trustee, to institute such proceeding as Trustee under the Notes and the Indenture, the Trustee has failed to institute such proceeding within 45 days after receipt of such notice and the Trustee, within such 45-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations do not apply, however, to a suit instituted by a holder of an Note for the enforcement of the payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

        During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, whether or not an Event of Default shall occur and be continuing, the Trustee under the Indenture is not under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of Notes unless such holders shall have offered to the Trustee security or indemnity satisfactory to it. Subject to certain provisions concerning the rights of the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indenture.

        If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each holder of the Notes notice of the Default or Event of Default within 90 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of and premium, if any, or interest on any Notes, the Trustee may withhold the notice to the holders of such Notes if the Trustee, in good faith, determines that withholding the notice is in the interest of the noteholders.

        The Company is required to furnish to the Trustee annual statements as to the performance by the Company of its and its Restricted Subsidiaries' obligations under the Indenture and as to any default in such performance.

No Liability for Certain Persons

        No director, officer, employee or stockholder of Holdings or the Company, nor any director, officer or employee of any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor under the Notes, the guarantees thereof or the Indenture based on or by reason of such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The foregoing waiver and release are an integral part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers' certificate, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their guarantees of such Notes ("Legal Defeasance") except for:

  (1)
  the rights of holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to below;

  (2)
  the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the Trustee, and the Company's and the Guarantors' obligations in connection therewith; and

  (4)
  the Legal Defeasance and Covenant Defeasance provisions of the Indenture.

        In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "—Events of Default" will no longer constitute an Event of Default with respect to the Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination of cash in U.S. dollars and non-callable U.S. Government Obligations, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Company must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Company must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

  (6)
  the Company must deliver to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

  (7)
  the Company must deliver to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes as expressly provided for in the Indenture) as to all outstanding Notes when:

  (i)
  either:

  (a)
  all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or repaid and the Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

  (b)
  all the Notes not theretofore delivered to the Trustee for cancellation (except lost, stolen or destroyed Notes which have been replaced or paid) have become due and payable, will become due and payable at their stated maturity within one year, or will become due and payable within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of and premium, if any, and interest on the Notes to the date of deposit (in the case of the Notes that have become due and payable) or to the maturity or redemption date, as the case may be together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

  (ii)
  the Company has paid all other sums payable under the Indenture by the Company; and

  (iii)
  the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of such Indenture have been complied with.

Amendments and Waivers

        From time to time, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may, without the consent of the holders of any outstanding Notes, amend, waive or supplement the Indenture, the Notes or the guarantees for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act, or making any change that does not adversely affect the rights of any holder of the Notes. Other amendments and modifications of the Indenture, the Notes or the guarantees may be made by the Company and the Trustee with the consent of the holders of a majority of the aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby:

  (i)
  reduce the principal amount of, extend the fixed maturity of or alter the redemption provisions of, the Notes;

  (ii)
  change the currency in which any Notes or any premium, or the interest thereon is payable;

  (iii)
  reduce the percentage in principal amount of outstanding Notes that must consent to an amendment, supplement or waiver or consent to take any action under the Indenture or the Notes;

  (iv)
  impair the right to institute suit for the enforcement of any payment on or with respect to the Notes;

  (v)
  waive a default in payment with respect to the Notes;

  (vi)
  amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated;

  (vii)
  reduce or change the rate or time for payment of interest, if any, on the Notes; or

  (viii)
  modify or change any provision of the Indenture affecting the ranking of the Notes or any guarantee of the Notes in a manner adverse to the holders of the Notes.

The Trustee

        The Indenture provides that, except during the continuance of an Event of Default, the Trustee thereunder will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined in such Act) it must eliminate such conflict or resign.

        We maintain banking and lending relationships in the ordinary course of business with the Trustee and its affiliates.

Governing Law

        The Indenture and the Note will be governed by the laws of the State of New York, without regard to the principles of conflicts of law.

Book-Entry, Delivery and Form

        The Notes will be issued in the form of one or more registered global notes (the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in certificated form ("Certificated Notes") except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

        Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

        The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

        DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised the Company that, pursuant to procedures established by it:

  (1)
  upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

  (2)
  ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

        Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or "holders" thereof under the Indenture for any purpose.

        Payments in respect of the principal of, and interest and premium, if any on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

        DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

        None of the Company, the Trustee and any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for Certificated Notes if:

  (1)
  DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary;

  (2)
  the Company in its discretion at any time determines not to have all the Notes represented by Global Notes; or

  (3)
  a default entitling the holders of the Notes to accelerate the maturity thereof has occurred and is continuing.

        Any Global Note that is exchangeable as above is exchangeable for certificated notes issuable in authorized denominations and registered in such names as DTC shall direct.

Same Day Settlement and Payment

        The Company will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Company will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The Notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Certain Definitions

        "4.000% Convertible Senior Notes" means the $168 million aggregate principal amount of 4.000% Convertible Senior Notes due 2015 issued by Holdings.

        "6.500% Convertible Subordinated Debentures" means the $55 million aggregate principal amount of 6.500% Convertible Subordinated Debentures due 2028 issued by Holdings.

        "Acquired Indebtedness" means Indebtedness of a person:

  (a)
  assumed in connection with an Asset Acquisition from such person; or

  (b)
  existing at the time such person becomes a Subsidiary of any other person and not incurred in connection with, or in contemplation of, such Asset Acquisition or such person becoming a Subsidiary.

        "Adjusted Treasury Rate" means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after December 15, 2017, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third business day immediately preceding the redemption date, plus 0.50%.

        "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

        "Applicable Premium" means with respect to any Notes at any redemption date, the greater of

  (1)
  1.00% of the principal amount of such Notes; and

  (2)
  the excess of (a) the present value at such redemption date of (i) the redemption price of the Notes on December 15, 2017 as set forth in the table appearing above with respect to the Notes under the caption "—Optional Redemption" plus (ii) all required remaining scheduled interest payments due on such Note through December 15, 2017 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate as of such redemption date, over (b) the principal amount of such Note on such redemption date.

        "Asset Acquisition" means:

  (a)
  an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary or a transaction pursuant to which the Company or a Restricted Subsidiary merges with or into any other Person and such Person assumes the obligations of the Company or such Restricted Subsidiary, as applicable, as described under "—Consolidation, Merger, Sale of Assets, etc."; or

  (b)
  the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person.

        "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition by the Company or any Restricted Subsidiary to any Person other than the Company or a Restricted Subsidiary of:

  (a)
  any Capital Stock of any Restricted Subsidiary (other than directors qualifying shares or to the extent required by applicable law);

  (b)
  all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or

  (c)
  any other properties or assets of the Company or any Restricted Subsidiary, other than, in the case of clause (a), (b) or (c) above,

  (i)
  sales, conveyances, transfers, leases or other dispositions of (x) obsolete, damaged or used equipment or (y) other equipment or inventory in the ordinary course of business;

  (ii)
  sales, conveyances, transfers, leases or other dispositions of assets in one or a series of related transactions for an aggregate consideration of less than $50.0 million;

  (iii)
  for purposes of the covenant described under "—Certain Covenants—Disposition of Proceeds of Asset Sales" only, (x) a disposition that constitutes a Restricted Payment permitted by the covenant described under "—Certain Covenants—Limitation on Restricted Payments" or a Permitted Investment, (y) a disposition governed by the covenant described under "—Consolidation, Merger, Sale of Assets, etc." and (z) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets in connection with a Securitization Transaction;

  (iv)
  any exchange of like property pursuant to or intended to qualify under Section 1031 (or any successor section) of the Code, and to be used in a Related Business;

  (v)
  any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or agreement;

  (vi)
  any disposition of Cash Equivalents;

  (vii)
  any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

  (viii)
  the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable; and

  (ix)
  a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a person (other than a Company or a Restricted Subsidiary) from which such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquires its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition).

        "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes of the applicable series, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capitalized Lease Obligation."

        "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing:

  (i)
  the sum of the products of:

  (a)
  the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness; and

  (b)
  the amount of each such principal payment; by

  (ii)
  the sum of all such principal payments.

        "Board of Directors" means the board of directors of a company or its equivalent, including managers of a limited liability company, general partners of a partnership or trustees of a business trust, or any duly authorized committee thereof.

        "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such person's capital stock or equity participations, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock and, including, without limitation, with respect to partnerships, limited liability companies or business trusts, ownership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, such partnerships, limited liability companies or business trusts.

        "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP; provided, that if GAAP shall change after the Issue Date so that a lease (or other agreement conveying the right to use property) that would not be classified as a capital lease under GAAP as in effect as of the Issue Date would be classified as a capital lease, then the obligations under such lease (or other agreement conveying the right to use any property) shall not be considered to be a Capitalized Lease Obligation.

        "Cash Equivalents" means, at any time:

  (a)
  any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof;

  (b)
  commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case rated at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc.;

  (c)
  any certificate of deposit (or time deposits represented by such certificates of deposit) or bankers acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500 million;

  (d)
  any repurchase agreement entered into with any commercial banking institution of the stature referred to in clause (c) which:

  (i)
  is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c); and

  (ii)
  has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder;

  (e)
  investments in short-term asset management accounts managed by any bank party to a Credit Facility which are invested in indebtedness of any state or municipality of the United States or of the District of Columbia and which are rated under one of the two highest ratings then obtainable from Standard & Poor's Ratings Group or by Moody's Investors Service, Inc. or investments of the types described in clauses (a) through (d) above; and

  (f)
  investments in funds investing primarily in investments of the types described in clauses (a) through (e) above.

        "Change of Control" means the occurrence of any of the following events:

  (a)
  any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total Voting Stock of the Company or Holdings (other than, in the case of the Company, Holdings or a wholly owned Subsidiary of Holdings);

  (b)
  the Company or Holdings consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its properties and assets as an entirety to any Person (other than (1) with respect to the Company, to Holdings, a wholly owned Subsidiary of Holdings or a Subsidiary Guarantor and (2) with respect to Holdings, to a wholly owned Subsidiary of Holdings, the Company or a Subsidiary Guarantor, or any Person that consolidates with, or merges with or into, the Company or Holdings), in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company or Holdings is converted into or exchanged for cash, securities or other property, other than any such transaction involving a merger or consolidation where:

  (i)
  the outstanding Voting Stock of the Company or Holdings is converted into or exchanged for Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation; and

  (ii)
  immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Holdings or any wholly owned Subsidiary of Holdings, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation;

  (c)
  during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company or Holdings (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company or Holdings was approved by a vote of the majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company or Holdings then in office; or

  (d)
  the Company is liquidated or dissolved or adopts a plan of liquidation.

        "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity most nearly equal to the period from the redemption date to December 15, 2017 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to December 15, 2017.

        "Comparable Treasury Price" means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is given to the Company, Reference Treasury Dealer Quotations for such redemption date.

        "Consolidated Cash Flow Available for Fixed Charges" means, with respect to any Person for any period:

  (i)
  the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:

  (a)
  Consolidated Net Income;

  (b)
  Consolidated Non-cash Charges;

  (c)
  Consolidated Interest Expense;

  (d)
  Consolidated Income Tax Expense;

  (e)
  any fees, expenses or charges related to the issuance of the Notes and Guarantees, the Merger Transactions or to any Equity Offering, Investment, merger, acquisition, disposition, consolidation, recapitalization or the incurrence or repayment of Indebtedness permitted by the Indenture (including any refinancing or amendment of any of the foregoing) (whether or not consummated or incurred);

  (f)
  the amount of any restructuring charges or reserves (which shall include retention, severance, systems establishment cost, excess pension charges, contract termination costs, including future lease commitments, costs related to start up, closure, relocation or consolidation of facilities, costs to relocate employees, consulting fees, one time information technology costs, one time branding costs and losses on the sale of excess fleet from closures); provided, however, that the aggregate amount of such charges or reserves added to Consolidated Cash Flow Available for Fixed Charges for any period pursuant to this clause (f) (when taken together with any amounts added pursuant to clause (g)(C)(ii) below) will not exceed the greater of 10.0% of Consolidated Cash Flow Available for Fixed Charges of such Person for such period; and

  (g)
  the amount of net cost savings and synergies projected by the Company in good faith to be realized (which shall be calculated on a pro forma basis as though such cost savings or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings or synergies are reasonably identifiable and supportable, (B) such actions have been taken or are to be taken within 12 months after the date of determination to take such action and (C) the aggregate amount of any cost savings and synergies added pursuant to this clause (g) (when taken together with any amounts added pursuant to clause (f) above) shall not exceed 10.0% of Consolidated Cash Flow Available for Fixed Charges for such period, less

  (ii)
  (x) non-cash items increasing Consolidated Net Income and (y) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated Cash Flow Available for Fixed Charges in the most recent Four Quarter Period (as defined below).

        "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating:

  (1)
  all intercompany items between the Company and any Restricted Subsidiary; and

  (2)
  all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to any person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to the aggregate amount of Consolidated Fixed Charges of such person for the Four Quarter Period.

        The Consolidated Fixed Charge Coverage Ratio shall be calculated after giving pro forma effect to:

  (a)
  the incurrence of Indebtedness requiring calculation of the Consolidated Fixed Charge Coverage Ratio and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness were incurred at the beginning of the Four Quarter Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during the Four Quarter Period during the period from the date of creation of such facility to the date of such calculation);

  (b)
  the incurrence, repayment, defeasance, retirement or discharge of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of the Four Quarter Period as if such Indebtedness was incurred, repaid, defeased, retired or discharged at the beginning of the Four Quarter Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during the Four Quarter Period or such shorter for which such facility was outstanding (or, if such facility was created after the end of the Four Quarter Period, based upon the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation or such shorter period)); and

  (c)
  any Asset Sale or Asset Acquisition occurring since the first day of the Four Quarter Period (including to the date of calculation) as if such acquisition or disposition occurred at the beginning of such Four Quarter Period.

        For purposes of this definition, whenever pro forma effect is to be given to any Investment, acquisition, disposition or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such Investment, acquisition, disposition or other transaction that have been or are expected to be realized) shall be as determined in good faith by the chief financial officer or an authorized officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness). If any Interest bears, at the option of the Company or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP, subject to the definition of Capitalized Lease Obligation hereunder.

        If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or such Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

        "Consolidated Fixed Charges" means, with respect to any person for any period, the sum of, without duplication, the amounts for such period of:

  (i)
  Consolidated Interest Expense; and

  (ii)
  the aggregate amount of dividends and other distributions paid in cash during such period in respect of Redeemable Capital Stock of such person and its Restricted Subsidiaries on a consolidated basis.

        "Consolidated Income Tax Expense" means, with respect to any person for any period, the provision for federal, state, local and foreign taxes (whether or not paid, estimated or accrued) based on income, profits or capitalization of such person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any person for any period, without duplication, the sum of:

  (i)
  the interest expense, net of any interest income, of such person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

  (a)
  any amortization of debt discount;

  (b)
  the net payments made or received under Interest Rate Protection Obligations (including any amortization of discounts);

  (c)
  the interest portion of any deferred payment obligation;

  (d)
  all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing or similar facilities; and

  (e)
  all accrued interest; and

  (ii)
  the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, less

  (iii)
  to the extent otherwise included in such interest expense referred to in clause (i) above, the amortization or write-off of financing costs, commissions, fees and expenses.

        "Consolidated Net Income" means, with respect to any person, for any period, the consolidated net income (or loss) of such person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication:

  (i)
  any extraordinary, unusual or non-recurring gain, loss, expense or charge (including without limitation fees, expenses and charges associated with the Merger Transactions or any merger, acquisition, disposition or consolidation after March 9, 2012);

  (ii)
  (A) the portion of net income of such person and its Restricted Subsidiaries allocable to minority interests in unconsolidated persons or to Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such person or one of its Restricted Subsidiaries and (B) the portion of net loss of such person and its Restricted Subsidiaries allocable to minority interests in unconsolidated persons or to Investments in Unrestricted Subsidiaries shall be included to the extent of the aggregate investment of the Company or any Restricted Subsidiary in such person;

  (iii)
  gains or losses in respect of any Asset Sales by such person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;

  (iv)
  the net income of any Restricted Subsidiary of such person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to the Notes or Indenture and (z) restrictions in effect on the Issue Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the holders than such restrictions in effect on the Issue Date);

  (v)
  any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

  (vi)
  the write-off of any issuance costs incurred by the Company in connection with the refinancing or repayment of any Indebtedness;

  (vii)
  any net after-tax gain (or loss) attributable to the early repurchase, extinguishment or conversion of Indebtedness, hedging obligations or other derivative instruments (including any premiums paid);

  (viii)
  any non-cash income (or loss) related to the recording of the Fair Market Value of any Hedging Obligations;

  (ix)
  any unrealized gains or losses in respect of Currency Agreements;

  (x)
  (a) any non-cash compensation deduction as a result of any grant of stock or stock-related instruments to employees, officers, directors or members of management and (b) and any cash charges associated with the rollover, acceleration or payout on stock or stock-related instruments by management of Holdings, the Company, or any of their Subsidiaries in connection with the Merger Transactions;

  (xi)
  any income (or loss) from discontinued operations;

  (xii)
  any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of any Person denominated in a currency other than the functional currency of such Person;

  (xiii)
  to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption; provided that, to the extent included in Consolidated Net Income in a future period, reimbursements with respect to expenses excluded from the calculation of Consolidated Net Income pursuant to this clause (xiii) shall be excluded from Consolidated Net Income in such period up to the amount of such excluded expenses;

  (xiv)
  any non-cash charge, expense or other impact attributable to application of the purchase method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase accounting adjustments);

  (xv)
  any goodwill or other intangible asset impairment charge;

  (xvi)
  effects of fair value adjustments in the merchandise inventory, property and equipment, goodwill, intangible assets, deferred revenue, deferred rent and debt line items in such Person's consolidated financial statements pursuant to GAAP resulting from the application of acquisition accounting in relation to the Merger Transactions or any consummated acquisition and the amortization or write-off or removal of revenue otherwise recognizable of any amounts thereof, net of taxes, shall be excluded or added back in the case of lost revenue;

  (xvii)
  the amount of loss on sale of receivables and related assets to a Subsidiary in connection with a Receivables Securitization Transaction; and

  (xviii)
  accruals and reserves that are established within 12 months after the consummation of the Merger Transactions that are established as a result of the Merger Transactions (or within 12 months after the closing of any acquisition or investment that are so required to be established as a result of such acquisition or investment) in accordance with GAAP, or changes as a result of adoption or modification of accounting policies.

        "Consolidated Net Tangible Assets" as of any date of determination, means the total amount of assets (less the sum of goodwill and other intangibles, net) which would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to the acquisition or disposal of any property or assets consummated on or prior to such date and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

  (1)
  minority interests in consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary;

  (2)
  treasury stock;

  (3)
  cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

  (4)
  Investments in and assets of Unrestricted Subsidiaries.

        "Consolidated Non-cash Charges" means, with respect to any person for any period, the aggregate depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses of such person and its Restricted Subsidiaries reducing Consolidated Net Income of such person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss).

        "Control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

        "Credit Agreement" means the Amended and Restated Credit Agreement, dated as of October 14, 2011, and as amended effective as of December 29, 2011 and as further amended as of March 5, 2012, among the Company and certain of its Subsidiaries, as Borrowers, Holdings and certain of its Subsidiaries as Guarantors, United Rentals of Canada, Inc., as Canadian Borrower, United Rentals Financing Limited Partnership, as specified loan borrower, Bank of America, N.A., as agent, U.S. swingline lender and U.S. letter of credit issuer, Bank of America, N.A. (acting through its Canada branch), as Canadian swingline lender and Canadian letter of credit issuer, Wells Fargo Capital Finance, LLC, as syndication agent, Citigroup Global Markets Inc. and Morgan Stanley Senior Funding, Inc., as co-documentation agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Capital Finance, LLC, Citigroup Global Markets Inc. and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners, and the lenders party thereto, together with the related documents (including any term loans and revolving loans thereunder, any guarantees and any security documents, instruments and agreements executed in connection therewith), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions)

from time to time, and any agreement, indenture or other instrument (and related documents) governing any form of Indebtedness incurred to refinance or replace, in whole or in part, the borrowings and commitments at any time outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or holder of Indebtedness or group of lenders or holders of Indebtedness and whether to the same obligor or different obligors.

        "Credit Facility" means one or more debt facilities or agreements (including the Credit Agreement and the Senior Secured Notes), commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, with banks or other institutional lenders or investors providing for, or acting as underwriters of, revolving loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), notes, debentures, letters of credit or the issuance and sale of securities including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith and in each case, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreements, indentures or other instruments (and related documents) governing any form of Indebtedness incurred to refinance or replace, in whole or in part, the borrowings and commitments at any time outstanding or permitted to be outstanding under such facility or agreement or successor facility or agreement whether by the same or any other lender or holder of Indebtedness or group of lenders or holders of Indebtedness and whether the same obligor or different obligors.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

        "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officers' certificate which sets forth the Fair Market Value of the non-cash consideration at the time of its receipt and the basis for such valuation.

        "Disinterested Member of the Board of Directors of the Company" means, with respect to any transaction or series of transactions, a member of the Board of Directors of the Company other than a member who has any material direct or indirect financial interest in or with respect to such transaction or series of transactions or is an Affiliate, or an officer, director or an employee of any Person (other than the Company, Holdings or any Restricted Subsidiary) who has any direct or indirect financial interest in or with respect to such transaction or series of transactions.

        "Domestic Restricted Subsidiary" means any Restricted Subsidiary other than a Foreign Subsidiary.

        "Equipment Securitization Transaction" means any sale, assignment, pledge or other transfer (a) by the Company or any Subsidiary of the Company of rental fleet equipment, (b) by any ES Special Purpose Vehicle of leases or rental agreements between the Company and/or any Subsidiary of the Company, as lessee, on the one hand, and such ES Special Purpose Vehicle, as lessor, on the other hand, relating to such rental fleet equipment and lease receivables arising under such leases and rental agreements and (c) by the Company or any Subsidiary of the Company of any interest in any of the foregoing, together in each case with (i) any and all proceeds thereof (including all collections relating thereto, all payments and other rights under insurance policies or warranties relating thereto, all disposition proceeds received upon a sale thereof, and all rights under manufacturers' repurchase programs or guaranteed depreciation programs relating thereto), (ii) any collection or deposit account relating thereto and (iii) any collateral, guarantees, credit enhancement or other property or claims supporting or securing payment on, or otherwise relating to, any such leases, rental agreements or lease receivables.

        "Equity Offering" means a private or public sale for cash after the Issue Date by (1) the Company of its common Capital Stock (other than Redeemable Capital Stock and other than to a Subsidiary of the Company) or (2) Holdings of its Capital Stock (other than to the Company or a Subsidiary of the Company) to the extent that the net proceeds therefrom are contributed to the common equity capital of the Company.

        "ES Special Purpose Vehicle" means a trust, bankruptcy remote entity or other special purpose entity which is a Subsidiary of the Company or Holdings (or, if not a Subsidiary of the Company or Holdings, the common equity of which is wholly owned, directly or indirectly, by the Company or Holdings) and which is formed for the purpose of, and engages in no material business other than, acting as a lessor, issuer or depositor in an Equipment Securitization Transaction (and, in connection therewith, owning the rental fleet equipment, leases, rental agreements, lease receivables, rights to payment and other interests, rights and assets described in the definition of Equipment Securitization Transaction, and pledging or transferring any of the foregoing or interests therein).

        "Event of Default" has the meaning set forth under "—Events of Default" herein.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement and the Senior Secured Notes) in existence on the Issue Date, until such amounts are repaid.

        "Existing Securitization Facility" means the receivables facility established pursuant to the Receivables Purchase Agreement, dated as of September 24, 2012, as amended from time to time, among United Rentals Receivables LLC II, as seller, Holdings, as collection agent, Liberty Street Funding LLC, as a purchaser, Market Street Funding LLC, as a purchaser, Gotham Funding Corporation, as a purchaser, The Bank of Nova Scotia, as a bank, as administrative agent and as a purchaser agent, PNC Bank National Association, as a bank and as a purchaser agent, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as a bank and as a purchaser agent.

        "Fair Market Value" means, with respect to any asset, the fair market value of such asset as determined by the Board of Directors of the Company in good faith, whose determination shall be conclusive and, in the case of assets with a Fair Market Value in excess of $100.0 million, evidenced by a resolution of the Board of Directors of the Company.

        "Foreign Subsidiary" means any Restricted Subsidiary not created or organized under the laws of the United States or any state thereof or the District of Columbia.

        "Fuel Hedging Agreement" means any forward contract, swap, option, hedge or other similar financial agreement designed to protect against fluctuations in fuel prices.

        "GAAP" means generally accepted accounting principles set forth in the Financial Accounting Standards Board codification (or by agencies or entities with similar functions of comparable stature and authority within the U.S. accounting profession) or in rules or interpretative releases of the SEC applicable to SEC registrants; provided that (a) if at any time the SEC permits or requires U.S. domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, the Company may irrevocably elect by written notice to the Trustee to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (i) IFRS for periods beginning on and after the date of such notice or a later date as specified in such notice as in effect on such date and (ii) for prior periods, GAAP as defined in the first sentence of this definition and (b) GAAP is determined as of the date of any calculation or determination required hereunder; provided that (x) the Company, on any date, may, by providing notice thereof to the Trustee, elect to establish that GAAP shall mean GAAP as in effect on such date and (y) any such election, once made, shall be irrevocable. The Company shall give notice of any such election to the Trustee and the holders of the Notes.

        "guarantee" means, as applied to any obligation:

  (i)
  a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation; and

  (ii)
  an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts available to be drawn down under letters of credit of another person.

The term "guarantee" used as a verb has a corresponding meaning.

        "Guarantor" means Holdings and each Subsidiary Guarantor.

        "Guaranty Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company's obligations with respect to the Notes on the terms provided for in the Indenture.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Protection Agreement, Currency Agreement or Fuel Hedging Agreement.

        "Holdings" means United Rentals, Inc., a Delaware corporation, and any permitted successor or assign.

        "IFRS" means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board or any successor to such Board, or the SEC, as the case may be), as in effect from time to time.

        "Indebtedness" means, with respect to any person, without duplication:

  (a)
  the principal amount of all liabilities of such person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit, banker's acceptance or other similar credit transaction;

  (b)
  the principal amount of all obligations of such person evidenced by bonds, notes, debentures or other similar instruments;

  (c)
  all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business;

  (d)
  all Capitalized Lease Obligations of such person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such person;

  (e)
  all Indebtedness referred to in the preceding clauses of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset (as determined in good faith by the Company) or the amount of the obligation so secured);

  (f)
  all guarantees of Indebtedness referred to in this definition by such Person;

  (g)
  all Redeemable Capital Stock of such Person (which shall be valued at the greater of its voluntary or involuntary maximum fixed repurchase price (as defined below) excluding accrued dividends);

  (h)
  all obligations under or in respect of Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time); and

  (i)
  any amendment, supplement, modification, deferral, renewal, extension, refinancing or refunding of any liability of the types referred to in clauses (a) through (h) above;

provided, however, that Indebtedness shall not include:

  (x)
  any holdback or escrow of the purchase price of property, services, businesses or assets; or

  (y)
  any contingent payment obligations incurred in connection with the acquisition of assets or businesses, which are contingent on the performance of the assets or businesses so acquired.

        For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.

        "Independent Qualified Party" means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

        "Interest Rate Protection Agreement" means, with respect to any person, any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

        "Interest Rate Protection Obligations" means the obligations of any person pursuant to any Interest Rate Protection Agreements.

        "Investment" means, with respect to any Person, any loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to any other Person (by means of any transfer of cash or other property or any payment for property or services for consideration of Indebtedness or Capital Stock of any other Person), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of indebtedness issued by any other Person. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company's option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment; provided that to the extent that the amount of Restricted Payments outstanding at any time is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to the first paragraph of the covenant described under "—Limitation on Restricted Payments."

        "Issue Date" means October 30, 2012.

        "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

        "Maturity Date" means June 15, 2023.

        "Merger" means the merger of RSC Holdings Inc. with and into Holdings, as effected on and subsequent to April 30, 2012.

        "Merger Transactions" means the transactions necessary to effect the Merger, including (a) the Merger, (b) the merger of all of the U.S. Subsidiaries of RSC Holdings Inc. and their successors in interest into one or more Subsidiaries of Holdings, (c) the mergers of one or more U.S. Subsidiaries of Holdings into one or more other U.S. Subsidiaries of Holdings, (d) the merger, amalgamation, consolidation and/or liquidation of RSC Holdings Inc.'s Foreign Subsidiaries into one or more Foreign Subsidiaries of the Company, (e) the issuance of debt securities and borrowings under the Credit Agreement in connection with the Merger, (f) the amendment and increase of the Credit Agreement in connection with the Merger, (g) the amendment and refinancing of the Existing Securitization Facility in connection with the Merger and (h) any other transactions contemplated in connection with the Merger and any other financing transactions in connection with the Merger.

        "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) net of:

  (i)
  brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers, recording fees, transfer fees and appraisers' fees) related to such Asset Sale;

  (ii)
  provisions for all taxes payable as a result of such Asset Sale;

  (iii)
  amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary of the Company) owning a beneficial interest in the assets subject to the Asset Sale;

  (iv)
  payments made to retire Indebtedness which is secured by any assets subject to such Asset Sale (in accordance with the terms of any Lien upon such assets) or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds of such Asset Sale;

  (v)
  the amount of any liability or obligations in respect of appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary of the Company, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee; and

  (vi)
  the amount of any purchase price or similar adjustment claimed, owed or otherwise paid or payable by the Company or a Restricted Subsidiary in respect to such Asset Sale.

        "Permitted Investments" means any of the following:

  (i)
  Investments in the Company or in a Restricted Subsidiary;

  (ii)
  Investments in another Person, if as a result of such Investment:

  (A)
  such other Person becomes a Restricted Subsidiary; or

    (B)
    such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary;

  (iii)
  Investments representing Capital Stock, obligations or securities issued to the Company or any of its Restricted Subsidiaries received in settlement of claims against any other person or a reorganization or similar arrangement of any debtor of the Company or such Restricted Subsidiary, including upon the bankruptcy or insolvency of such debtor, or as a result of foreclosure, perfection or enforcement of any Lien;

  (iv)
  Investments in Hedging Obligations entered into by the Company or any of its Subsidiaries in connection with the operations of the business of the Company or its Restricted Subsidiaries and not for speculative purposes;

  (v)
  Investments in the Notes;

  (vi)
  Investments in Cash Equivalents;

  (vii)
  Investments in receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business;

  (viii)
  Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses, in any case, in the ordinary course of business and otherwise in accordance with the Indenture;

  (ix)
  Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under "—Certain Covenants—Disposition of Proceeds of Asset Sales" to the extent such Investments are non-cash proceeds as permitted under such covenant;

  (x)
  advances to employees or officers of the Company in the ordinary course of business and additional loans to employees or officers in an aggregate amount, together with all other Permitted Investments made pursuant to this clause (x), at any time outstanding not to exceed $15.0 million;

  (xi)
  any Investment to the extent that the consideration therefor is Capital Stock (other than Redeemable Capital Stock) of the Company;

  (xii)
  guarantees (including guarantees of the Notes) of Indebtedness permitted to be incurred under the "—Certain Covenants—Limitation on Indebtedness" covenant;

  (xiii)
  any acquisition of assets to the extent made in exchange for the issuance of Capital Stock (other than Redeemable Capital Stock) of Holdings or the Company;

  (xiv)
  Investments in securities or other Investments received in settlement of debts created in the ordinary course of business and owing to, or of other claims asserted by, the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

  (xv)
  Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date;

  (xvi)
  Investments in pledges or deposits with respect to leases or utilities provided to third parties;

  (xvii)
  any transaction to the extent that it constitutes an Investment that is permitted by and made in accordance with the second paragraph of the "—Certain Covenants—Limitation on Transactions with Affiliates" covenant, except those transactions permitted by clauses (ii), (iv), (viii) and (ix) of such paragraph;

  (xviii)
  Investments relating to a Subsidiary in connection with a Receivables Securitization Transaction that, in the good faith determination of the Company, are necessary or advisable to effect any Receivables Securitization Transaction;

  (xix)
  Investments in (x) Unrestricted Subsidiaries, (y) less than all the business or assets of, or stock or other evidences of beneficial ownership of, any Person, or (z) any joint venture or similar arrangement, provided, however, that the aggregate amount of all Investments outstanding and made pursuant to this clause (xix) shall not exceed the greater of $250.0 million and 5.0% of Consolidated Net Tangible Assets at any one time; and

  (xx)
  other Investments; provided that at the time any such Investment is made pursuant to this clause (xx), the amount of such Investment, together with all other Investments made pursuant to this clause (xx), does not exceed the greater of $400.0 million and 7.5% of Consolidated Net Tangible Assets; provided that, if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed to have been made pursuant to clause (i) or (ii) of the definition of "Permitted Investments."

        "Permitted Liens" means:

  (a)
  any Lien existing as of the Issue Date;

  (b)
  Liens securing Indebtedness permitted under the provisions described in clause (a) of paragraph (2) of the covenant described under "—Certain Covenants—Limitation on Indebtedness";

  (c)
  any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary, if such Lien does not attach to any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Lien prior to such incurrence (plus improvements, accessions, proceeds or dividends or distributions in respect thereof);

  (d)
  Liens in favor of the Company or a Restricted Subsidiary;

  (e)
  Liens on and pledges of the assets or Capital Stock of any Unrestricted Subsidiary securing any Indebtedness or other obligations of such Unrestricted Subsidiary;

  (f)
  Liens for Taxes not delinquent or statutory Liens for Taxes, the nonpayment of which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries or that are being contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

  (g)
  statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent for a period of more than 60 days or being contested in good faith and by appropriate proceedings;

  (h)
  Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government or other contracts, performance and return-of-money bonds and other similar obligations (in each case, exclusive of obligations for the payment of borrowed money);

  (i)
  (A) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar agreements relating thereto and (B) any condemnation or eminent domain proceedings affecting any real property;

  (j)
  judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review or appeal of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

  (k)
  easements, rights-of-way, zoning restrictions, utility agreements, covenants, restrictions and other similar charges, encumbrances or title defects or leases or subleases granted to others, in respect of real property not interfering in the aggregate in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

  (l)
  any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

  (m)
  Liens securing Indebtedness incurred pursuant to clause (h) of paragraph (2) of the covenant described under "—Certain Covenants—Limitation on Indebtedness";

  (n)
  Liens securing Indebtedness incurred pursuant to clause (d) of paragraph (2) of the covenant described under "—Certain Covenants—Limitation on Indebtedness" to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of the Company or any Restricted Subsidiary; provided, however, that the Lien may not extend to any other property owned by the Company or any Restricted Subsidiary at the time the Lien is incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

  (o)
  Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

  (p)
  Liens securing refinancing Indebtedness permitted under clause (i) of paragraph (2) of the covenant described under "—Certain Covenants—Limitation on Indebtedness," provided that such Liens do not exceed the Liens replaced in connection with such refinanced Indebtedness or as provided for under the terms of the Indebtedness being replaced;

  (q)
  Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

  (r)
  Liens securing Hedging Obligations, in each case which relate to Indebtedness that is secured by Liens otherwise permitted under the Indenture;

  (s)
  customary Liens on assets of a Special Purpose Vehicle arising in connection with a Securitization Transaction;

  (t)
  any interest or title of a lessor, sublessor, licensee or licensor under any lease, sublease, sublicense or license agreement not prohibited by the Indenture;

  (u)
  Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with an acquisition permitted under the terms of the Indenture;

  (v)
  Liens on cash set aside at the time of the incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose;

  (w)
  Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

  (x)
  any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

  (y)
  Liens on insurance proceeds or unearned premiums incurred in the ordinary course of business in connection with the financing of insurance premiums;

  (z)
  Liens created in favor of the Trustee for the Notes as provided in the Indenture;

  (aa)
  Liens arising by operation of law in the ordinary course of business;

  (bb)
  Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

  (cc)
  Liens relating to pooled deposit or sweep accounts to permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business; and

  (dd)
  Liens incurred by the Company or any Restricted Subsidiary; provided that at the time any such Lien is incurred, the obligations secured by such Lien, when added to all other obligations secured by Liens incurred pursuant to this clause (dd), shall not exceed the greater of $300.0 million and 6.0% of Consolidated Net Tangible Assets.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Preferred Stock," as applied to any person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over shares of Capital Stock of any other class of such person.

        "Purchase Money Obligations" means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any person owning such property or assets, or otherwise; provided that such Indebtedness is incurred within 180 days after such acquisition.

        "Quotation Agent" means a Reference Treasury Dealer selected by the Company.

        "Receivables Securitization Transaction" means any sale, discount, assignment or other transfer by the Company or any Subsidiary of the Company of accounts receivable, lease receivables or other payment obligations owing to the Company or such Subsidiary of the Company or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection or deposit account related thereto, and any collateral, guarantees or other property or claims supporting or securing payment by the obligor thereon of, or otherwise related to, or subject to leases giving rise to, any such receivables.

        "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Maturity Date or is redeemable at the option of the holder thereof at any time prior to the Maturity Date, or is convertible into or exchangeable for debt securities at any time prior to the Maturity Date; provided, however, that Capital Stock will not constitute Redeemable Capital Stock solely because the holders thereof have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a "change of control" or an "asset sale."

        "Reference Treasury Dealer" means each of three nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

        "Reference Treasury Dealer Quotations" means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day immediately preceding such redemption date.

        "Related Business" means any business in which the Company or any of the Restricted Subsidiaries was engaged on the Issue Date and any business, related, complementary, ancillary or incidental to such business or extensions, developments or expansions thereof.

        "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary or a Special Purpose Vehicle.

        "RS Special Purpose Vehicle" means a trust, bankruptcy remote entity or other special purpose entity which is a Subsidiary of the Company or Holdings (or, if not a Subsidiary of the Company or Holdings, the common equity of which is wholly owned, directly or indirectly, by the Company or Holdings) and which is formed for the purpose of, and engages in no material business other than, acting as an issuer or a depositor in a Receivables Securitization Transaction (and, in connection therewith, owning accounts receivable, lease receivables, other rights to payment, leases and related assets and pledging or transferring any of the foregoing or interests therein).

        "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a person and the Company or a Restricted Subsidiary leases it from such person.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Securitization Transaction" means an Equipment Securitization Transaction or a Receivables Securitization Transaction.

        "Senior Indebtedness Leverage Ratio" means, with respect to any Person, on any date of determination, a ratio the numerator of which is the aggregate principal amount (or accreted value, as the case may be) of Indebtedness (excluding any Subordinated Indebtedness) of such Person and its Restricted Subsidiaries on a consolidated basis outstanding on such date and the denominator of which is the Consolidated Cash Flow Available for Fixed Charges of such Person for its most recently completed four consecutive fiscal quarters preceding such date, in each case calculated with the pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

        "Senior Secured Notes" means the Company's Senior Secured Notes due 2018.

        "Significant Subsidiary" of any person means a Restricted Subsidiary of such person which would be a significant subsidiary of such person as determined in accordance with the definition in Rule 1-02(w) of Article 1 of Regulation S-X promulgated by the SEC and as in effect on the Issue Date.

        "Special Purpose Vehicle" means an ES Special Purpose Vehicle or an RS Special Purpose Vehicle.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any of its Restricted Subsidiaries that are reasonably customary in a Securitization Transaction.

        "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

        "Subordinated Indebtedness" means, with respect to a person, Indebtedness of such person (whether outstanding on the Issue Date or thereafter incurred) which is subordinate or junior in right of payment to the Notes or a guarantee of the Notes by such person, as the case may be, pursuant to a written agreement to that effect.

        "Subsidiary" means, with respect to any person:

  (i)
  a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries thereof; and

  (ii)
  any other person (other than a corporation), including, without limitation, a partnership, limited liability company, business trust or joint venture, in which such person, one or more Subsidiaries thereof or such person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has a majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other person performing similar functions).

        For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

        "Subsidiary Guarantors" means each of the Company's Domestic Restricted Subsidiaries that executes a subsidiary guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

        "Unrestricted Subsidiary" means (a) United Rentals Receivables LLC II and United Rentals Industrial Services, LLC and (b) each Subsidiary of the Company designated as such pursuant to and in compliance with the covenant described under "—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries" and each Subsidiary of such Unrestricted Subsidiary.

        "U.S. Government Obligations" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of that is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

        "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

        "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of the Company of which 100% of the outstanding Capital Stock is owned by the Company or another Wholly Owned Restricted Subsidiary of the Company. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        This section describes the material United States federal income tax consequences of owning the notes we are offering. This discussion applies to you only if you acquire notes in the offering and you hold your notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

  •
  a dealer in securities or currencies,

  •
  a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

  •
  a bank,

  •
  a life insurance company,

  •
  a tax-exempt organization,

  •
  a person that owns notes that are a hedge or that are hedged against interest rate risks,

  •
  a person that owns notes as part of a straddle or conversion transaction for tax purposes,

  •
  a person that purchases or sells the notes as part of a wash sale for tax purposes, or

  •
  a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

        If you purchase notes at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your own tax advisor regarding this possibility.

        This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

        If a partnership (or other entity treated as a partnership) holds the notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership (or other entity treated as a partnership) holding the notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the notes.

        Please consult your own tax advisor concerning the consequences of owning these notes in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

 United States Holders

        This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a note and you are:

  •
  a citizen or resident of the United States,

  •
  a domestic corporation,

  •
  an estate whose income is subject to United States federal income tax regardless of its source, or

  •
  a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

        If you are not a United States holder, this subsection does not apply to you and you should refer to "United States Alien Holders" below.

Payments of Interest

        You will be taxed on the stated interest on your notes as ordinary income at the time you receive such interest or when it accrues, depending on your method of accounting for tax purposes. However, you will not be taxed on the portion of the initial interest payment on your notes that represents interest that accrued prior to the date that you purchased your notes.

        Change of Control.    As described in the section titled "Description of the Notes—Change of Control," upon the occurrence of a Change of Control we may be obligated to make additional payments on the notes in excess of stated interest and principal. We intend to take the position that there is no more than a remote chance that a Change of Control will occur and the notes should accordingly not be treated as contingent payment debt instruments because of the additional payments. Assuming such position is respected, you would be required to include in income the amount of any such additional payment at the time such payments are received or accrued in accordance with your method of accounting for United States federal income tax purposes. If the Internal Revenue Service successfully challenged this position, and the notes were treated as contingent payment debt instruments, you could be required to accrue interest income at a rate higher than the stated interest rate on the note and to treat as ordinary income, rather than capital gain, a portion gain recognized on a sale, retirement or redemption of a debt security. You are urged to consult your own tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.

Sale, Retirement and Redemption of the Notes

        Your tax basis in your note will generally be its cost to you (reduced by any portion of the initial interest payment that is treated as allocable to interest that accrued prior to the date that you purchased your notes). You will generally recognize gain or loss on the sale, retirement or redemption of your note equal to the difference between the amount you realize on the sale, retirement or redemption, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your note.

        You will recognize capital gain or loss upon the sale, retirement or redemption of your note, except to the extent attributable to accrued but unpaid interest or the rules governing contingent payment obligations apply. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the holder has a holding period greater than one year. The deductibility of capital losses is subject to certain limitations.

Medicare Tax

        A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States holder's "net investment income" for the relevant taxable year and (2) the excess of the United States holder's modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual's circumstances). A holder's net investment income generally includes its interest income and its net gains from the disposition of its notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

 United States Alien Holders

        This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a note and you are, for United States federal income tax purposes:

  •
  a nonresident alien individual,

  •
  a foreign corporation, or

  •
  an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a note.

        If you are a United States holder, this subsection does not apply to you.

Withholding Taxes

        Generally, payments of principal and interest on the notes will not be subject to U.S. withholding taxes.

        However, for the exemption from withholding taxes to apply to you, you must meet one of the following requirements.

  •
  You provide a completed Form W-8BEN (or substitute form) to the bank, broker or other intermediary through which you hold your notes. The Form W-8BEN contains your name, address and a statement that you are the beneficial owner of the notes and that you are not a U.S. holder.

  •
  You hold your notes directly through a "qualified intermediary," and the qualified intermediary has sufficient information in its files indicating that you are not a U.S. holder. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office and (3) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures.

  •
  You are entitled to an exemption from withholding tax on interest under a tax treaty between the U.S. and your country of residence. To claim this exemption, you must generally complete Form W-8BEN and claim this exemption on the form. In some cases, you may instead be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

  •
  The interest income on the notes is effectively connected with the conduct of your trade or business in the U.S., and is not exempt from U.S. tax under a tax treaty. To claim this exemption, you must complete Form W-8ECI.

        Even if you meet one of the above requirements, interest paid to you may be subject to withholding tax under any of the following circumstances:

  •
  The withholding agent or an intermediary knows or has reason to know that you are not entitled to an exemption from withholding tax. Specific rules apply for this test.

  •
  The IRS notifies the withholding agent that information that you or an intermediary provided concerning your status is false.

  •
  An intermediary through which you hold the notes fails to comply with the procedures necessary to avoid withholding taxes on the notes. In particular, an intermediary is generally required to forward a copy of your Form W-8BEN (or other documentary information concerning your status) to the withholding agent for the notes. However, if you hold your notes through a qualified intermediary—or if there is a qualified intermediary in the chain of title between yourself and the withholding agent for the notes—the qualified intermediary will not generally forward this information to the withholding agent.

  •
  You own 10% or more of the voting stock of the Company or the guarantors, are a "controlled foreign corporation" with respect to the Company or the guarantors, or are a bank making a loan in the ordinary course of its business. In these cases, you generally will be exempt from withholding taxes only if you are eligible for a treaty exemption or if the interest income is effectively connected with your conduct of a trade or business in the U.S., as discussed above.

        Interest payments made to you will generally be reported to the IRS and to you on Form 1042-S. However, this reporting does not apply to you if you hold your notes directly through a qualified intermediary and the applicable procedures are complied with.

        The rules regarding withholding are complex and vary depending on your individual situation. They are also subject to change. We suggest that you consult with your tax advisor regarding the specific methods for satisfying these requirements.

Sale or Retirement of Notes

        If you sell a note or it is redeemed, you will not be subject to federal income tax on any gain unless one of the following applies:

  •
  The gain is connected with a trade or business that you conduct in the U.S.

  •
  You are an individual, you are present in the U.S. for at least 183 days during the year in which you dispose of the note, and certain other conditions are satisfied.

  •
  The gain represents accrued but unpaid interest, in which case the rules for interest would apply.

U.S. Trade or Business

        If you hold your note in connection with a trade or business that you are conducting in the U.S.:

  •
  Any interest on the note, and any gain from disposing of the note, generally will be subject to income tax as if you were a U.S. Holder.

  •
  If you are a corporation, you may be subject to the "branch profits tax" on your earnings that are connected with your U.S. trade or business, including earnings from the note. This tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.

Estate Taxes

        A note held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for United States federal estate tax purposes if:

  •
  the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote at the time of death; and

  •
  the income on the note would not have been effectively connected with a United States trade or business of the decedent at the same time.

Backup Withholding and Information Reporting

        For United States holders, unless an exemption applies, we and other payors are generally required to report to the Internal Revenue Service all payments of principal of and any premium and interest on your note. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your note before maturity within the United States. Additionally, backup withholding will apply to any payments if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

        For United States alien holders, payments of principal, premium, if any, or interest, made by us and other payors to you will generally not be subject to backup withholding and information reporting; provided that the certification requirements described above under "—United States Alien Holders" are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your notes on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of notes effected at a United States office of a broker will not be subject to backup withholding and information reporting; provided that:

  •
  the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

  •
  an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person; or

  •
  other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations; or

  •
  you otherwise establish an exemption.

        If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

        In general, payment of the proceeds from the sale of notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

  •
  the proceeds are transferred to an account maintained by you in the United States;

  •
  the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

  •
  the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or you otherwise establish an exemption.

        In addition, payment of the proceeds from the sale of notes effected at a foreign office of a broker will be subject to information reporting if the broker is:

  •
  a United States person;

  •
  a controlled foreign corporation for United States tax purposes;

  •
  a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

  •
  a foreign partnership, if at any time during its tax year:

  •
  one or more of its partners are "U.S. persons," as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

  •
  such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

        We suggest that you consult with your tax advisor concerning information reporting and backup withholding on a sale of a note.

UNDERWRITING

        Subject to the terms and conditions in the underwriting agreement dated the date hereof among us and the underwriters named below, for whom Morgan Stanley & Co. LLC is acting as representative, we have agreed to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase from us, the principal amount of the reopened notes indicated in the following table.

Underwriter	Principal Amount of Reopened Notes
Morgan Stanley & Co. LLC	$210,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	68,250,000
Wells Fargo Securities, LLC	68,250,000
Citigroup Global Markets Inc.	39,900,000
Barclays Capital Inc.	28,350,000
Credit Suisse Securities (USA) LLC	22,575,000
Deutsche Bank Securities (USA), Inc.	22,575,000
Scotia Capital (USA) Inc.	22,575,000
HSBC Securities (USA) Inc.	15,750,000
Mitsubishi UFJ Securities (USA), Inc.	15,750,000
J.P. Morgan Securities LLC	11,025,000

Total	$525,000,000

        Under the terms and conditions of the underwriting agreement, if the underwriters purchase any of the reopened notes, then they are obligated to purchase all of the reopened notes.

        The underwriters propose to offer the reopened notes initially at the public offering price on the cover page of this prospectus supplement. After the initial offering of the reopened notes to the public, the underwriters may change the public offering price.

        We estimate that the total expenses of this offering to be paid by us, excluding underwriting discounts and commissions, will be approximately $1.15 million.

        We expect that delivery of the reopened notes will be made against payment therefore on or about March 26, 2014, which will be the tenth business day following the date of pricing of the reopened notes, or "T+10." Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade reopened notes on the date of pricing or the next six succeeding business days will be required, by virtue of the fact that the reopened notes initially settle in T+10, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the reopened notes who wish to trade the reopened notes prior to their date of delivery hereunder should consult their advisors.

        In connection with this offering and in compliance with applicable law, the underwriters may engage in over-allotment, stabilizing and syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

  •
  Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

  •
  The underwriters may also effect transactions which stabilize, maintain or otherwise affect the market price of the notes at levels above those which might otherwise prevail in the open market.

  •
  Such transactions may include placing bids for the notes or effecting purchases of the notes for the purpose of pegging, fixing or maintaining the price of the notes.

  •
  Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions.

  •
  Penalty bids permit the representatives of the underwriters to reclaim a selling concession from a syndicate member when the notes sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than it would otherwise be in the absence of these transactions. These transactions may be effected in the over-the-counter market or otherwise. The underwriters are not required to engage in any of these activities and such activities, if commenced, may be discontinued at any time.

        The reopened notes are offered for sale only in those jurisdictions where it is legal to offer them.

        The reopened notes are a further issue of the original notes. The original notes are not listed on any securities exchange or included in any automated quotation system. The underwriters have advised us that, following completion of the offering of the reopened notes, they intend to continue to make a market in the notes, as permitted by applicable law. They are not obligated, however, to make a market in the notes, and may discontinue any market-making activities at any time without notice, in their sole discretion. If any of the underwriters ceases to act as a market-maker for the notes for any reason, there can be no assurance that another firm or person will make a market in the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for these notes.

        Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in respect of any such liabilities.

        In compliance with guidelines of FINRA, the maximum consideration or discount to be received by any FINRA member will not exceed 8% of the aggregate amount of the reopened notes offered pursuant to this prospectus supplement.

        In the ordinary course of their business, the underwriters and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions and financial advisory transactions with us and our affiliates for which they received or will receive customary fees and expenses. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. In particular, affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated are the agent, U.S. swingline lender, U.S. letter of credit issuer, Canadian swingline lender and Canadian letter of credit issuer under the ABL facility, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., and affiliates of Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC are joint lead arrangers and joint book runners under the ABL facility. An affiliate of Scotia Capital (USA) Inc. is the administrative agent under our accounts receivable securitization facility. In addition, certain affiliates of certain of the underwriters are lenders under our ABL facility and under our accounts receivable securitization facility. Such affiliates that are lenders under the ABL facility will receive their proportionate share of the proceeds of the Concurrent Notes offering that are used to repay borrowings thereunder. From time to time, certain of our underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. Underwriters and their affiliates that hold positions in our 9 1/4% Senior Notes due 2019 will receive their proportionate share of the proceeds of this offering that are used to redeem such notes. Moreover, the underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Finally, each of the underwriters is acting as an underwriter in connection with the Concurrent Notes offering.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") no offer of reopened notes may be made to the public in that Relevant Member State other than:

  A.
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  B.
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

  C.
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of reopened notes shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of reopened notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of reopened notes. Accordingly any person making or intending to make an offer in that Relevant Member State of reopened notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of reopened notes in circumstances in which an obligation arises for us or the underwriters to publish such a prospectus for such offer.

        For the purpose of the above provisions, the expression "an offer to the public" in relation to any reopened notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the reopened notes to be offered so as to enable an investor to decide to purchase or subscribe the reopened notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and amendments thereto (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

 VALIDITY OF SECURITIES

        The validity of the reopened notes will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Cravath, Swaine & Moore LLP, New York, New York.

PROSPECTUS

United Rentals, Inc.
Debt Securities
Common Stock
Preferred Stock
Warrants

United Rentals (North America), Inc.
Debt Securities
(and guarantees thereon)

         United Rentals, Inc. ("Holdings") may, from time to time, offer and sell senior debt securities, common stock, preferred stock and warrants. United Rentals (North America), Inc. ("URNA") may, from time to time, offer and sell senior and senior subordinated debt securities, and Holdings will, and certain of URNA's subsidiaries, including United Rentals (Delaware), Inc., United Rentals Financing Limited Partnership, United Rentals Highway Technologies Gulf, LLC and United Rentals Realty, LLC, may, fully and unconditionally guarantee the principal of, and premium (if any) and interest on, such debt securities. The debt securities, preferred stock and warrants of Holdings and the debt securities of URNA may be convertible into, or exercisable or exchangeable for, common stock, preferred stock or other securities of Holdings. We may offer and sell these securities from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering.

         This prospectus provides you with a general description of the securities that may be offered in one or more offerings. Each time securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the offering and the offered securities. A prospectus supplement may also add to, update, modify or supersede the information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement describing the method and terms of the applicable offering.

         We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any of our securities, the applicable prospectus supplement will set forth any applicable commissions or discounts and any over-allotment options. See "Plan of Distribution" for a further description of the manner in which we may dispose of the securities covered by this prospectus. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

         The common stock of Holdings is traded on the New York Stock Exchange under the symbol "URI." On September 27, 2012, the closing sale price of our common stock on the New York Stock Exchange was $33.33 per share.

         You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference herein and therein, before making an investment decision.

         Investing in our securities involves certain risks. See the section titled "Risk Factors" beginning on page 7 of this prospectus and on page 8 of our annual report on Form 10-K for the year ended December 31, 2011, which is incorporated herein by reference, as well as any risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any of our debt securities, common stock, preferred stock or warrants, as applicable.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated September 28, 2012.

        WE ARE RESPONSIBLE ONLY FOR THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, ANY RELATED FREE WRITING PROSPECTUS ISSUED OR AUTHORIZED BY US AND THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS ISSUED OR AUTHORIZED BY US. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, WE TAKE NO RESPONSIBILITY FOR ANY SUCH INFORMATION. THIS PROSPECTUS MAY BE USED ONLY FOR THE PURPOSE FOR WHICH IT HAS BEEN PREPARED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR ANY OTHER OFFERING MATERIALS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THE APPLICABLE DOCUMENT. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

        THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THEY RELATE, NOR DOES THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this process, we may sell the securities described in this prospectus in one or more offerings. Each time we sell securities, we will provide a prospectus supplement, together with this prospectus, which will contain more specific information about the terms of the offering and the offered securities. The accompanying prospectus supplement may also add to, update, modify or supersede the information contained in this prospectus. If information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our filings with the SEC are also available to the public through the SEC's Internet website at http://www.sec.gov.

        We also make available on our Internet website, free of charge, our annual, quarterly and current reports, including any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is http://www.ur.com. The information contained on our website is not incorporated by reference into this document.

        We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement and the documents incorporated by reference herein for a copy of that contract or other document. You may review a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C., as well as through the SEC's Internet website listed above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC's rules allow us to "incorporate by reference" the documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

        We incorporate by reference into this prospectus the following documents or information filed by us with the SEC (other than, in each case, documents (or portions thereof) or information deemed to have been furnished and not filed in accordance with SEC rules and regulations):

          (1)   Annual report on Form 10-K for the fiscal year ended December 31, 2011, filed on January 25, 2012 (the "Annual Report");

          (2)   Amendment No. 2 to the Annual Report, filed on April 20, 2012;

          (3)   Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders on Friday June 8, 2012 and filed on May 7, 2012;

          (4)   Supplemental proxy materials on Schedule 14A for the Annual Meeting of Stockholders on Friday June 8, 2012 and filed on May 29, 2012;

          (5)   Quarterly report on Form 10-Q for the quarter ended March 31, 2012, filed on April 17, 2012;

          (6)   Quarterly report on Form 10-Q for the quarter ended June 30, 2012, filed on July 17, 2012;

          (7)   Current report on Form 8-K, dated January 23, 2012 and filed on January 23, 2012;

          (8)   Current report on Form 8-K, dated January 24, 2012 and filed on January 25, 2012 (but only with respect to Item 5.02);

          (9)   Current report on Form 8-K, dated February 14, 2012 and filed on February 15, 2012;

          (10) Current report on Form 8-K, dated February 21, 2012 and filed on February 21, 2012 (but excluding Item 7.01 and the related exhibits);

          (11) Current report on Form 8-K, dated February 24, 2012 and filed on February 24, 2012 (but excluding Item 7.01 and the related exhibits);

          (12) Current report on Form 8-K, dated March 5, 2012 and filed on March 8, 2012;

          (13) Current report on Form 8-K, dated March 9, 2012 and filed on March 12, 2012;

          (14) Current report on Form 8-K, dated March 22, 2012 and filed on March 22, 2012;

          (15) Current report on Form 8-K, dated April 19, 2012 and filed on April 20, 2012;

          (16) Current report on Form 8-K, dated April 25, 2012 and filed on April 25, 2012;

          (17) Current report on Form 8-K, dated April 27, 2012 and filed on April 27, 2012;

          (18) Current report on Form 8-K, dated April 30, 2012 and filed on April 30, 2012;

          (19) Current report on Form 8-K, dated April 30, 2012 and filed on May 3, 2012 (the "Closing 8-K");

          (20) Amendment No. 1 to the Closing 8-K, dated May 10, 2012 (April 30, 2012) and filed on May 10, 2012;

          (21) Current report on Form 8-K, dated May 1, 2012 and filed on May 1, 2012;

          (22) Current report on Form 8-K, dated May 4, 2012 and filed on May 4, 2012 (but excluding Item 7.01 and the related exhibit);

          (23) Current report on Form 8-K, dated May 17, 2012 and filed on May 18, 2012;

          (24) Current report on Form 8-K, dated June 8, 2012 and filed on June 8, 2012;

          (25) Current report on Form 8-K, dated July 23, 2012 and filed on July 23, 2012;

          (26) Current report on Form 8-K, dated September 24, 2012 and filed on September 25, 2012;

          (27) The description of our capital stock contained in a registration statement filed with the SEC under 12(b) of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description, which description is amended by the description contained in this prospectus; and

          (28) All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of the offering of the securities.

        We will provide, free of charge, to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents, unless such exhibits are specifically incorporated by reference into those documents. You can request those documents from United Rentals, Inc. at Five Greenwich Office Park, Greenwich, Connecticut 06831, Attention: Corporate Secretary, telephone number (203) 622-3131.

        When we refer to "United Rentals," the "Company," "we," "our" or "us" in this prospectus, we mean Holdings and its consolidated subsidiaries unless otherwise specified and unless the context otherwise requires.

 FORWARD-LOOKING STATEMENTS

        We have included in, or incorporated by reference into, this prospectus forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "seek," "on-track," "plan," "project," "forecast," "intend" or "anticipate," or the negative thereof or comparable terminology, or by discussions of vision, strategy or outlook. You are cautioned that our business and operations are subject to a variety of risks and uncertainties, many of which are beyond our control and, consequently, our actual results may differ materially from those projected by any forward-looking statements. See the section titled "Risk Factors" below for information regarding certain important factors that could cause our actual results to differ materially from those projected in our forward-looking statements. Our forward-looking statements contained herein speak only as of the date of this prospectus or, in the case of any document incorporated by reference into this prospectus, the date of that document. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statements are made.

 THE COMPANY

        United Rentals is the largest equipment rental company in the world with an integrated network of 969 rental locations in the United States and Canada. We offer approximately 3,400 classes of equipment for rent to a diverse customer base that includes construction and industrial companies, manufacturers, utilities, municipalities, homeowners and government entities. In 2011, we generated total revenues of $2.6 billion, including $2.2 billion of equipment rental revenue. On April 30, 2012, we acquired 100 percent of the outstanding common shares and voting interest of RSC Holdings, Inc. The results of RSC's operations have been included in the condensed consolidated financial statements since the acquisition date. For the six months ended June 30, 2012, we generated total revenues of $1.65 billion, including $1.37 billion of equipment rental revenue.

        As of June 30, 2012, our fleet of rental equipment included approximately 410,000 units. The total original equipment cost of our fleet, based on initial consideration paid, was $7.3 billion at June 30, 2012. The fleet includes:

  •
  General construction and industrial equipment, such as backhoes, skid-steer loaders, forklifts, earthmoving equipment and material handling equipment;

  •
  Aerial work platforms, such as boom lifts and scissor lifts;

  •
  General tools and light equipment, such as pressure washers, water pumps, generators, heaters and power tools;

  •
  Trench safety equipment, such as trench shields, aluminum hydraulic shoring systems, slide rails, crossing plates, construction lasers and line testing equipment for underground work; and

  •
  Power and HVAC ("heating, ventilating and air conditioning") equipment, such as portable diesel generators, electrical distribution equipment, and temperature control equipment including heating and cooling equipment.

        In addition to renting equipment, we sell new and used equipment as well as related contractor supplies, parts and service.

        Our principal executive offices are located at Five Greenwich Office Park, Greenwich, Connecticut 06831, and our telephone number is (203) 622-3131.

 RISK FACTORS

        Investing in our securities involves certain risks. Before you invest in any of our debt securities, common stock, preferred stock or warrants, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption "Risk Factors" and elsewhere in our annual report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See "Where You Can Find More Information" for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth information regarding our ratio of earnings to fixed charges for each of the periods shown. For purposes of calculating this ratio, (i) earnings consist of income (loss) from continuing operations before provision (benefit) for income taxes, and fixed charges, net of capitalized interest and (ii) fixed charges consist of interest expense, which includes amortization of deferred finance charges, interest expense-subordinated convertible debentures, capitalized interest and imputed interest on our lease obligations. The interest component of rent was determined based on an estimate of a reasonable interest factor at the inception of the leases.

	Year Ended December 31,								Six Months Ended June 30, 2012
	2007	2008		2009		2010		2011
Ratio of Earnings to Fixed Charges(1)	3.3x	—	(2)(3)	—	(2)	—	(2)	1.6x	—	(2)

(1)
Currently, we have no shares of preferred stock outstanding and have not paid any dividends on preferred stock in the periods shown. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends does not differ from the ratio of earnings to fixed charges.

(2)
Due to our losses for the six months ended June 30, 2012 and the years ended December 31, 2010, 2009 and 2008, the ratio coverage was less than 1:1 for these periods. We would have had to have generated additional earnings of $45 million, $63 million, $108 million and $814 million for the six months ended June 30, 2012 and the years ended December 31, 2010, 2009 and 2008 respectively, to have achieved coverage ratios of 1:1.

(3)
The loss for the year ended December 31, 2008 includes the effect of a $1,147 million pretax non-cash goodwill impairment charge. The effect of this charge was to reduce the ratio of earnings to fixed charges. Had this charge been excluded from the calculation, the ratio of earnings to fixed charges would have been 2.2x for the year ended December 31, 2008.

 USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement or other offering material, we will use the proceeds from the sale of the securities to repay our outstanding debt, to retire other securities or to provide funds for general corporate purposes.

 SUMMARY DESCRIPTION OF THE SECURITIES WE MAY ISSUE

        We may use this prospectus to offer from time to time:

  •
  Debt securities.  The debt securities may be senior debt securities or, in the case of URNA, senior or senior subordinated debt securities. The debt securities may be convertible into, or exchangeable for, Holdings' common stock, preferred stock or other securities. In the case of debt securities issued by URNA, Holdings will, and certain of URNA's subsidiaries may, fully and unconditionally guarantee the principal of, and premium (if any) and interest on, such debt securities. The debt securities will be unsecured and, in the case of senior debt, will rank equally with any of our other senior and unsecured debt and, in the case of senior subordinated debt, will rank junior in right of payment and priority to any senior debt.

  •
  Shares of common stock, par value $0.01 per share, of Holdings.

  •
  Shares of preferred stock, par value $0.01 per share, of Holdings. The preferred stock may be convertible into, or exchangeable for, other series of Holdings' preferred stock or common stock. We may offer different series of preferred stock with different dividend, voting, conversion, redemption and liquidation rights.

  •
  Warrants.  These warrants may be issued by Holdings for the purchase of our debt securities, common stock or preferred stock. Warrants may be issued independently or together with debt securities, common stock or preferred stock, and may be attached to or separate from those securities.

        The applicable prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these securities to the extent they are not described in this prospectus.

 DESCRIPTION OF DEBT SECURITIES

        The following description of the debt securities outlines some of the provisions of the debt securities. This information may not be complete in all respects and is qualified in its entirety by reference to the applicable indenture and its associated documents, including the form of note. We have filed forms of the indentures with the SEC as exhibits to the registration statement of which this prospectus forms a part. See "Where You Can Find More Information" for information on how to obtain copies of them. The specific terms of any series of debt securities will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of debt securities may differ from the general description of terms presented below.

        Please note that, in this section titled "Description of Debt Securities," references to "we," "our" and "us" refer either to Holdings or to URNA, as the case may be, as the issuer of the applicable series of debt securities and not to any subsidiaries, unless the context requires otherwise. Also, in this section, references to "holders" mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section titled "—Book-Entry, Delivery and Form."

Debt Securities May Be Senior or Senior Subordinated

        Holdings and URNA may issue debt securities which, in the case of Holdings, will be senior debt securities and, in the case of URNA, may be senior or senior subordinated debt securities. Neither the senior debt securities nor the senior subordinated debt securities will be secured by any property or assets of Holdings, URNA or any of their respective subsidiaries. Thus, by owning a debt security, you are an unsecured creditor of Holdings or URNA, as the case may be. As a result, both the senior debt securities and the senior subordinated debt securities will be structurally subordinate to the secured indebtedness of Holdings or URNA, as the case may be, to the extent of the value of the applicable collateral. In addition, the debt securities may be convertible into, or exchangeable for, Holdings' common stock, preferred stock or other securities.

        The senior debt securities will be issued under the applicable senior debt indenture, as described below, and will rank equally with all the other senior unsecured and unsubordinated debt of Holdings or URNA, as the case may be.

        The senior subordinated debt securities of URNA will be issued under the senior subordinated debt indenture, as described below, and payment of the principal of, and premium (if any) and interest on, the senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of URNA's "senior indebtedness," as defined in the senior subordinated debt indenture. The prospectus supplement for any series of senior subordinated debt securities will set forth the subordination terms of such debt securities, as well as the aggregate amount of senior indebtedness outstanding as of the end of URNA's most recent fiscal quarter. The prospectus supplement will also set forth limitations, if any, on issuance of additional senior indebtedness. Holdings' senior indebtedness will be structurally subordinate to the indebtedness of URNA and will be structurally subordinate to the indebtedness of the subsidiaries of URNA. URNA's indebtedness is, and any additional indebtedness of URNA will be, structurally subordinate to the indebtedness of URNA's subsidiaries (except to the extent such subsidiary guarantees such indebtedness and solely to the extent of such guarantee) and will be structurally senior to any indebtedness of Holdings (except to the extent URNA guarantees such indebtedness and solely to the extent of such guarantee).

        When we refer to "senior debt securities", we mean both the senior debt securities of Holdings and the senior debt securities of URNA, unless the context requires otherwise. When we refer to "senior subordinated debt securities", we mean the senior subordinated debt securities of URNA, unless the context requires otherwise. When we refer to "debt securities", we mean both the senior debt securities and the senior subordinated debt securities, unless the context requires otherwise.

The Senior Debt Indenture of Holdings

        The senior debt securities of Holdings are governed by a document called an indenture. Each indenture is a contract between Holdings, as the issuer of the debt securities, and Wells Fargo Bank, National Association, which will initially act as trustee.

        The trustee has two main roles:

  •
  First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe under "—Events of Default."

  •
  Second, the trustee performs administrative duties for us, such as sending interest payments and notices.

        When we refer to the indenture or the trustee with respect to any debt securities of Holdings, we mean the indenture under which those debt securities are issued and the trustee acting pursuant to that indenture.

The Senior Debt Indenture and the Senior Subordinated Debt Indenture of URNA

        The senior debt securities and the senior subordinated debt securities of URNA are each governed by a document called an indenture—the senior debt indenture, in the case of the senior debt securities, and the senior subordinated debt indenture, in the case of the senior subordinated debt securities. Each indenture is a contract between (i) URNA, as issuer of the debt securities, (ii) Holdings and certain subsidiaries of URNA, if applicable, as guarantors, and (iii) Wells Fargo Bank, National Association, which will initially act as trustee. The indentures governing the debt securities of URNA are substantially identical, except for the provisions relating to subordination, which are included only in the senior subordinated debt indenture.

        Under each indenture, Holdings will, and certain subsidiaries of URNA may, fully and unconditionally guarantee, jointly and severally, to each holder and the trustee, the full and prompt performance of URNA's obligations under the indenture and the debt securities, including the payment of principal of, and premium (if any) and interest on, the debt securities. The guarantee of any senior subordinated debt securities by Holdings and those subsidiaries of URNA will be subordinated to the senior indebtedness of Holdings or such subsidiary guarantor, as applicable, on the same basis as such senior subordinated debt securities are subordinated to the senior indebtedness of URNA.

        The prospectus supplement will describe any additional terms of the guarantee and will identify any subsidiary guarantors of those debt securities.

        The trustee under each indenture has two main roles:

  •
  First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe under "—Events of Default."

  •
  Second, the trustee performs administrative duties for us, such as sending interest payments and notices.

        When we refer to the indenture, the guarantors or the trustee with respect to any debt securities of URNA, we mean the indenture under which those debt securities are issued, Holdings and any subsidiary guarantors of those debt securities and the trustee acting pursuant to that indenture.

We May Issue Many Series of Debt Securities

        We may issue as many distinct series of debt securities as we wish. Additionally, the provisions of each indenture allow us to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that series. This section of the prospectus summarizes terms of the securities that apply generally to all series. We will describe most of the financial and other specific terms of a series, including any additional terms of any guarantee, whether it be a series of the senior debt securities or senior subordinated debt securities, in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

        As you read this section of the prospectus, please remember that the specific terms of the debt securities will be described in the accompanying prospectus supplement and that such description may modify or replace the general terms described in this section. If there are any differences between the prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

        When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to the prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in the prospectus supplement have the meanings described in this prospectus, unless otherwise specified.

Principal Amount, Stated Maturity and Maturity

        The "principal amount" of a debt security means the principal amount, plus the premium, if any, payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding for certain determinations under the indenture.

        The term "stated maturity" with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the "maturity" of the principal.

        We also use the terms "stated maturity" and "maturity" to refer to the days when other payments become due. For example, we refer to a regular interest payment date when an installment of interest is scheduled to become due as the "stated maturity" of that installment.

        When we refer to the "stated maturity" or the "maturity" of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Terms Contained in the Prospectus Supplement

        The prospectus supplement will contain the terms relating to the specific series of debt securities being offered. The prospectus supplement will include some or all of the following:

  •
  whether the issuer of the debt securities is Holdings or URNA;

  •
  the title of the debt securities and whether they are senior debt securities or senior subordinated debt securities;

  •
  any limit on the aggregate principal amount of debt securities of such series;

  •
  the date or dates on which the principal of any debt securities is payable;

  •
  the rate or rates at which any debt securities of the series will bear interest, if any, and the date or dates from which any such interest will accrue;

  •
  the dates on which any interest will be payable and the regular record date for determining who is entitled to the interest payable on any interest payment date;

  •
  the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

  •
  the place or places where the principal of, and premium (if any) and interest on, any debt securities of the series will be payable and the manner in which any payment may be made;

  •
  any provisions regarding the manner in which the amount of the principal of, and premium (if any) and interest on, any debt securities of the series may be determined with reference to a financial or economic measure or pursuant to a formula, if applicable;

  •
  the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option, and, if other than by a board resolution, the manner in which our election to redeem the debt securities will be evidenced;

  •
  our obligation, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or analogous provision and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

  •
  the denominations of the debt securities if other than denominations of $1,000 and any integral multiple of $1,000 in excess thereof;

  •
  if other than the currency of the United States, the currency, currencies or currency units in which the principal of, and premium (if any) and interest on, any debt securities of the series will be payable and the manner of determining the equivalent thereof in the currency of the United States for any purpose;

  •
  if the principal of, and premium (if any) and interest on, any debt securities of the series is to be payable in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies, or currency units in which the principal of, and premium (if any) and interest on, such debt securities will be payable, the periods within which and the terms and conditions upon which such payments are to be made, and the amount so payable (or the manner in which such amount will be determined);

  •
  if other than the entire principal amount, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity;

  •
  if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any day prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

  •
  that the debt securities of the series will be subject to full defeasance or covenant defeasance, if applicable;

  •
  that any debt securities will be issuable in whole or in part in the form of one or more global securities and, in such case, the depositaries for such global securities and the form of any legend or legends which will be borne by such global security, if applicable;

  •
  any addition to, elimination of, or other change in, the events of default which applies to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount due and payable;

  •
  any addition to, elimination of or other change in the covenants which applies to any debt securities of the series;

  •
  if the debt securities may be converted into, or exchanged for, common or preferred stock or other securities of Holdings, the terms on which such conversion or exchange may occur, including whether such conversion or exchange is mandatory, at the option of the holder or at our option, the period during which such conversion or exchange may occur, the initial conversion or exchange rate and the circumstances or manner in which the number of shares of common or preferred stock issuable upon conversion or exchange may be adjusted or calculated according to the market price of Holdings' common or preferred stock or such other securities;

  •
  in the case of debt securities issued by URNA, any additional terms of the guarantee and, if the debt securities are guaranteed by certain subsidiaries of URNA, the identity of the subsidiary guarantors; and

  •
  any other terms of the debt securities not inconsistent with the indenture.

        Unless otherwise specified in the prospectus supplement, the debt securities will not be listed on any securities exchange.

        Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the prospectus supplement.

        Debt securities may bear interest at a fixed rate or a variable rate, as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the prospectus supplement any material special federal income tax considerations applicable to any such discounted debt securities.

Certain Covenants

        The indenture may include covenants of Holdings, URNA or any subsidiary guarantors, as the case may be. These covenants may impose limitations on our indebtedness, limitations on liens, limitations on the issuance of preferred stock of certain of our subsidiaries, limitations on certain distributions and limitations on transactions with our affiliates, or other limitations. Any such covenants applicable to a series of debt securities will be set forth in the prospectus supplement.

Consolidation, Merger, Sale of Assets, Etc.

        The indenture may restrict the ability of Holdings, URNA and/or certain of URNA's subsidiaries to enter into certain transactions, including a transaction or series of transactions pursuant to which Holdings, URNA or certain of URNA's subsidiaries merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any person or persons. The terms of any such restriction applicable to a series of debt securities will be set forth in the prospectus supplement.

Events of Default

        The following will be "Events of Default" under the indenture:

            (i)  default in the payment of the principal of, or premium (if any) on, any of the debt securities, when due and payable (at stated maturity, upon optional redemption, or otherwise), whether or not prohibited by the subordination provisions of the indenture, if any;

           (ii)  default in the payment of an installment of interest on any debt security, when due and payable, for 30 days, whether or not prohibited by the subordination provisions of the indenture, if any;

          (iii)  certain events relating to our bankruptcy, insolvency or reorganization; and

          (iv)  if applicable, any of the guarantees ceases to be in full force and effect or any of the guarantees is declared to be null and void and unenforceable or any of the guarantees is found to be invalid or Holdings or any of the subsidiary guarantors denies its liability under its guarantee (other than by reason of release of Holdings or the subsidiary guarantor in accordance with the terms of the indenture).

        The prospectus supplement will specify any additional Events of Default with respect to a particular series of debt securities. If an Event of Default (other than an Event of Default covered by clause (iii) above) will occur and be continuing, the trustee, by notice to us, or the holders of at least 25% in aggregate principal amount of the debt securities then outstanding, by notice to the trustee and us, may declare the principal of, premium (if any) and accrued and unpaid interest (if any) on all of the outstanding debt securities due and payable immediately, upon which declaration, all amounts payable in respect of the debt securities will be due and payable as of the date which is five business days after the giving of such notice. If an Event of Default specified in clause (iii) above occurs and is continuing, then the principal of, and premium (if any) and accrued and unpaid interest (if any) on, all the outstanding debt securities will ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of debt securities.

        After a declaration of acceleration under the indenture, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities, by written notice to us and the trustee, may rescind such declaration if:

  (i)
  we have paid or deposited with the trustee a sum sufficient to pay:

  (a)
  all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel;

  (b)
  all overdue interest on all debt securities;

  (c)
  the principal of, and premium (if any) on, any debt securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the debt securities; and

  (d)
  to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate set forth in the debt securities which has become due otherwise than by such declaration of acceleration;

  (ii)
  the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

  (iii)
  all Events of Default, other than the non-payment of the principal of, and premium (if any) and interest on, the debt securities that has become due solely by such declaration of acceleration, have been cured or waived.

        The holders of not less than a majority in aggregate principal amount of the outstanding debt securities may on behalf of the holders of all the debt securities waive any past defaults under the indenture, except a default in the payment of the principal of, or premium (if any) or interest on, any debt security, or in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each debt security outstanding.

        No holder of any of the debt securities has any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless (i) such holder has previously given written notice to the trustee of a continuing Event of Default, (ii) the holders of at least 25% in aggregate principal amount of the outstanding debt securities have made written request to the trustee to institute such proceeding as the trustee under the debt securities and the indenture, (iii) such holders have offered to the trustee indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the trustee has failed to institute such proceeding within 45 days after receipt of such notice, request and offer of indemnity and (v) the trustee, within such 45-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding debt securities. Such limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of the principal of, or premium (if any) or interest on, such debt security on or after the respective due dates expressed in such debt security.

        During the existence of an Event of Default, the trustee is required to exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the indenture relating to the duties of the trustee, whether or not an Event of Default will occur and be continuing, the trustee is not under any obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless such holders will have offered to the trustee security or indemnity satisfactory to it. Subject to certain provisions concerning the rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee under the indenture.

        If a default or an Event of Default occurs and is continuing and is known to the trustee, the trustee will mail to each holder of the debt securities notice of the default or Event of Default within 90 days after obtaining knowledge thereof. Except in the case of a default or an Event of Default in payment of the principal of, or premium (if any) or interest on, any debt securities, the trustee may withhold the notice to the holders of such debt securities if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the holders of the debt securities.

        We are required to furnish to the trustee annual statements as to our performance of our obligations under the indenture and as to any default in such performance. We are also required to notify the trustee within five days of any event which is, or after notice or lapse of time or both would become, an Event of Default.

No Liability for Certain Persons

        No director, officer, employee or stockholder of Holdings or URNA, nor any director, officer or employee of any subsidiary guarantor, as such, will have any liability for any obligations of Holdings,

URNA or any such subsidiary guarantor, as the case may be, under the debt securities, the guarantees thereof or the indenture based on, or by reason of, such obligations or their creation. Each holder by accepting a debt security waives and releases all such liability. The foregoing waiver and release are an integral part of the consideration for issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the debt securities, as expressly provided for in the indenture) as to all outstanding debt securities when:

  (i)
  either:

  (a)
  all the debt securities theretofore authenticated and delivered (except lost, stolen or destroyed debt securities which have been replaced or repaid and debt securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation; or

  (b)
  all debt securities not theretofore delivered to the trustee for cancellation (except lost, stolen or destroyed debt securities which have been replaced or paid) have become due and payable, will become due and payable at their stated maturity within one year or will become due and payable within one year under arrangements acceptable to the trustee, and we have irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the trustee for cancellation, for the principal of, and premium (if any) and interest on, the debt securities to the date of deposit (in the case of debt securities that have become due and payable) or to the maturity or redemption date, as the case may be, together with irrevocable instructions from us directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

  (ii)
  we have paid all other sums payable under the indenture by us; and

  (iii)
  we have delivered to the trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Amendments and Waivers

        From time to time, we, when authorized by a resolution of our Board of Directors (the "Board"), and the trustee may, without the consent of the holders of any outstanding debt securities, amend, waive or supplement the indenture or the debt securities for certain specified purposes described in the applicable prospectus supplement, including, among other things, adding to our covenants or surrendering any right or power conferred upon us in the indenture, securing any of the debt securities, curing ambiguities, defects or inconsistencies, qualifying (or maintaining the qualification of) the indenture under the Trust Indenture Act of 1939; provided, however, that such amendments, waivers or supplements do not adversely affect the rights of any holder of debt securities. Other amendments and modifications of the indenture or the debt securities may be made by us and the trustee with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

  (i)
  reduce the principal amount of, extend the stated maturity of or alter the redemption provisions of, any debt security;

  (ii)
  change the currency in which any debt security or any premium or the interest thereon is payable;

  (iii)
  reduce the percentage in principal amount of outstanding debt securities that must consent to an amendment, supplement or waiver or consent to take any action under the indenture or the debt security or any guarantee;

  (iv)
  impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities or any guarantee;

  (v)
  waive a default in payment with respect to the debt securities or any guarantee;

  (vi)
  reduce or change the rate or time for payment of interest on the debt securities;

  (vii)
  modify the terms upon which those debt securities are convertible into, or exchangeable for, Holding's other securities in a manner adverse to the holders; or

  (viii)
  modify or change any provision in the indenture affecting the ranking of the debt securities or, in the case of debt securities entitled to the benefit of any guarantee, any guarantee in a manner adverse to the holders.

The Trustee

        The indenture provides that, except during the continuance of an Event of Default, the trustee thereunder will perform only such duties as are specifically set forth in the indenture. If an Event of Default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The indenture and provisions of the Trust Indenture Act of 1939 incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that, if it acquires any conflicting interest (as defined in such Act), it must eliminate such conflict or resign.

Governing Law

        The indentures, the debt securities and any guarantees of those debt securities will be governed by New York law.

Book-Entry, Delivery and Form

        The debt securities will be issued in the form of one or more registered global debt securities (the "Global Debt Securities"). The Global Debt Securities will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

        Except as set forth below, the Global Debt Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Debt Securities may not be exchanged for debt securities in certificated form except in the limited circumstances described below. See "—Exchange of Global Debt Securities for Certificated Debt Securities." Except in the limited circumstances described below, owners of beneficial interests in the Global Debt Securities will not be entitled to receive physical delivery of debt securities in certificated form.

        Transfers of beneficial interests in the Global Debt Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

        The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised us that, pursuant to procedures established by it:

  (i)
  upon deposit of the Global Debt Securities, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the Global Debt Securities; and

  (ii)
  ownership interests in the Global Debt Securities will be shown on, and the transfer of ownership interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Debt Securities).

        Investors in the Global Debt Securities who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Debt Securities who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a Global Debt Security may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Debt Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Debt Security to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of an interest in the Global Debt Securities will not have debt securities registered in their names, will not receive physical delivery of debt securities in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

        Payments in respect of the principal of, and premium (if any) and interest on, the Global Debt Securities will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the debt securities, including the Global Debt Securities, are registered as the owners of the debt securities for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any agent of ours or the trustee has or will have any responsibility or liability for:

  (i)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Debt Securities or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Debt Securities; or

  (ii)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the debt securities (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of the debt securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes.

        Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

        DTC has advised us that it will take any action permitted to be taken by a holder of debt securities only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Debt Securities and only in respect of such portion of the aggregate principal amount of the debt securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the debt securities, DTC reserves the right to exchange the Global Debt Securities for debt securities in certificated form and to distribute such debt securities to its Participants.

        Neither we, the trustee nor any agent of ours or of the trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Debt Securities for Certificated Debt Securities

        Subject to certain conditions, a Global Debt Security is exchangeable for certificated debt securities in definitive form of like tenor in denominations of $1,000 and integral multiples thereof if:

  (i)
  DTC notifies us that it is unwilling or unable to continue as depository for the Global Debt Securities or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and, in either case, we are unable to locate a qualified successor within 90 days;

  (ii)
  we, in our discretion, at any time determine not to have all the debt securities represented by the Global Debt Securities; or

  (iii)
  an Event of Default has occurred and is continuing.

        Any Global Debt Security that is exchangeable as described above is exchangeable for certificated debt securities issuable in authorized denominations and registered in such names as DTC will direct.

Same Day Settlement and Payment

        We will make payments in respect of the debt securities represented by the Global Debt Securities (including principal, premium (if any) and interest) by wire transfer of immediately available funds to the accounts specified by the holder of the Global Debt Security. We will make all payments of principal, premium (if any) and interest, with respect to certificated debt securities by wire transfer of immediately available funds to the accounts specified by the holders of the certificated debt securities or, if no such account is specified, by mailing a check to each such holder's registered address.

DESCRIPTION OF HOLDINGS' COMMON STOCK

        The following description of Holdings' common stock is a summary of the material terms of our common stock. This summary may not contain all of the information that is important to you and is qualified in its entirety by reference to our certificate of incorporation, by-laws and applicable Delaware law.

General

        Holdings is authorized by its certificate of incorporation to issue up to 500,000,000 shares of common stock, par value $0.01 per share.

        As of June 30, 2012, there were 92,675,165 shares of Holdings' common stock, $0.01 par value, outstanding. At December 31, 2011, there were (i) 1,000 shares of common stock reserved for the exercise of warrants, (ii) 1.5 million shares of common stock reserved for issuance pursuant to options granted under our stock option plans, (iii) 1.3 million shares of common stock reserved for the conversion of outstanding Quarterly Income Preferred Securities of the United Rentals Trust I, (iv) 1.0 million shares of common stock reserved for the conversion of outstanding 1 7/8% Convertible Senior Subordinated Notes due 2023 and, (v) 18.9 million shares of common stock reserved for the conversion of outstanding 4.00% Convertible Senior Notes due 2015.

        The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate and issue in the future.

Dividend Rights

        Subject to the rights of the holders of our preferred stock (if any), the holders of our common stock have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our Board, from legally available funds. However, Holdings has not paid dividends on its common stock since inception.

Voting Rights; Declassified Board

        Each holder of record of our common stock is entitled to one vote for each share held on all matters submitted to a vote at a meeting of our stockholders. Except as otherwise required by law, holders of our common stock will vote together as a single class on all matters presented to the stockholders for their vote or approval, including the election of directors. There are no cumulative voting rights with respect to the election of directors or any other matters. Our by-laws require a director to be elected by a majority of votes cast with respect to such director in uncontested elections. Pursuant to our amended and restated certificate of incorporation, all directors are elected annually for one-year terms.

Liquidation Rights

        Subject to the rights of the holders of our preferred stock (if any), in the event of our liquidation, dissolution or winding-up, holders of our common stock are entitled to share equally in the assets available for distribution after payment of all creditors.

No Redemption, Conversion or Preemptive Rights

        Holders of our common stock have no redemption rights, conversion rights or preemptive rights to purchase or subscribe for our securities. There are no redemption provisions or sinking fund provisions applicable to our common stock.

Fully Paid and Nonassessable

        When Holdings issues shares of its common stock, the shares will be fully paid and nonassessable, which means that the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares.

No Restrictions on Transfer

        Neither our certificate of incorporation nor our by-laws contains any restrictions on the transfer of our common stock. In the case of any transfer of shares, there may be restrictions imposed by applicable securities laws.

Issuance of Common Stock

        In certain instances, the issuance of authorized but unissued shares of common stock may have an anti-takeover effect. The Board's authority to issue additional shares of common stock may help deter or delay a change of control by increasing the number of shares needed to gain control.

Certain Provisions in our Certificate of Incorporation and By-laws

        Holdings' certificate of incorporation and by-laws contain a number of provisions that may be deemed to have the effect of discouraging or delaying attempts to gain control of us, including provisions: (i) providing the Board with the exclusive power to determine the exact number of directors comprising the entire Board, subject to the certificate of incorporation and the right of the holders of preferred stock to elect directors (if any); (ii) authorizing the Board or a majority of the directors then in office or the sole remaining director (and not stockholders unless there are no directors then in office) to fill vacancies in the Board; (iii) providing that a director may be removed prior to the expiration of his or her term only by the affirmative vote of holders of 66 2/3% of the voting power of all shares entitled to vote thereon; (iv) requiring advance notice of stockholder proposals; (v) providing that any action required or permitted to be taken by our stockholders be taken only at an annual or special meeting and prohibiting stockholder action by written consent in lieu of a meeting; (vi) providing the Board with flexibility in scheduling the annual meeting (subject to state law requirements); (vii) providing that special meetings of stockholders may be called only by the chief executive officer or a majority of the Board; (viii) providing that the by-laws may be amended by the Board; (ix) providing that the by-laws and certain of the provisions of the certificate of incorporation may be amended by our stockholders only by the affirmative vote of at least 66 2/3% of the outstanding voting power of all shares entitled to vote generally in the election of directors; and (x) authorizing the Board to issue preferred stock with rights and privileges, including voting rights, as it may deem appropriate. The foregoing provisions could impede a change of control.

Section 203 of the Delaware General Corporation Law

        Holdings is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation's outstanding voting stock. Under Section 203, a business combination between Holdings and an interested stockholder is prohibited unless it satisfies one of the following conditions:

  •
  prior to the stockholder becoming an interested stockholder, the Board must have previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of Holdings outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers; or

  •
  the business combination is approved by the Board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Listing

        Holdings' common stock is traded on the New York Stock Exchange and trades under the symbol "URI."

Transfer Agent

        The transfer agent for our shares of common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF HOLDINGS' PREFERRED STOCK

        The following description of Holdings' preferred stock outlines some of the provisions of our preferred stock. This information may not be complete in all respects and is qualified in its entirety by reference to our certificate of incorporation and by-laws, and the certificate of designation relating to your series of preferred stock. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of preferred stock may differ from the general description of terms presented below.

General

        Holdings is authorized by its certificate of incorporation to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share, in one or more series. Currently, there are no shares of our preferred stock issued and outstanding.

        Subject to the restrictions prescribed by law, our Board is authorized to fix the number of shares of any series of unissued preferred stock, to determine the designations and the rights, preferences, privileges, restrictions and limitations granted to or imposed upon any series of unissued preferred stock (including dividend rights (which may be cumulative or non-cumulative), voting rights, conversion rights, redemption rights and terms, sinking fund provisions, liquidation preferences and any other relative rights, preferences and limitations of that series) and, within any applicable limits and restrictions established, to increase or decrease the number of shares of such series subsequent to its issue. Before we issue any series of preferred stock, our Board will adopt resolutions creating and designating such series as a series of preferred stock. Shareholders will not need to approve these resolutions. The issuance of preferred stock could adversely affect the voting and other rights of holders of our common stock and may have the effect of delaying or preventing a change in control of Holdings.

Terms Contained in the Prospectus Supplement

        The applicable prospectus supplement will contain the dividend, voting, conversion, redemption, sinking fund, liquidation and other rights, preferences, privileges, restrictions or limitations of any series of preferred stock. The applicable prospectus supplement will describe the following terms of a series of preferred stock:

  •
  the designation and stated value per share of preferred stock and the number of shares of preferred stock offered;

  •
  the initial public offering price at which we will issue the preferred stock;

  •
  whether the shares will be listed on any securities exchange;

  •
  the dividend rate or method of calculation, the payment dates for dividends and the dates from which dividends will start to cumulate;

  •
  any voting rights;

  •
  any conversion rights;

  •
  any redemption or sinking fund provisions;

  •
  the amount of liquidation preference per share; and

  •
  any additional dividend, voting, conversion, redemption, sinking fund, liquidation and other rights or restrictions.

        The applicable prospectus supplement may also describe some of the U.S. federal income tax consequences of the purchase and ownership of the series of preferred stock.

No Preemptive Rights

        The holders of our preferred stock will have no preemptive rights to buy any additional shares of preferred stock.

Fully Paid and Nonassessable

        When we issue shares of our preferred stock, the shares will be fully paid and nonassessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares.

No Restrictions on Transfer

        Neither our certificate of incorporation nor our by-laws contains any restrictions on the transfer of our preferred stock. In the case of any transfer of shares, there may be restrictions imposed by applicable securities laws.

Issuance of Preferred Stock

        In certain instances, the issuance of authorized but unissued shares of preferred stock may have an anti-takeover effect. The authority of the Board to issue preferred stock with rights and privileges, including voting rights, as it may deem appropriate, may enable the Board to prevent a change of control despite a shift in ownership of our common stock.

 DESCRIPTION OF WARRANTS

        The following description outlines some of the provisions of each warrant agreement, the warrants and the warrant certificates. This information may not be complete in all respects and is qualified in its entirety by reference to the relevant warrant agreement with respect to the warrants of any particular series. The specific terms of any series of warrants will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of warrants may differ from the general description of terms presented below.

General

        We may issue warrants for the purchase of debt securities, common stock or preferred stock. Warrants may be issued independently or together with such debt securities, common stock or preferred stock, and may be attached to or separate from those securities.

        Each series of warrants will be evidenced by certificates issued under a separate warrant agreement to be entered into between us and a bank, as warrant agent, selected by us with respect to such series, having its principal office in the United States and having combined capital and surplus of at least $50,000,000.

        The applicable prospectus supplement relating to a series of warrants will mention the name and address of the warrant agent. The applicable prospectus supplement will describe the terms of the warrant agreement and the series of warrants in respect of which this prospectus and the accompanying prospectus supplement are being delivered, including:

  •
  the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

  •
  the offering price;

  •
  the aggregate number of warrants;

  •
  whether the warrants or related securities will be listed on any securities exchange;

  •
  the currency for which such warrants may be purchased;

  •
  the date on which the warrants and the related securities will be separately transferable;

  •
  in the case of warrants to purchase debt securities, the principal amount of debt securities that can be purchased upon exercise of one warrant, and the price and currency for purchasing those debt securities upon exercise and, in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, that can be purchased upon the exercise of one warrant, and the price for purchasing such shares upon this exercise;

  •
  the dates on which the right to exercise the warrants will commence and expire and, if the warrants are not continuously exercisable, any dates on which the warrants are not exercisable;

  •
  the terms of the securities issuable upon exercise of those warrants;

  •
  provisions for changes to or adjustments in the exercise price;

  •
  whether the warrants will be issued in global or certificated form; and

  •
  any other terms of the warrants.

        Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for transfer registration, and may be exercised at the warrant agent's corporate trust office or any other office indicated in the applicable prospectus supplement. If the warrants are not separately transferable from the securities with which they were issued, this exchange may take place only if the certificates representing such related securities are also exchanged. Prior to warrant exercise, warrantholders will not have any rights as holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive the principal of, and premium (if any) or interest payments on, the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive any dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

        Where appropriate, the applicable prospectus supplement will describe the U.S. federal income tax considerations relevant to the warrants.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the securities specified in the applicable prospectus supplement at the exercise price mentioned or calculated as described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m., New York time, on the expiration date mentioned in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Warrants may be exercised by delivery of the warrant certificate representing the warrants to be exercised or, in the case of global securities, by delivery of an exercise notice for those warrants, together with certain information and payment to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement, of the required purchase amount. The information required to be delivered will be on the reverse side of the warrant certificate and in the applicable prospectus supplement. Upon receipt of such payment and the warrant certificate or exercise notice properly executed at the warrant agent's corporate trust office or any other office indicated in the applicable prospectus supplement, we will, within the time period provided by the relevant warrant agreement, issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

        If mentioned in the applicable prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.

Antidilution Provisions

        In the case of warrants to purchase common stock, the exercise price payable and the number of shares of common stock to be purchased upon warrant exercise may be adjusted in certain events, including:

  •
  the issuance of share dividends to stockholders or a combination, subdivision or reclassification of our common stock;

  •
  the issuance of rights, warrants or options to all stockholders entitling them to purchase shares of common stock for aggregate consideration per share less than the current market price per share;

  •
  any distribution by us to our stockholders or evidences of our indebtedness or of assets, excluding cash dividends or distributions referred to above; and

  •
  any other events mentioned in the applicable prospectus supplement.

        No adjustment in the number of shares purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number. No fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.

Modification

        We and the relevant warrant agent may amend any warrant agreement and the terms of the related warrants by executing a supplemental warrant agreement, without any such warrantholder's consent, for the purpose of:

  •
  curing any ambiguity, any defective or inconsistent provision contained in the warrant agreement, or making any other corrections to the warrant agreement that are not inconsistent with the provisions of the warrant certificates;

  •
  evidencing the succession of another corporation to us and their assumption of our covenants contained in the warrant agreement and the warrants;

  •
  appointing a successor depositary, if the warrants are issued in the form of global securities;

  •
  evidencing a successor warrant agent's acceptance of appointment with respect to the warrants;

  •
  adding to our covenants for the warrantholders' benefit or surrendering any right or power conferred upon us under the warrant agreement;

  •
  issuing warrants in definitive form, if such warrants are initially issued in the form of global securities; or

  •
  amending the warrant agreement and the warrants as we deem necessary or desirable and that will not adversely affect the warrantholders' interests in any material respect.

        We and the warrant agent may also amend any warrant agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the unexercised warrants such amendment affects, for the purpose of adding, modifying or eliminating any of the warrant agreement's provisions or of modifying the holders' rights. However, no such amendment that:

  •
  changes the number or amount of securities purchasable upon warrant exercise so as to reduce the number of securities receivable upon this exercise;

  •
  shortens the time period during which the warrants may be exercised;

  •
  otherwise adversely affects the exercise rights of such warrantholders in any material respect; or

  •
  reduces the number of unexercised warrants

may be made without the consent of each holder affected by that amendment.

Consolidation, Merger and Sale of Assets

        Each warrant agreement will provide that we may consolidate or merge with or into any other corporation or sell, lease, transfer or convey all or substantially all of our assets to any other corporation; provided, however, that:

  •
  either we must be the continuing corporation, or the corporation other than us formed by or resulting from any consolidation or merger or that receives the assets must be organized and existing under the laws of any U.S. jurisdiction (or any subdivision thereof) and must assume our obligations for the unexercised warrants and the performance of all covenants and conditions of the relevant warrant agreement; and

  •
  we or that successor corporation must not immediately be in default under that warrant agreement.

Enforceability of Rights by Holders of Warrants

        Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case we default in performing its obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any warrantholder may, without the consent of the warrant agent or of any other warrantholder, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that warrant.

Replacement of Warrant Certificates

        We will replace any destroyed, lost, stolen or mutilated warrant certificate upon delivery to us and the relevant warrant agent of evidence satisfactory to them of the ownership of that warrant certificate and of the destruction, loss, theft or mutilation of that warrant certificate, and (in the case of mutilation) surrender of that warrant certificate to the relevant warrant agent, unless we or the warrant agent has received notice that the warrant certificate has been acquired by a bona fide purchaser. That warrantholder will also be required to provide indemnity satisfactory to the relevant warrant agent and us before a replacement warrant certificate will be issued.

Title

        We, the warrant agents and any of their agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus and any applicable prospectus supplements:

  •
  through underwriters or dealers;

  •
  through agents;

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  directly to purchasers; or

  •
  through a combination of any such methods of sale.

        The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

  •
  at a fixed price or prices that may be changed;

  •
  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

        If underwriters are used to sell securities, we will enter into an underwriting agreement or similar agreement with them at the time of the sale to them. In that connection, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933. If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions.

        The applicable prospectus supplement relating to the securities will set forth:

  •
  the offering terms, including the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the securities and the proceeds to us, if any, from such sale;

  •
  any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

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  any initial public offering price;

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  any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and

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  any securities exchanges on which the securities may be listed.

        The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

        Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

        Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

        Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

        Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise. These activities will be described in more detail in the sections titled "Plan of Distribution" or "Underwriting" in the applicable prospectus supplement.

VALIDITY OF SECURITIES

        Unless otherwise indicated in the prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York, and for any underwriters or agents, as the case may be, by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of our internal control over financial reporting as of December 31, 2011, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule and our management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

$525,000,000

United Rentals (North America), Inc.

6.125% Senior Notes due 2023

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Morgan Stanley

BofA Merrill Lynch

Wells Fargo Securities

Citigroup

Barclays

Credit Suisse

Deutsche Bank Securities

Co-Managers

Scotiabank

HSBC

Mitsubishi UFJ Securities

J.P. Morgan

March 12, 2014